AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON May 28, 2010

 REGISTRATION NO.  333-_________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

SPECTRUMDNA, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	7370 (Primary Standard Industrial Classification Code Number)	20-4880377 (I.R.S. employer identification number)

1700 Park Avenue, Suite 2020
P.O. Box 682798
Park City, Utah 84068
(435) 658-1349
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

James A. Banister
Chief Executive Officer
1700 Park Avenue, Suite 2020
P.O. Box 682798
Park City, Utah 84068
(435) 658-1349
(Name, address, including zip code, and telephone number, including area code, of agent for service)

COPIES TO:

David M. Kaye, Esq.
Kaye Cooper Fiore Kay & Rosenberg, LLP
30A Vreeland Road, Suite 230
Florham Park, New Jersey 07932
(973) 443-0600
(973) 443-0609 (fax)

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: FROM TIME TO
TIME AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.

If any of the securities being registered on the Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If the Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If the Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definition of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Number of Shares to be Registered	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, $0.001 par value per share, issued and outstanding(1)	26,311,000	$0.08	$2,104,880	$150.08
Common Stock, $0.001 par value per share, issuable under warrants (1)	18,208,586	$0.08	$1,456,687	$103.87
Total	44,519,586			$253.95

(1) Pursuant to Rule 416 under the Securities Act, the shares being registered hereunder include such indeterminate number of shares of Common Stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions affecting the shares to be offered by the selling stockholders.
(2) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) under the Securities Act, using the average of the high and low prices as reported on the OTCBB on May 24, 2010 with respect to 26,311,000 shares and 18,208,586 shares issuable under warrants.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED.  THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION OF WHICH THIS PROSPECTUS IS A PART BECOMES EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, DATED ___________, 2010

PROSPECTUS
44,519,586 SHARES

SpectrumDNA, Inc.

COMMON STOCK

This prospectus relates to an aggregate of up to 44,519,586 shares of our common stock which may be offered by the selling stockholders identified in this prospectus for their own account.  The shares consist of 26,311,000 shares of our common stock held by certain of the selling stockholders and 18,208,586 shares underlying warrants held by certain of the selling stockholders.  We will not receive any proceeds from the sale of the shares by these selling stockholders.  We may, however, receive proceeds in the event that some or all of the warrants held by the selling stockholders are exercised.

Unless the context otherwise requires, the terms “we,” “us” or “our” refer to SpectrumDNA, Inc. and its direct and indirect wholly-owned subsidiaries.

Prices of our common stock are quoted on the OTC Bulletin Board under the symbol “SPXA”.  The last reported closing price per share of our common stock, as reported by the OTCBB on May 26, 2010, was $0.08.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK.  SEE “RISK FACTORS” BEGINNING ON PAGE 2.

The date of this prospectus is _________, 2010.

TABLE OF CONTENTS

Prospectus Summary	1

Notice about Forward Looking Statements	2

Risk Factors	2

Use of Proceeds	6

Market for Common Equity and Related Stockholder Matters	7

Business	8

Description of Property	14

Legal Proceedings	14

Management’s Discussion and Analysis of Financial Condition and Results of Operations	14

Management	22

Executive Compensation	25

Certain Relationships and Transactions and Corporate Governance	27

Security Ownership of Certain Beneficial Owners and Management	28

Description of Securities	29

Indemnification for Securities Act Liabilities	30

Selling Stockholders	30

Plan of Distribution	38

Changes In And Disagreements With Accountants On Accounting And Financial Disclosure	39

Legal Matters	39

Experts	39

Available Information	40

Financial Statements	F-1

WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR OTHER PERSON TO GIVE ANY INFORMATION OR REPRESENT ANYTHING NOT CONTAINED IN THIS PROSPECTUS. YOU SHOULD NOT RELY ON ANY UNAUTHORIZED INFORMATION. THIS PROSPECTUS DOES NOT OFFER TO SELL OR BUY ANY SHARES IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL. THE INFORMATION IN THIS PROSPECTUS IS CURRENT AS OF THE DATE ON THE COVER.

i

PROSPECTUS SUMMARY

The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in our securities. Before making an investment decision, you should read the entire prospectus carefully, including the “risk factors” section, the financial statements and the notes to the financial statements.

About Us

SpectrumDNA, Inc. was incorporated under the laws of the State of Delaware on January 16, 2008 under the name SpectrumDNA Holdings, Inc. to enable its now wholly-owned subsidiary, formerly known as SpectrumDNA, Inc. (now known as SpectrumDNA Studios, Inc.) to implement a holding company organizational structure.  Effective as of January 22, 2008, we reorganized into a holding company structure whereby SpectrumDNA, Inc. became a wholly-owned subsidiary of SpectrumDNA Holdings, Inc. pursuant to an Agreement and Plan of Merger dated as of January 18, 2008 whereby SpectrumDNA, Inc. changed its name to SpectrumDNA Studios, Inc. and SpectrumDNA Holdings, Inc. changed its name to SpectrumDNA, Inc.

SpectrumDNA Studios, Inc. (formerly SpectrumDNA, Inc.) is a Delaware corporation.  It was originally incorporated in the State of Utah in May 2006, and on September 11, 2006 was reorganized as a Delaware corporation as a result of a merger into a newly formed Delaware corporation incorporated on September 7, 2006 which took the Utah corporation’s name and became the surviving entity of the merger. The “DNA” in the corporate name stands for “digital networked applications.”

Cooshoo, Inc. is a Delaware corporation (formerly a Utah corporation) which is a wholly-owned subsidiary of SpectrumDNA Studios, Inc. and owns and operates the Cooshoo engine which was rebranded and renamed PlanetTagger in mid-2008.

References in this document to "us," "we," “Spectrum,” “SpectrumDNA,” “SPXA” or "the Company" refer to SpectrumDNA, Inc., and its direct and indirect wholly-owned subsidiaries.

We are a social media studio that creates digital networked applications that are engines of engagement (or “enginets”) for institutions—primarily media outlets and brand advertisers—seeking to cost-effectively capture specific audiences (“social nicheworks”) and audience behaviors, and develop advertiser-safe user-generated and user-marketed content.  Enginets are branded web and wireless-based network experiences—web apps and mobile apps— that empower users to take active roles in their community.

Our corporate address is 1700 Park Avenue, Suite 2020, P.O. Box 682798, Park City, Utah 84068.  Our telephone number is (435) 658-1349.  The Company’s website is http://www.spectrumdna.com.

Summary of the Offering

Common stock offered by the Company:	None

Common stock offered by selling stockholders:	44,519,586 shares. Of this number, 18,208,586 shares are issuable upon exercise of warrants.

Capital stock outstanding:	As of the date hereof, we had outstanding 69,058,237 shares of common stock; warrants to purchase 18,208,586 shares of common stock; and options to purchase 15,764,551 shares of common stock.

Proceeds to the Company:
We will not receive proceeds from the resale of shares by the selling stockholders.  We may, however, receive proceeds in the event some or all of the warrants held by the selling stockholders are exercised for cash.

OCT Bulletin Board Symbol:	SPXA

We are registering for resale common stock issued or issuable as follows:

•
15,150,000 shares issued in a private placement offering of our securities consisting of shares of Common Stock and common stock purchase warrants (the “Purchase Warrants”) which offering was completed during the first quarter of 2010, as more fully described herein.

•	15,150,000 shares issuable upon exercise of the Purchase Warrants issued in the private placement offering described above.

•	2,010,000 shares issuable upon exercise of placement agent warrants issued to the placement agent and its designees in connection with the private placement offering described above.

•	4,500,000 shares issued during the fourth quarter of 2009 and the first quarter of 2010 to two consultants as compensation for consulting services.

•	661,000 shares issued upon conversion of certain Convertible Promissory Notes (the “Notes”) that the Company sold in a private debt offering (“Bridge Financing”) during the fourth quarter of 2009.

•	1,048,586 shares issuable upon the exercise of the Purchase Warrants issued in the private debt offering described above.

•	6,000,000 shares currently owned by the Company’s Chief Executive Officer which were issued to him in May 2006.

NOTICE ABOUT FORWARD LOOKING STATEMENTS

When used in this prospectus, the words “may,” “will,” “expect,” “anticipate,” “continue,” “estimate,” “intend,” “plans”, and similar expressions are intended to identify forward-looking statements regarding events, conditions and financial trends which may affect our future plans of operations, business strategy, operating results and financial position. Forward looking statements in this prospectus include without limitation statements relating to trends affecting our financial condition or results of operations, our business and growth strategies and our financing plans.  Such statements are not guarantees of future performance and are subject to risks and uncertainties and actual results may differ materially from those included within the forward-looking statements as a result of various factors.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date made. We undertake no obligation to publicly release the result of any revision of these forward-looking statements to reflect events or circumstances after the date they are made or to reflect the occurrence of unanticipated events.

RISK FACTORS

An investment in our securities is highly speculative and extremely risky.  You should carefully consider the following risks, in addition to the other information contained in this prospectus, before deciding to buy our securities.

THE ONGOING ECONOMIC SLOWDOWN MAY HAVE A MATERIAL ADVERSE IMPACT ON OUR BUSINESS AND FINANCIAL CONDITION THAT WE CURRENTLY CANNOT PREDICT.  The ongoing global economic slowdown has caused turmoil and upheaval characterized by extreme volatility and declines in prices of securities, diminished liquidity and credit availability, inability to access capital markets, the bankruptcy, failure, collapse or sale of financial institutions and an unprecedented level of intervention from the United States federal government and other governments. Unemployment has risen while businesses and consumer confidence have declined and there are fears of a prolonged recession.  While the ultimate outcome of these events cannot be predicted, they could materially adversely affect our business and financial condition, including our ability to raise any equity or debt financing in the future.

WE HAVE HAD A LIMITED OPERATING HISTORY AND LIMITED REVENUES SO FAR.  Our business originally began in July 2006.  Since then, we have had limited revenues.  For the years ended December 31, 2009 and 2008, we had revenues of $149,800 and $67,747, respectively.  For the three months ended March 31, 2010 and 2009, we had revenues of $26,000 and $22,030, respectively.  Our likelihood of success must be considered in light of all of the risks, expenses and delays inherent in establishing a new business, including, but not limited to, unforeseen expenses, complications and delays, established competitors and other factors.  Irrespective of the quality of our enginet properties and skills of management, we may still never achieve profitable operations. Any investment in the Company is therefore highly speculative and could result in the loss of the entire investment.

OUR AUDITORS HAVE EXPRESSED SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN.  Our independent public accounting firm has issued an opinion on our financial statements that states that the financial statements have been prepared assuming the Company will continue as a going concern and further states that our recurring losses from operations, use of significant cash flows in operating activities and our lack of significant revenues raise substantial doubt about our ability to continue as a going concern.   If these factors continue, there is a risk of total loss of any monies invested in the Company and we may have to cease operations.

WE HAVE SUFFERED OPERATING LOSSES SINCE INCEPTION ANY MAY NEVER BECOME PROFITABLE.  For the years ended December 31, 2009 and 2008, we suffered net losses of $2,433,472 and $2,558,631, respectively.  For the three months ended March 31, 2010 and 2009, we had net losses of $3,463,307 and $619,073, respectively  We cannot predict whether our current or prospective business activities will ever generate enough revenue to be profitable.  If we do not generate enough revenue to be profitable, our business might have to be discontinued, in which case, investors would lose all or most of their investment in the Company.

WE MAY NOT BE ABLE TO RAISE SUFFICIENT CAPITAL TO SUCCESSFULLY OPERATE OR EXPAND OUR BUSINESS. As of December 31, 2009, we had $10,303 in cash and total liabilities of $457,992.  Subsequent to the end of the fiscal year, however, we did raise gross proceeds of $1,515,000 pursuant to a private placement offering of shares of common stock and warrants.  As a result, as of March 31, 2010, we had $856,282 in cash and total liabilities of $164,103.  As of March 31, 2010, management could not be assured that the Company’s current finances would enable us to implement our plans and satisfy our estimated financial needs over the next 12 months.  Our continued operations will depend upon the availability of cash flow from operations and/or our ability to raise additional funds through various financing methods.  If sales or revenues do not meet expectations, or cost estimates for development and expansion of business prove to be inaccurate, we will require additional funding.  There can be no assurance that additional financing will be available on satisfactory terms, if at all.

OUR ENGINET PROPERTIES ARE IN VARIOUS STAGES OF DEVELOPMENT; NO ASSURANCE THAT EACH WILL LAUNCH.  We currently have various enginet properties in various stages of development and we cannot guarantee that each will ultimately launch.  We expect and intend that, from time to time, market analysis, user feedback, operational performance and other considerations will prompt us to terminate further development or operation of some enginets.  There is no assurance that we will be able to successfully manage this process and deliver compelling content to users.

IF WE ARE UNABLE TO ATTRACT A SIGNIFICANT NUMBER OF USERS OF OUR ENGINETS, WE MAY NOT BE ABLE TO GENERATE SUFFICIENT REVENUES.  In order to operate our enginets profitably, we must attract sufficient users, including users who regularly visit and use our enginets.  Our ability to attract advertisements and other sources of revenues for our enginets will be dependent upon various metrics, including the number of unique visitors, the number of unique page views, and the number of repeat visitors.  For example, these metrics help advertisers determine whether or not to advertise on our website and the price which we will receive from them. If we unable to attract sufficient users, we will not generate sufficient revenues and your investment may be jeopardized.

INTENSE COMPETITION IN THE INTERNET INDUSTRY COULD HAVE A NEGATIVE IMPACT ON OUR ABILITY TO SECURE A MARKET SHARE SUFFICIENT TO SUSTAIN OPERATIONS.  The internet industry is highly competitive, rapidly evolving and subject to constant technological change. As the markets for internet based products and services and online advertising continue to grow, we expect that competition will intensify.  Barriers to entry are minimal and competitors can offer products and services at a relatively low cost.  We compete for the time, attention and usage of a broad spectrum of consumers and internet users, and also compete for marketing, advertising and purchasing budgets of a broad range of businesses.  Many companies offer properties that compete with our properties for user attention and partner, advertiser and subscriber budgets, including large companies such as Yahoo, Google, Microsoft, News Corporation and YouTube, as well as start-ups such as Hootsuite, Foursquare, Loopt, and Brightkite, and others about which we may not yet know.  These companies may be or may become directly competitive with our business. We also expect that additional companies will offer competing products in the future. Furthermore, competitors of our enginet properties may develop products or services that are superior to, or have greater market acceptance than, the enginets we develop.

Competitors against our properties may have greater brand recognition and greater financial, marketing and other resources than we do. This may place our properties at a disadvantage in responding to their competitors’ pricing strategies, technological advances, advertising campaigns, strategic partnerships and other initiatives. Many competitors have (i) greater financial, technical, engineering, personnel and marketing resources; (ii) longer operating histories; (iii) greater name recognition; and (iv) larger consumer bases than us.  These advantages afford competitors the ability to (a) offer greater pricing flexibility, (b) offer more attractive incentive packages to encourage prospective partners to do business with competitive properties, (c) negotiate more favorable contracts with affiliates, partners and service providers and (d) negotiate more favorable contracts with other suppliers.  We believe that additional competitors may be attracted to the market, including media companies, marketing and advertising firms, internet companies, startups and others. We also believe that existing competitors are likely to continue to expand their service offerings to appeal to advertisers and consumers.

Our ability to compete effectively in the internet industry will depend upon our ability to (i) provide high quality properties and services with usage and advertising prices competitive with, or lower than, those charged by our competitors; (ii) develop new and innovative products and services; and (iii) exhibit a high degree of agility and adaptability in our properties, our operations and our business strategies.  There can be no assurance that competition from existing or new competitors or changes in internet user trends, habits or expectations affected by such competitors will not have a material adverse effect on our business, financial condition and results of operations, or that we will be able to compete successfully in the future.

WE MAY NOT BE ABLE TO ADAPT TO RAPID TECHNOLOGICAL AND OTHER CHANGES AS QUICKLY AS OUR COMPETITORS.  The internet industry is characterized, in part, by rapid growth, evolving industry standards, significant technological changes and frequent product enhancements. These characteristics could render our existing systems and strategies obsolete, and require us to continue to develop and implement new products and services, anticipate changing consumer demands and respond to emerging industry standards and technological changes. We intend to evaluate these developments and others that may allow us to improve service to our customers. However, no assurance can be given that we will be able to keep pace with rapidly changing consumer demands, technological trends and evolving industry standards. The failure to keep up with such changes is likely to have a material adverse effect on our business, long term growth prospects and results of operations.

GOVERNMENT REGULATION.  The availability and wide use of the internet and Web are relatively recent developments. Although the development, deployment and operation of enginets using the internet and Web are currently permitted by United States law and largely unregulated within the United States, some foreign governments have adopted laws and/or regulations restricting certain kinds of applications and content. Overall, industry experts generally characterize the current regulatory environment for most internet companies as favorable.  However, more aggressive domestic or international regulation of the internet in general may materially and adversely affect our business, financial condition, operating results and future prospects.  In the United States, Congress has begun to adopt legislation that regulates certain aspects of the internet, including online content, user privacy, taxation, liability for third party activities and jurisdiction.   Federal, state, local and foreign governments also are considering other legislative and regulatory proposals that would regulate the internet in more and different ways than exist today. It is impossible to predict whether new taxes will be imposed on our services, and depending upon the type of such taxes, whether and how we would be affected. Increased regulation of the internet both in the United States and abroad may decrease its growth and hinder technological development, which may negatively impact the cost of doing business via the internet or otherwise materially adversely affect our business, financial condition or operational results.

SERVICE INTERRUPTIONS OR IMPEDIMENTS COULD HARM OUR BUSINESS. Our operations are vulnerable to damaging software programs, such as computer viruses and worms. Certain of these programs have disabled the ability of computers to access the internet, requiring users to obtain technical support. Other programs have had the potential to damage or delete computer programs. The development and widespread dissemination of harmful programs has the potential to seriously disrupt internet usage. If internet usage is significantly disrupted for an extended period of time, or if the prevalence of these programs results in decreased residential internet usage, our business could be materially and adversely impacted.  In addition, our operations and services depend on the extent to which our computer equipment and the computer equipment of our third-party network providers are protected against damage from fire, flood, earthquakes, power loss, telecommunications failures, break-ins, acts of war or terrorism and similar events.  Despite precautions taken by us and our third-party network providers, over which we have no control, a natural disaster or other unanticipated problem that impacts this location or our third-party providers’ networks could cause interruptions in the services that we provide. Such interruptions in our services could have a material adverse effect on our ability to provide internet services to our subscribers and, in turn, on our business, financial condition and results of operations.

FAILURE TO PROPERLY MANAGE OUR POTENTIAL GROWTH POTENTIAL WOULD BE DETRIMENTAL TO HOLDERS OF OUR SECURITIES.  Since we have limited operating history, any significant growth will place considerable strain on our financial resources and increase demands on our management and on our operational and administrative systems, controls and other resources. There can be no assurance that our existing personnel, systems, procedures or controls will be adequate to support our operations in the future or that we will be able to successfully implement appropriate measures consistent with our growth strategy. As part of this growth, we may have to implement new operational and financial systems, procedures and controls to expand, train and manage our employees and maintain close coordination among our technical, accounting, finance, marketing, sales and editorial staff. We cannot guarantee that we will be able to do so, or that if we are able to do so, we will be able to effectively integrate them into our existing staff and systems. We may fail to adequately manage our anticipated future growth. We will also need to continue to attract, retain and integrate personnel in all aspects of our operations. Failure to manage our growth effectively could hurt our business.

ABSENCE OF DIVIDENDS.  We have never declared or paid any cash dividends on our Common Stock and do not currently intend to pay cash dividends on our Common Stock in the foreseeable future.

THE COMPANY IS SUBJECT TO CONTROL BY ONE OF OUR PRINCIPAL OFFICERS.  As of March 31, 2010, one of our principal officers, James A. Banister, beneficially owns approximately 44% of the voting shares of the Company.  As a result, such person will possess meaningful influence and control over the Company and will be able to control and direct the Company’s affairs, including the election of directors and approval of significant corporate transactions.

DEPENDENCE ON FOUNDERS AND PERSONS TO BE HIRED; NO EMPLOYMENT AGREEMENTS. Our success will be dependent to a significant degree, upon the continuing contributions of our key executive officers. We do not have an employment agreement with any of our officers.  Therefore, we cannot guarantee that we can retain these individuals.  In addition, we have not obtained “key man” life insurance on the lives of any of the members of our management team.  Investors should note that it may be difficult for us to find adequate replacements for these key individuals.  In addition, we will need to attract and retain additional talented individuals in order to carry out our business objectives.  The competition for such persons is intense and there are no assurances that these individuals will be available to us.

DIRECTOR AND OFFICER LIABILITY IS LIMITED. As permitted by Delaware law, the Company’s certificate of incorporation limits the personal liability of directors to the fullest extent permitted by the provisions of the Delaware General Corporation Law.  As a result of the Company’s charter provision and Delaware law, stockholders may have limited rights to recover against directors for breach of fiduciary duty.

RECENT ISSUANCES AND POSSIBLE ADDITIONAL ISSUANCES OF EQUITY SECURITIES IN THE FUTURE HAS A DILUTIVE EFFECT ON EXISITNG SHAREHOLDERS WHICH COULD SUBSTANTIALLY DIMINISH THE VALUE OF THEIR STOCK. We recently issued 15,150,000 shares of Common Stock and 15,150,000 common stock purchase warrants  in connection with a private placement which resulted in dilution to the interests of our then existing shareholders.  We may in the future issue additional shares of Common Stock for various reasons and may grant additional stock options to employees, officers, directors and third parties which will cause further dilution.  Such dilution can be expected to cause the market price of the Common Stock to decline.  One of the factors which generally affects the market price of publicly traded equity securities is the number of shares outstanding in relationship to assets, net worth, earnings or anticipated earnings.  Furthermore, the public perception of future dilution can have the same effect even if actual dilution does not occur.

THE EXISTENCE OF OUTSTANDING OPTIONS MAY HARM OUR ABILITY TO OBTAIN ADDITIONAL FINANCING AND THEIR EXERCISE WILL RESULT IN DILUTION TO INTERESTS OF EXISTING SHAREHOLDERS.  As of March 31, 2010, we have outstanding options to purchase an aggregate of 15,264,551 shares of our common stock.  While these options are outstanding, our ability to obtain future financing may be harmed since such options  represent an outstanding obligation to sell shares of common stock at a price which may be significantly below then-current market prices.  Upon exercise of these options, dilution to the ownership interests of existing shareholders will occur as the number of shares of Common Stock outstanding increases.

PENNY STOCK REGULATIONS MAY IMPOSE CERTAIN RESTRICTIONS ON MARKETABILITY OF THE COMPANY’S SECURITIES.   Our Common Stock is classified as a penny stock, which is traded on the OTCBB.  The SEC has adopted regulations which generally define a “penny stock” to be any equity security that has a market price (as defined) of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions.  As a result, the Company’s Common Stock is subject to rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established clients and “accredited investors”.  For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser’s written consent to the transaction prior to the purchase.  Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a risk disclosure document mandated by the SEC relating to the penny stock market.  The broker-dealer must also disclose the commission payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market.  Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.  Consequently, the “penny stock” rules may restrict the ability of broker-dealers to sell shares of the Company’s Common Stock and may affect the ability of investors to sell such shares of Common Stock in the secondary market and the price at which such investors can sell any of such shares.

Investors should be aware that, according to the SEC, the market for penny stocks has suffered in recent years from patterns of fraud and abuse.  Such patterns include:

•	control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;

•	manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

•	“boiler room” practices involving high pressure sales tactics and unrealistic price projections by inexperienced sales persons;

•	excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and

•
the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.

The Company’s management is aware of the abuses that have occurred historically in the penny stock market.

USE OF PROCEEDS

Proceeds from this offering of Common Stock will inure directly to the selling shareholders hereunder.  We will not receive any proceeds from the sale of the Common Stock by the shareholders whose shares are being registered pursuant hereto.  We may, however, receive proceeds in the event that some or all of the warrants held by the selling stockholders are exercised.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock is quoted on the OTC Bulletin Board under the symbol “SPXA”.  It has been listed on the OTC Bulletin Board since August 4, 2008.  The following table sets forth the range of high and low closing prices per share of the common stock for each of the calendar quarters identified below.

Period

Fiscal Year 2010:	High	Low

First Quarter 2010	$0.20	$0.09

Fiscal Year 2009:

First Quarter 2009	$0.24	$0.095
Second Quarter 2009	$0.44	$0.10
Third Quarter 2009	$0.29	$0.13
Fourth Quarter 2009	$0.20	$0.10

Fiscal Year 2008:

First Quarter 2008	N/A	N/A
Second Quarter 2008	N/A	N/A
Third Quarter 2008	$0.60	$0.30
Fourth Quarter 2008	$0.30	$0.15

The closing price of our common stock on May 26, 2010 was $0.08.

Holders

As of the date hereof, there were approximately 103 shareholders of record of our common stock.  Such number does not include any shareholders holding shares in nominee or “street name”.

Dividends

Holders of our common stock are entitled to receive such dividends as may be declared by our Board of Directors.  Spectrum paid no dividends on the common stock during the periods reported herein nor do we anticipate paying such dividends in the foreseeable future.

Transfer Agent

The transfer agent for our common stock is Jersey Transfer & Trust Company, 201 Bloomfield Avenue, Verona, New Jersey 07044.  Its telephone number is (973) 239-2712.

Equity Compensation Plan Information

Information regarding equity compensations plans, as of December 31, 2009, is set forth in the table below:

Number of securities
	Number of securities		remaining available for
	to be issued upon	Weighted-average	future issuance under
	exercise of	exercise price of	equity compensation plans
	outstanding options,	outstanding options,	(excluding securities reflected
Plan category	warrants and rights (a)	warrants and rights (b)	in column (a)) (c)

Equity compensation plans approved by security holders	-0-	-0-	-0-

Equity compensation plans not approved by security holders	14,262,075	$0.30	3,030,008

Total	14,262,075	$0.30	3,030,008

The foregoing equity compensation plan information relates to the stock options granted under and outside of the 2008 Equity Incentive Plan.  On June 30, 2008, the Board of Directors of the Company approved and adopted the 2008 Equity Incentive Plan, under which 10,000,000 stock options were available in 2008.  Pursuant to the Plan, an additional 2,436,983 were made available on January 1, 2009, and an additional 2,637,362 were made available on January 1, 2010.  Of the 14,262,075 options outstanding, 9,406,975 were issued under the Plan.

BUSINESS

Overview

SpectrumDNA, Inc. was incorporated under the laws of the State of Delaware on January 16, 2008 under the name SpectrumDNA Holdings, Inc. to enable its now wholly-owned subsidiary, formerly known as SpectrumDNA, Inc. (now known as SpectrumDNA Studios, Inc.) to implement a holding company organizational structure.  Effective as of January 22, 2008, we reorganized into a holding company structure whereby SpectrumDNA, Inc. became a wholly-owned subsidiary of SpectrumDNA Holdings, Inc. pursuant to an Agreement and Plan of Merger dated as of January 18, 2008 whereby SpectrumDNA, Inc. changed its name to SpectrumDNA Studios, Inc. and SpectrumDNA Holdings, Inc. changed its name to SpectrumDNA, Inc.

SpectrumDNA Studios, Inc. (formerly SpectrumDNA, Inc.) is a Delaware corporation.  It was originally incorporated in the State of Utah in May 2006, and on September 11, 2006 was reorganized as a Delaware corporation as a result of a merger into a newly formed Delaware corporation incorporated on September 7, 2006 which took the Utah corporation’s name and became the surviving entity of the merger. The “DNA” in the corporate name stands for “digital networked applications.”

Cooshoo, Inc. is a Delaware corporation (formerly a Utah corporation) which is a wholly-owned subsidiary of SpectrumDNA Studios, Inc. and owns and operates the Cooshoo engine which was rebranded and renamed PlanetTagger in mid-2008.

References in this document to "us," "we," “Spectrum,” “SpectrumDNA,” “SPXA” or "the Company" refer to SpectrumDNA, Inc., and its direct and indirect wholly-owned subsidiaries.

Our corporate address is 1700 Park Avenue, Suite 2020, P.O. Box 682798, Park City, Utah 84068.  Our telephone number is (435) 658-1349.  The Company’s website is http://www.spectrumdna.com.

Our Company is presently comprised of SpectrumDNA, Inc., a Delaware corporation, with two wholly-owned subsidiaries, Cooshoo, Inc. and SpectrumDNA Studios, Inc., also Delaware corporations (collectively, the Company or Spectrum).  We use the trade names “SpectrumDNA, Inc.” or “SpectrumDNA Studios, Inc.” in our commercial operations.

SpectrumDNA, Inc. is a social media studio that creates digital networked applications that are engines of engagement (or “enginets”) for institutions—primarily media outlets and brand advertisers—seeking to cost-effectively capture specific audiences (“social nicheworks”) and audience behaviors, and develop advertiser-safe user-generated and user-marketed content.  Enginets are branded web and wireless-based network experiences—web apps and mobile apps— that empower users to take active roles in their community.

Our product development methodology is based on our Chief Executive Officer James A. Banister’s book “Word of Mouse: The New Age of Networked Media” (Agate, 2004) which we believe predicted what The Gartner Group has now measured in its study measuring demographics of the social media audience and culture.  Banister distilled his research into a methodology called “enginetworking,” a process for creating and evolving software applications for the web and mobile wireless that address all levels of engagement.

Strong evidence exists that the history of success in online and mobile web is a history of “capturing behavior” or “providing utility”—searching, dating, self-expression, shopping, social networking, job-seeking, travel, with many more behaviors left to capture-and-nurture.  Further, the nature of social media is such that software applications seeking to capture user behavior must be evolutionary by-design.  Our team is trained in leading-edge agile-adaptive techniques that enable us to quickly adapt our engines’ functionality, form and content to actual user-behavior, partner requests and advertiser/sponsor imperatives.

Current Products

Enginets can create new ways to capture-and-nurture audiences and help existing organizations and online networks improve key audience metrics - drive more unique users, more frequency of usage by each user, and a deeper, longer engagement in each user visit.  Our product development strategy is to develop, incubate and produce enginets based on observed emergent audience behavior.

Currently, our active enginets are as follows:

The Addictionary

The Addictionary is a social wordplay engine.  The original strategy for The Addictionary was to build the product into a singular web destination for creating, contributing, contesting and sharing lingo/language.  Market feedback indicated there was a larger opportunity in evolving the engine into a software-as-a-service (“SaaS”) application that enabled us to instance the social wordplay engine for multiple existing online communities, as each affinity group has its own idiosyncratic lingo and social morays (e.g. golfers vs. pet owners).  We undertook and completed that conversion in the first quarter of 2008, effectively turning one product into dozens of products by licensing the Addictionary to companies desiring social media applications to increase their brands’ awareness and increase engagement of their existing user base.

This move pre-dated, and we believe predicted a now rapidly emerging trend in social media—social  nicheworking—which are software applications for web and mobile wireless that target specific affinity groups, either direct-to-consumer or in partnership with traditional media entities or brand advertisers targeting those affinity groups.

PlanetTagger

PlanetTagger is a location-enabled integrated social marketing platform offering online communities a powerful tool which centralizes their social media marketing and editorial programming and provides the community users with utility to extend the reach of the community.  The pre-cursor to PlanetTagger, our now-discontinued cooshoo.com property, was originally intended as a direct-to-consumer software application—a singular destination aimed at capturing “missed connections” behavior that was naturally emerging on sites like craigslist.org.  Similar to our repositioning of The Addictionary, we re-engineered the cooshoo.com application into a location-enabled services application and re-branded it PlanetTagger—another example of a SaaS application that can be offered to any niche community looking to capture and nurture the behavior of its users around People, Events, Media, or Locations.  Like The Addictionary, emergence of PlanetTagger as a software-as-a-service effectively turned one product into dozens of products.

New Products

We maintain a product development pipeline that is continually re-prioritized based on commercial opportunity, market feedback and market conditions.  Our development pipeline is based on our proprietary enginetworking process as well as other opportunities as they arise.

Sales, Marketing and Performance

Currently, mainstream advertising is based primarily on the “impression” model, such as thirty-second television commercials, print ads and radio spots; but the emergence of social media enables a new methodology for engaging audiences.  Advertisers spend billions of dollars every year to create a “spark” with a target constituency.  Typically these expenditures take the form of limited-run ad campaigns (e.g. 13-week television ad run), or fixed-length events (e.g. the Superbowl).  However, when these events end, the exposure to and engagement with the sponsor’s audience concludes.  Such campaigns can be characterized as “planting dead trees.”

With very little change in existing, and long-standing, advertising industry methodologies, advertisers can augment their limited-run campaigns that they are already doing with an engine of engagement—an enginet.  This way, the dollars they are already investing in reaching their desired audience—the “spark”—can be used to prime an engine that has the potential to create a long-term return on investment by offering the audience a more engaging social media experience with potential to grow into a self-perpetuating messaging engine.

Conversely, traditional media outlets (print, broadcast, online) are in the business of building assets, and often the foundation of their business models rest on support from brand advertisers.  But traditional media outlets aren’t proficient at creating social media experiences, as they are rooted in linear media— push media instead of conversational media or “pull” media.

In our sales and marketing strategy, SpectrumDNA has pioneered the business of social nicheworking—providing white-label social media experiences that media entities or brand advertisers (or both) can offer to their target affinity groups.  Instead of launching “yet another web2.0 destination,” SpectrumDNA partners with institutions already spending the time, money and effort to engage their target affinity group, providing them with the social media expertise they lack.

Our first Addictionary transaction of this type was signed in June 2008 with Comedy Central.  During the remainder of 2008 and throughout 2009, the Company licensed the Addictionary to a number of other media companies and brands including:

•	NBC Universal’s television show The Office

•	E!Online, the online presence of E! Entertainment, a Comcast Networks Property

•	Warner Bros. distributed syndicated talk show The Ellen DeGeneres Show

•	Dictionary.com, an IAC operating unit

•	The New York Post, News Corp’s daily newspaper

•	FearNet Channel, another Comcast Networks Property

•	Comedy Central’s television show Secret Girlfriend

•	G4TV.com, the third Comcast Networks Property

The Addictionary has proved itself very capable of moving the needle on our partners’ core audience metrics.  For example, the Political Addictionary doubled average time-on-site for Comedy Central’s Indecision2008 efforts leading up to the election, and approximately 40% of visitors to E! Online spend twice as much time-on-site because of the Celebrity Addictionary feature.

The Addictionary platform continued to evolve based on successes to-date.  We continued sales efforts targeting IP-based communities (like The Office, Harry Potter or Star Trek) and subject-matter communities like golf, gardening, celebrity, local geography (e.g. New York) or pet ownership.  Sales discussions during the third and into the fourth quarter have focused on a number of verticals in including parenting, sports, news, financial news, and food as well as brand marketers and traditional media outlets looking to engage online audiences around their brands or properties.

Our secondary sales focus is on licensing PlanetTagger.  During the second quarter of 2009, preliminary meetings held prior to the launch of the deployable PlanetTagger product resulted in our first license sold to UCLA Anderson School of Management’s Entertainment and Media Management Institute (dba Managing Enterprises in Entertainment, Media, and Sports).  Launch of the site occurred in November 2009.

During the third and fourth quarter 2009, PlanetTagger sales efforts remain low-level due to limited sales and marketing resources.  Despite this, the Company continued to have sales meetings regarding potential PlanetTagger installations with a number of companies and institutions within the sports, music, and pharmaceutical industries as well as various governmental entities.

During the first quarter of 2010, the Company sold its second PlanetTagger installation to the State of Utah’s Utah Science Technology and Research initiative (USTAR).  USTAR’s PlanetTagger installation, DigitalUproar, launched in March of 2010 to coincide with USTAR’s PushButton Digital Media Summit hosted by the State of Utah.

Late in the fourth quarter of 2009, the Company began to re-focus its efforts on differentiation, circumventing resource limitations and leveraging its assets.  That strategy resulted in two additions to strategic direction and two strategic relationships formed early in 2010:

OptEngage, a product development and services offering strategy rooted in the currently exploding “browser apps” marketplace (happening in parallel to the smartphone apps explosion, albeit much less publicized) and the contextual/semantic web movement, was introduced.  OptEngage enables clients to deliver content and utility to their constituency and/or audience anywhere they go on the web, contextual to what they’re doing, when they’re doing and where they’re doing it.  For example, we are OptEngaging the PlanetTagger product, so we can offer it to clients and their users in a “to go” form—via a mobile app, and via an optengaged browser app (or series of browser apps).

In January 2010, SpectrumDNA entered into an exclusive license agreement with Optini, LLC, a Utah based company, to market and sell Optini’s products under the OptEngage brand to the Company’s existing and future clients.  Optini offers a suite of services that allows an online community owner to control their end users’ experience on the web and to collect metrics data related to the behavior of those users.  The community owner uses the product suite to personalize and customize its content around the community member wherever he or she travels on the web, contextually to where they are, when they are and what they’re doing.

Also, in January 2010, the Company partnered with mediaForge, a Salt Lake City based ecommerce retargeting and personalization provider that allows its clients to deliver advanced, fully interactive ads geared for personalization and optimized for engagement.  These personalized ads and widgets listen for shoppers who have shopped but not bought, and delivers  personalized ads and widgets.  Viewers of such ads are provided with a more personalized and engaging user experience.  The Company has taken steps to integrate mediaForge’s products into its own Addictionary widgets to take advantage of the high engagement we already see and turn it into revenue, thereby assisting our Addictionary licensees with an incremental method of monetization and a revenue stream into which they are not currently tapping.

In general, as we increase our sales and marketing efforts we anticipate that we will continue to incur net losses for the foreseeable future.  The extent of these losses will depend, in part, on the amount of growth in our revenues from organization adoption, consumer acceptance and use of our products and the number of relationships we are able to form with advertisers and marketers to use our enginets.

Customers and Competition

The internet industry is highly competitive, rapidly evolving and subject to constant technological change.  As the markets for internet based products and services and online advertising continue to grow, we expect that competition will intensify.  Barriers to entry are minimal, and competitors can offer products and services at a relatively low cost.  We compete for the time, attention and usage of a broad spectrum of consumers and internet users, as well as the marketing, advertising and purchasing budgets of a broad range of businesses.  Many companies offer properties that compete with our properties for user attention and partner, advertiser and subscriber budgets, including large companies such as Yahoo, Google, Microsoft, and Facebook, as well as start-ups such as Hootsuite, Foursquare, Loopt, and Brightkite as well as others about which we may not yet know.  These companies may be or may become directly competitive with our business. We also expect that additional companies will offer competing products in the future. Furthermore, competitors of our properties may develop products or services that are superior to, or have greater market acceptance than, the enginets we develop.

Competitors against our properties may have greater brand recognition and greater financial, marketing and other resources than we do. This may place our properties at a disadvantage in responding to their competitors’ pricing strategies, technological advances, advertising campaigns, strategic partnerships and other initiatives. Many competitors have (i) greater financial, technical, engineering, personnel and marketing resources; (ii) longer operating histories; (iii) greater name recognition; and (iv) larger consumer bases.  These advantages afford competitors the ability to (a) offer greater pricing flexibility, (b) offer more attractive incentive packages to encourage prospective partners to do business with competitive properties, (c) negotiate more favorable contracts with affiliates, partners and service providers and (d) negotiate more favorable contracts with other suppliers.  We believe that additional competitors may be attracted to the market, including media companies, marketing and advertising firms, internet companies, startups and others. We also believe that existing competitors are likely to continue to expand their service offerings to appeal to advertisers and consumers.

Our ability to compete effectively in the internet industry will depend upon our ability to (i) provide high quality properties and services with usage and advertising prices competitive with, or lower than, those charged by our competitors; (ii) develop new and innovative products and services; and (iii) exhibit a high degree of agility and adaptability in our properties, our operations and our business strategies.  There can be no assurance that competition from existing or new competitors or changes in internet user trends, habits or expectations affected by such competitors will not have a material adverse effect on our business, financial condition and results of operations, or that we will be able to compete successfully in the future.

Employees

As of the date hereof, the Company has eight (8) full-time employees located in Utah, Montana, California, and Colorado.  This includes one of the founders, James A. Banister, serving as Chief Executive Officer.  The remaining employees manage operations, finance, engineering and product management, market and sell our products and build software and implement effective quality assurance standards.  It is expected that in the next 12 months we will seek to employ one or two additional employees to augment the product development, marketing, business development and sales efforts.

Proprietary Information and Technology

Our operations do not currently depend upon any patents, copyrights, or trade secrets (collectively, “intellectual property”).  However, over time we do anticipate that certain of our individual properties and subsidiaries, and the Company itself, may come to depend upon certain intellectual property developed or acquired by us in the pursuit of development of such properties.  In such cases, we anticipate relying on a combination of patent, trademark, copyright and trade secret laws in the U.S. and other jurisdictions as well as confidentiality procedures and contractual provisions to protect any proprietary technologies and brands.  We plan to enter into confidentiality and invention assignment agreements with employees and consultants and confidentiality agreements with third parties where necessary.

We also plan to rigorously control access to any proprietary technologies, and as the Company matures, we also plan to assess at regular intervals our intellectual property status, including identifying and articulating particular pieces of intellectual property, and for intellectual property believed to be of significant novelty and value, engaging patent counsel to assist in the assessment of whether such intellectual property should be protected by patents, trade secret doctrine, copyrights, or other mechanisms. Our management has had significant experience in the development and administration of such processes, and includes individuals who have been awarded multiple patents in connection with prior ventures.

We have been granted an exclusive worldwide license to use the name “Spectrum” by James A. Banister, one of the Company’s founders and its Chairman of the Board, who is the owner of the U.S. Federal Trademark Registration for the mark “Spectrum”.  Pursuant to the Trademark License Agreement, Mr. Banister reserved any and all rights to authorize or license use of such mark or names containing Spectrum or Spectrum Mediaworks (a company in which Mr. Banister owns an interest) for use in connection with its business, which Mr. Banister has indicated is not competitive with the business of the Company.

Government Regulation

The availability and wide use of the internet and Web are relatively recent developments. Although the development, deployment and operation of enginets using the internet and Web are currently permitted by United States law and largely unregulated within the United States, some foreign governments have adopted laws and/or regulations restricting certain kinds of applications and content. Overall, industry experts generally characterize the current regulatory environment for most internet companies as favorable.  However, more aggressive domestic or international regulation of the internet in general may materially and adversely affect our business, financial condition, operating results and future prospects.

In the United States, Congress has begun to adopt legislation that regulates certain aspects of the internet, including online content, user privacy, taxation, liability for third party activities and jurisdiction. Such legislation includes the following:

•
Communications Decency Act. The Communications Decency Act, or CDA, regulates content of material on the internet, and provides immunity to internet service providers and providers of interactive computer services. The CDA and the case law interpreting it provide that domain name registrars and website hosting providers cannot be liable for defamatory or obscene content posted by customers on websites unless they participate in the conduct.

•
Digital Millennium Copyright Act. The Digital Millennium Copyright Act of 1998, or DMCA, provides recourse for owners of copyrighted material who believe that their rights under U.S. copyright law have been infringed on the internet. The DMCA provides domain name registrars and website hosting providers a safe harbor from liability for third-party copyright infringement. However, to qualify for the safe harbor, registrars and website hosting providers must satisfy a number of requirements, including adoption of a user policy that provides for termination of service access of users who are repeat infringers, informing users of this policy, and implementing the policy in a reasonable manner. In addition, a registrar or a website hosting provider must remove or disable access to content upon receiving a proper notice from a copyright owner alleging infringement of its protected works by domain names or content on hosted web pages. A registrar or website hosting provider that fails to comply with these safe harbor requirements may be found contributorily or vicariously liable for third-party infringement.

•
Lanham Act. The Lanham Act governs trademarks and servicemarks, and case law interpreting the Lanham Act has limited liability for search engine providers and domain name registrars in a manner similar to the DMCA. No court decision to date known to us has found a domain name registrar liable for trademark infringement or trademark dilution as a result of accepting registrations of domain names that are identical or similar to trademarks or service marks held by third parties, or by holding auctions for such domain names.

•
Anticybersquatting Consumer Protection Act. The Anticybersquatting Consumer Protection Act, or ACPA, was enacted to address piracy on the internet by curtailing a practice known as “cybersquatting,” or registering a domain name that is identical or similar to another party’s trademark, or to the name of another living person, in order to profit from that domain name. The ACPA provides that registrars may not be held liable for registration or maintenance of a domain name for another person absent a showing of the registrar’s bad faith intent to profit from the use of the domain name. Registrars may be held liable, however, for failure to comply with procedural steps set forth in the ACPA.

•
Privacy and Data Protection. In the area of data protection, the U.S. Federal Trade Commission and certain state agencies have investigated various internet companies’ use of their customers’ personal information, and the federal government has enacted legislation protecting the privacy of consumers’ non-public personal information. Other federal and state statutes regulate specific aspects of privacy and data collection practices. Although we believe that our information collection and disclosure policies will comply with existing laws, if challenged, we may not be able to demonstrate adequate compliance with existing or future laws or regulations. In addition, in the European Union member states and certain other countries outside the U.S., data protection is more highly regulated and rigidly enforced. To the extent that we expand our business into these countries, we expect that compliance with these regulatory schemes will be more burdensome and costly for us.

Federal, state, local and foreign governments also are considering other legislative and regulatory proposals that would regulate the internet in more and different ways than exist today. It is impossible to predict whether new taxes will be imposed on our services, and depending upon the type of such taxes, whether and how we would be affected. Increased regulation of the internet both in the United States and abroad may decrease its growth and hinder technological development, which may negatively impact the cost of doing business via the internet or otherwise materially adversely affect our business, financial condition or operational results.

Research and Development Update

We have spent approximately $81,000 and $209,000 in research and development activities during the years ended December 31, 2009 and 2008.  During the three months ended March 31, 2010 and 2009, we spent $11,000 and $23,000 in research and development expenses, respectively.

Environmental Compliance

At the present time, SpectrumDNA is not subject to any material costs for compliance with any environmental laws. With respect to our current focus of operations, we do not know if environmental compliance will have a material impact on us in the future.

DESCRIPTION OF PROPERTY

We lease approximately 2,326 square feet of space in Park City, Utah.  Such lease, which commenced on September 1, 2007, has a term of three years, subject to an option to extend for an additional three years.  Pursuant to the terms thereof, base rent is $4,264 per month for the first year and $4,563 per month for the second and third years of the lease.  In November 2009, the parties entered into an amendment to the lease agreement, pursuant to which the parties agreed that the option shall be terminated and the third and final year of the lease shall be paid for by a cash payment of $45,000 plus the Company creating a website and providing ongoing maintenance, training, and hosting services associated with said website.  Through December 31, 2009, the Company performed services in association with the website development of $9,000, which reduced the Company’s lease liability and increased other income on the statements of operations.   In the three months ended March 31, 2010, the Company performed additional services in association with the development of the website totaling $5,100, which reduced the Company’s lease liability and increased other income on the statement of operations.  Management believes that the current facility is adequate for the foreseeable future.  In the event the lease is not renewed at the end of the term, management believes other suitable space will be available in the Park City, Utah area on terms acceptable to the Company.

LEGAL PROCEEDINGS

There are no material pending legal proceedings to which we are a party or to which any of our property is subject, nor are there any such proceedings known to be contemplated by governmental authorities.  None of our directors, officers or affiliates is involved in a proceeding adverse to our business or has a material interest adverse to our business.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

This discussion summarizes the significant factors affecting the operating results, financial condition, liquidity and cash flows of the Company and its subsidiary for the three months ended March 31, 2010 and 2009 and the fiscal years ended December 31, 2009 and 2008.  The discussion and analysis that follows should be read together with the consolidated financial statements of SpectrumDNA, Inc. and the notes to the consolidated financial statements included elsewhere in this prospectus.  Except for historical information, the matters discussed in this section are forward looking statements that involve risks and uncertainties and are based upon judgments concerning various factors that are beyond the Company’s control.

Application of Critical Accounting Policies and Estimates

Our consolidated financial statements and accompanying notes are prepared in accordance with generally accepted accounting principles in the United States.  Preparing financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues, and expenses.  These estimates and assumptions are affected by management’s application of accounting policies.

Critical accounting policies for us include our accounting for intangible assets, convertible debt, share based payment arrangements, and revenue recognition.

Intangible Assets

Intangible assets for us are patents, trademarks and other rights.  Statement of Financial Accounting Standards (SFAS) No. 142, Goodwill and Other Intangible Assets, requires that goodwill and other intangible assets be tested for impairment on an annual basis and between annual tests if an event occurs or circumstances change that would more likely than not reduce the fair value of a reporting unit below its carrying value.  These events or circumstances could include a significant change in the business climate, legal factors, operating performance indicators, competition or sale or disposition of a significant portion of an operating unit.  Application of the impairment test requires judgment, including the identification of reporting units, assignment of assets and liabilities to reporting units, assignment of intangibles to reporting units, and determination of the fair value of each reporting unit.  The fair value of each reporting unit is estimated using a discounted cash flow methodology.  This requires significant judgments including estimation of future cash flows, which is dependent on internal forecasts, estimation of the long-term rate of growth for our business, the useful life over which cash flows will occur, and determination of our weighted average cost of capital.  Changes in these estimates and assumptions could materially affect the determination of fair value and/or intangible impairment.

Convertible Debt

In accordance with FASB ASC 470-20-30, the Company used the effective conversion price based on the proceeds received to compute the intrinsic value of the embedded conversion option.  The Company allocated the proceeds received from the Bridge Financing (See Note 11 to the consolidated financial statements included under Part II, Item 8) to the convertible instrument and the detachable warrants included in the exchange on a relative fair value basis.  The Company then calculated an effective conversion price and used that price to measure the intrinsic value of the embedded conversion option.  The convertible notes may be converted into shares of the Company’s common stock or cash at any time at the option of the holder.  The conversion price of the convertible notes is equal to $0.10 per share of the company’s common stock.  The number of shares issuable upon conversion of the notes shall be determined by dividing the outstanding principal amount, together with accrued but unpaid interest, to be converted by the conversion price in effect on the conversion date.

Share Based Payment

FASB ASC 718, Share Based Payment, requires companies to estimate the fair value of share based payments on the date of grant.  For stock grants, the Company uses the closing price on the date of grant.  For warrants, we use the Black Scholes option pricing model. In order to estimate the fair value of the warrants, certain assumptions are made regarding future events. Such assumptions include the estimated future volatility of the Company’s stock price, the expected lives of the awards and the expected forfeiture rate. Changes in these estimates would change the estimated fair value of the awards and the corresponding accounting for the rewards.

Revenue Recognition

The Company intends to derive revenues from the sale and licensing of web based software applications.  In addition, the Company may at times earn revenues from the performance of certain hosting, marketing, and contract labor services.  Revenue will be recognized when earned and collection is reasonably assured. The Company’s revenue recognition policies are in compliance with FASB ASC 985-605, “Software Revenue Recognition” and FASB ASC 605-10 . Revenues will be recognized ratably over the license period, only if no significant company obligations remain, the fee is fixed or determinable, and collection is received or the resulting receivable is deemed probable. Revenue will be recognized, net of any discounts and allowances. Provisions will be recorded for returns, concessions, and bad debts. Revenues which include technical support, will be based on the relative fair value of each of the deliverables determined based on vendor-specific objective evidence (VSOE) when significant. The Company VSOE will be determined by the price charged when each element is sold separately. Revenue from non-recurring programming, consulting service, support arrangements and training programs will be recognized as the services are provided.

Recent Accounting Pronouncements

In January 2010, the Financial Accounting Standards Board issued amendments to Fair Value Measurements and Disclosures under ASC Topic 820. Effective for our 2010 financial statements, this guidance provides for disclosures of significant transfers in and out of Levels 1 and 2. In addition, the guidance clarifies existing disclosure requirements regarding inputs and valuation techniques as well as the appropriate level of disaggregation for fair value measurements and disclosures. Effective for our 2011 financial statements, this guidance provides for disclosures of activity on a gross basis within Level 3 reconciliation.

In January 2010, the FASB issued Accounting Standards Update 2010-02, Consolidation (Topic 810): Accounting and Reporting for Decreases in Ownership of a Subsidiary. This amendment to Topic 810 clarifies, but does not change, the scope of current US GAAP. It clarifies the decrease in ownership provisions of Subtopic 810-10 and removes the potential conflict between guidance in that Subtopic and asset derecognition and gain or loss recognition guidance that may exist in other US GAAP. An entity will be required to follow the amended guidance beginning in the period that it first adopts FAS 160 (now included in Subtopic 810-10). For those entities that have already adopted FAS 160, the amendments are effective at the beginning of the first interim or annual reporting period ending on or after December 15, 2009. The amendments should be applied retrospectively to the first period that an entity adopted FAS 160. The Company does not expect the provisions of ASU 2010-02 to have a material effect on the financial position, results of operations or cash flows of the Company.

In January 2010, the FASB issued Accounting Standards Update 2010-01, Equity (Topic 505): Accounting for Distributions to Shareholders with Components of Stock and Cash (A Consensus of the FASB Emerging Issues Task Force). This amendment to Topic 505 clarifies the stock portion of a distribution to shareholders that allows them to elect to receive cash or stock with a limit on the amount of cash that will be distributed is not a stock dividend for purposes of applying Topics 505 and 260. Effective for interim and annual periods ending on or after December 15, 2009, and would be applied on a retrospective basis. The Company does not expect the provisions of ASU 2010-01 to have a material effect on the financial position, results of operations or cash flows of the Company.

In December 2009, the FASB issued Accounting Standards Update 2009-17, Consolidations (Topic 810): Improvements to Financial Reporting by Enterprises Involved with Variable Interest Entities. This Accounting Standards Update amends the FASB Accounting Standards Codification for Statement 167. (See FAS 167 effective date below.)

In December 2009, the FASB issued Accounting Standards Update 2009-16, Transfers and Servicing (Topic 860): Accounting for Transfers of Financial Assets. This Accounting Standards Update amends the FASB Accounting Standards Codification for Statement 166. (See FAS 166 effective date below.)

In October 2009, the FASB issued Accounting Standards Update 2009-15, Accounting for Own-Share Lending Arrangements in Contemplation of Convertible Debt Issuance or Other Financing. This Accounting Standards Update amends the FASB Accounting Standard Codification for EITF 09-1. (See EITF 09-1 effective date below.)

In October 2009, the FASB issued Accounting Standards Update 2009-14, Software (Topic 985): Certain Revenue Arrangements That Include Software Elements. This update changed the accounting model for revenue arrangements that include both tangible products and software elements. Effective prospectively for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15,2010. Early adoption is permitted. The Company does not expect the provisions of ASU 2009-14 to have a material effect on the financial position, results of operations or cash flows of the Company.

In October 2009, the FASB issued Accounting Standards Update 2009-13, Revenue Recognition (Topic 605): Multiple-Deliverable Revenue Arrangements. This update addressed the accounting for multiple-deliverable arrangements to enable vendors to account for products or services (deliverables) separately rather than a combined unit and will be separated in more circumstances that under existing US GAAP.  This amendment has eliminated that residual method of allocation. Effective prospectively for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010. Early adoption is permitted. The Company does not expect the provisions of ASU 2009-13 to have a material effect on the financial position, results of operations or cash flows of the Company.

In September 2009, the FASB issued Accounting Standards Update 2009-12, Fair Value Measurements and Disclosures (Topic 820): Investments in Certain Entities That Calculate Net Asset Value per Share (or Its Equivalent). This update provides amendments to Topic 820 for the fair value measurement of investments in certain entities that calculate net asset value per share (or its equivalent). It is effective for interim and annual periods ending after December 15,2009. Early application is permitted in financial statements for earlier interim and annual periods that have not been issued. The Company does not expect the provisions of ASU 2009-12 to have a material effect on the financial position, results of operations or cash flows of the Company.

In July 2009, the FASB ratified the consensus reached by EITF (Emerging Issues Task Force) issued EITF No. 09-1, (ASC Topic 470) "Accounting for Own-Share Lending Arrangements in Contemplation of Convertible Debt Issuance" ("EITF 09-1"). The provisions of EITF 09-1, clarifies the accounting treatment and disclosure of share-lending arrangements that are classified as equity in the financial statements of the share lender. An example of a share-lending arrangement is an agreement between the Company (share lender) and an investment bank (share borrower) which allows the investment bank to use the loaned shares to enter into equity derivative contracts with investors. EITF 09-1 is effective for fiscal years that beginning on or after December 15,2009 and requires retrospective application for all arrangements outstanding as of the beginning of fiscal years beginning on or after December 15,2009. Share-lending arrangements that have been terminated as a result of counterparty default prior to December 15, 2009, but for which the entity has not reached a final settlement as of December 15, 2009 are within the scope. Effective for share-lending arrangements entered into on or after the beginning of the first reporting period that begins on or after June 15,2009. The Company does not expect the provisions of EITF 09-1 to have a material effect on the financial position, results of operations or cash flows of the Company.

In June 2009, FASB issued ASC 105-10 (Prior authoritative literature:  SFAS No. 168, "The FASB Accounting Standards Codification TM and the Hierarchy of Generally Accepted Accounting Principles - a replacement of FASB Statement No. 162").FASB ASC 105-10 establishes the FASB Accounting Standards Codification TM (Codification) as the source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in conformity with GAAP. FASB ASC 105-10 is effective for financial statements issued for fiscal years and interim periods ending after September 15, 2009. As such, the Company is required to adopt these provisions at the beginning of the fiscal year ending December 31, 2009.  Adoption of FASB ASC 105-10 did not have a material effect on the Company’s financial statements.

In June 2009, the FASB issued FASB ASC 810-10-65 (Prior authoritative literature:  SFAS No. 167, “Amendments to FASB Interpretation No. 46(R)”) which amends the consolidation guidance applicable to a variable interest entity (“VIE”). This standard also amends the guidance governing the determination of whether an enterprise is the primary beneficiary of a VIE, and is therefore required to consolidate an entity, by requiring a qualitative analysis rather than a quantitative analysis. Previously, the standard required reconsideration of whether an enterprise was the primary beneficiary of a VIE only when specific events had occurred. This standard is effective for fiscal years beginning after November 15, 2009, and for interim periods within those fiscal years. Early adoption is prohibited.  Adoption of FASB ASC 810-10-65 did not have a material impact on the Company’s financial statements.

In June 2009, the FASB ASC 860-10 (Prior authoritative literature: issued SFAS No. 166, “Accounting for Transfers of Financial Assets, an Amendment of FASB Statement No. 140”), which eliminates the concept of a qualifying special-purpose entity (“QSPE”), clarifies and amends the de-recognition criteria for a transfer to be accounted for as a sale, amends and clarifies the unit of account eligible for sale accounting and requires that a transferor initially measure at fair value and recognize all assets obtained and liabilities incurred as a result of a transfer of an entire financial asset or group of financial assets accounted for as a sale. This standard is effective for fiscal years beginning after November 15, 2009. Adoption of FASB ASC 860-10 did not have a material impact on the Company’s financial statements.

In May 2009, FASB issued FASB ASC 855-10 (Prior authoritative literature:  SFAS No. 165, "Subsequent Events"). FASB ASC 855-10 establishes principles and requirements for the reporting of events or transactions that occur after the balance sheet date, but before financial statements are issued or are available to be issued. FASB ASC 855-10 is effective for financial statements issued for fiscal years and interim periods ending after June 15, 2009. As such, the Company adopted these provisions at the beginning of the interim period ended June 30, 2009.

In April 2009, the FASB issued FASB ASC 810-10-65 (Prior authoritative literature: SFAS No. 164, “Not-for-Profit Entities: Mergers and Acquisitions”) which governs the information that a not-for-profit entity should provide in its financial reports about a combination with one or more other not-for-profit entities, businesses or nonprofit activities and sets out the principles and requirements for how a not-for-profit entity should determine whether a combination is in fact a merger or an acquisition. This standard is effective for mergers occurring on or after Dec. 15, 2009 and for acquisitions where the acquisition date is on or after the beginning of the first annual reporting period, beginning on or after Dec. 15, 2009. This standard does not apply to the Company since the Company is considered a for-profit entity

In May 2008, the FASB issued FASB ASC 944 (Prior authoritative literature: SFAS No. 163, "Accounting for Financial Guarantee Insurance Contracts - an interpretation of FASB Statement No. 60"). FASB ASC 944 interprets Statement 60 and amends existing accounting pronouncements to clarify their application to the financial guarantee insurance contracts included within the scope of that Statement.  This standard is effective for financial statements issued for fiscal years beginning after December 15, 2008, and all interim periods within those fiscal years.   As such, the Company is required to adopt these provisions at the beginning of the fiscal year ended December 31, 2009.  The Company does not believe this standard will have any impact on the financial statements.

In March 2008, the FASB issued FASB ASC 815-10 (Prior authoritative literature: SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities”), which is effective January 1, 2009. FASB ASC 815-10 requires enhanced disclosures about derivative instruments and hedging activities to allow for a better understanding of their effects on an entity’s financial position, financial performance, and cash flows. Among other things, this standard requires disclosures of the fair values of derivative instruments and associated gains and losses in a tabular formant. This standard is not currently applicable to the Company since we do not have derivative instruments or engage in hedging activity.

In December, 2007, the FASB issued FASB ASC 810-10-65 (Prior authoritative literature: SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements”, an amendment of ARB No. 51). FASB ASC 810-10-65 will change the accounting and reporting for minority interests which will be characterized as noncontrolling interests and classified as a component of equity. This new consolidation method will significantly change the accounting for transactions with minority interest shareholders. This standard is effective for fiscal years and interim periods within those fiscal years beginning on or after December 15, 2008.  The Company adopted this standard beginning January 1, 2009 and does not believe it has a material impact in its financial statements.

In December, 2007, the FASB issued FASB ASC 805 (Prior authoritative literature: SFAS No. 141(R), “Business Combinations”), which established the principles and requirements for how an acquirer recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, any non-controlling interest in the acquiree and the goodwill acquired. FASB ASC 805 also establishes disclosure requirements to enable the evaluation of the nature and financial effects of the business combination. FASB ASC 805 is effective the first annual reporting period beginning on or after December 15, 2008.  The Company adopted this standard beginning January 1, 2009 and does not believe it has a material impact in its financial statements.

In March 2007, FASB ASC 715-60 (Prior authoritative literature:  EITF Issue No. 06-10, "Accounting for Collateral Assignment Split-Dollar Life Insurance Agreements”). FASB ASC 715-60 provides guidance for determining a liability for the postretirement benefit obligation as well as recognition and measurement of the associated asset on the basis of the terms of the collateral assignment agreement. FASB ASC 715-60 is effective for fiscal years beginning after December 15, 2007. The adoption of FASB ASC 715-60 did not have a material impact on the Company’s financial position, results of operations, or cash flows.

In February 2007, FASB ASC 825-10 (Prior authoritative literature:  Statement of Financial Accounting Standards No. 159, “ The Fair Value Option for Financial Assets and Financial Liabilities-Including an Amendment of FASB Statement No. 115  ,”) was issued. This standard allows a company to irrevocably elect fair value as the initial and subsequent measurement attribute for certain financial assets and financial liabilities on a contract-by-contract basis, with changes in fair value recognized in earnings. The provisions of this standard were effective as of the beginning of fiscal year 2008, with early adoption permitted. The adoption of FASB ASC 825-10 did not have a material impact on the Company’s financial position, results of operations, or cash flows.

In September 2006, the FASB issued FASB ASC 820-10 (Prior authoritative literature:  FASB Statement 157, “Fair Value Measurements”). FASB ASC 820-10 defines fair value, establishes a framework for measuring fair value under GAAP and expands disclosures about fair value measurements. FASB ASC 820-10 applies under other accounting pronouncements that require or permit fair value measurements. Accordingly, FASB ASC 820-10 does not require any new fair value measurements. However, for some entities, the application of FASB ASC 820-10 will change current practice. The changes to current practice resulting from the application of FASB ASC 820-10 relate to the definition of fair value, the methods used to measure fair value and the expanded disclosures about fair value measurements. The provisions of FASB ASC 820-10 are effective as of January 1, 2008, with the cumulative effect of the change in accounting principle recorded as an adjustment to opening retained earnings. However, delayed application of this statement is permitted for nonfinancial assets and nonfinancial liabilities, except for items that are recognized or disclosed at fair value in the financial statements on a recurring basis (at least annually), until fiscal years beginning after November 15, 2008, and interim periods within those fiscal years. The adoption of FASB ASC 820-10 did not have a material impact on the Company’s financial position, results of operations, or cash flows.

In June 2006, FASB issued FASB ASC 740-10 (Prior authoritative literature:   FASB Interpretation No. 48 “Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement No. 109”).  This Interpretation clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with FASB No. 109, “Accounting for Income Taxes”.  FASB ASC 740-10 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. FASB ASC 740-10 is effective for fiscal years beginning after December 15, 2006. The adoption of FASB ASC 740-10 did not have a material impact on the Company’s financial position, results of operations, or cash flows.

Results of Operations

For the Three Months Ended March 31, 2010 Compared to the Three Months Ended March 31, 2009

Revenues for the three months ended March 31, 2010 were $26,000, compared to $22,030 for the three months ended March 31, 2009.  This revenue in the current period resulted from sales relating to the Addictionary and PlanetTagger enginets.  Cost of sales was $1,402 for the three months ended March 31, 2010, compared to $23,026 for the comparable period of 2009.  Cost of sales primarily consisted of the amortization of product development expenses.  As of March 31, 2010, these expenses have been almost fully amortized hence the significant decrease from the amount recorded for the quarter ended March 31, 2009..

Total operating expenses for the quarter ended March, 31 2010 were $3,487,129 compared to $619,746 for the comparable period of 2009, an increase of 463%.  The increased operating expenses in 2010 resulted primarily from increases in general and administrative costs ($207,871 in 2010 compared to $102,526 in 2009) offset by decreases in salaries and wages ($389,547 in 2010 compared to $492,707 in 2009).  The increase in general and administrative costs resulted from two agreements for consulting services ($104,667 in 2010 and $0 in 2009).  The increase in financing costs of $2,876,803 resulted from the valuation of the warrants  associated with the Company’s Private Offering. The decrease in salaries and wages resulted from a decrease in stock-based compensation.  For the three months ended March 31, 2010, the Company recognized $231,944 in compensation expense related to share-based payment awards and $335,594 in the comparable period of 2009.

We recognized a net loss of $3,463,307 for the three months ended March 31, 2010 compared to a loss of $619,073 for the three months ended March 31, 2009, a decrease  of 459%.  This net loss was primarily the result of the financing costs  of $2,876,803 associated with the Company’s Private Offering.  Our basic and diluted net loss per share was $0.05 for the three months ended March 31, 2010, compared to a net loss per share of $0.01 for the comparable period of 2009.  Excluding the transaction costs, consulting expenses, non cash stock-based compensation, and interest expense associated with the Bridge Financing our loss would have been $246,496 and $279,313 for 2010 and 2009, respectively.

For the Year Ended December 31, 2009 Compared to the Year Ended December 31, 2008

Revenues for the year ended December 31, 2009 were $149,800, compared to $67,747 for the year ended December 31, 2008.  This revenue in the current period resulted from sales relating to the Addictionary enginet and various service functions.  Cost of sales was $68,926 for the year ended December 31, 2009, compared to $97,669 for the comparable period of 2008.  Cost of sales primarily consisted of the amortization of product development expenses.  As of December 31, 2009, these expenses have been almost fully amortized hence the significant decrease from the amount recorded for the year ended December 31, 2008.

Total operating expenses for the 2009 fiscal year were $2,458,457, compared to $2,565,691 for the comparable period of 2008, a decrease of 4%.  The decreased operating expenses in 2009 resulted primarily from related decreases in salaries and wages ($1,480,029 in 2009 compared to $1,553,505 in 2008), and product development expenses ($80,578 in 2009 compared to $209,496 in 2008).  The decrease in salaries and wages was offset by an increase in stock-based compensation.  The Company recognized $1,301,834 in 2009 compared to $1,240,614 in expenses pertaining to common stock and stock options granted for services rendered.

We recognized a net loss of $2,433,472 for the year ended December 31, 2009 compared to a loss of $2,558,631 for the year ended December 31, 2008, a decrease of 5%.  This decreased net loss was primarily the result of increased revenues and decreased operating expenses offset by an increase in interest expense. Our basic and diluted net loss per share was $0.05 for the year ended December 31, 2009, compared to $0.05 for the comparable period of 2008.  Excluding the non cash stock-based compensation described above our loss would have been $1,131,638 and $1,318,017 for 2009 and 2008, respectively.

Liquidity and Capital Resources

March 31, 2010

As of March 31, 2010, we had $856,282 in cash and total liabilities of $164,103. While our current assets exceeded our current liabilities as of March 31, 2010, we have recorded negative cash flows from operations in this and prior fiscal years.  As a result, as of March 31, 2010, management could not be assured that the Company’s current finances would enable us to implement our plans and satisfy our estimated financial needs over the next 12 months.

December 31, 2009

As of December 31, 2009, we had $10,303 in cash and total liabilities of $457,992. Additionally, our current liabilities exceeded our current assets, we have incurred substantial losses in this and prior fiscal years, and we have recorded negative cash flows from operations in this and prior fiscal years.  As a result, as of December 31, 2009, management could not be assured that the Company’s current finances would enable us to implement our plans and satisfy our estimated financial needs over the next 12 months.  We implemented significant cost cutting measures in November of 2008 to improve earnings potential as well as continuing to focus on increasing revenues from the sales of our products.  In addition, we were actively seeking additional sources of financing to fund our operations for the foreseeable future.

Working Capital

March 31, 2010

For the three months ended March 31, 2010, the Company’s Net Cash Used in Operating Activities was $478,472 compared to $218,197 for the comparable period in 2009.  The increase in Net Cash Used in Operating Activities between the two periods resulted from increases in prepaid consulting services and decreases in accounts payable and accrued expenses.

For the three months ended March 31, 2010, the Company’s Net Cash Used in Investing Activities was $4,425 compared to $3,510 for the comparable period in 2009.  This increase in Net Cash Used in Investing Activities between the two periods resulted from increases in fixed asset purchases.

For the three months ended March 31, 2010, Net Cash Provided by Financing Activities was $1,328,876 compared to zero in the prior year period.  This increase resulted from cash received in association with the Private Offering offset by cash paid for transaction costs associated with the Private Offering and for the conversion of certain Notes.

December 31, 2009

For the fiscal year ended December 31, 2009, the Company’s Net Cash Used in Operating Activities was $633,495 compared to $1,262,357 for the comparable period in 2008.  The decrease in Net Cash Used in Operating Activities between the two periods resulted from decreases in cash-based salaries and wages, increases in accounts payable and accrued expenses, and decreases in prepaid expenses.

For the fiscal year ended December 31, 2009, the Company’s Net Cash Used in Investing Activities was $4,860 compared to $22,696 for the comparable period in 2008.  The decrease in Net Cash Used in Investing Activities between the two periods resulted from decreases in fixed asset purchases and new product development.

For the fiscal year ended December 31, 2009, Net Cash Provided by Financing Activities was $100,159 for the year ended December 31, 2009 due to the receipt of proceeds from convertible promissory notes.

Financing

On July 31, 2009, the Company entered into a Consulting Agreement (the “Agreement”) with HFP Capital Markets LLC (“HFP”) pursuant to which HFP will provide certain consulting services to the Company including but not limited to assistance in securing future investment in the Company, assistance with certain corporate finance and investment banking activities, assistance with new business development, sales and marketing opportunities, and such other services as set forth therein.  The term of the Agreement is three years, although the Company may terminate upon thirty days written notice for any reason or no reason at all, but no sooner than six months from the full execution of the Agreement.  As compensation for these consulting services, the Company issued to HFP or its designees 4,000,000 shares of the Company’s restricted common stock which vested and became issuable to HFP or its designees 120 days from the full execution of the Agreement, or November 28, 2009.  As such, the shares issued were recorded as prepaid consulting services since it is a three year agreement.  The shares were valued at $0.14 per share for a total prepayment for these fees of $560,000.  During the three months ended March 31, 2010, $46,667 had been amortized to consulting expense, with the remaining as prepaid consulting services, to be amortized over the remaining life of the agreement.

During September 2009, the Company commenced a private offering (“Private Offering”) of equity securities consisting of shares of common stock and common stock purchase warrants on a best efforts $1,500,000 minimum and $2,000,000 maximum basis.  The securities were offered to accredited investors only. The securities have not been registered under the Securities Act of 1933, as amended (the “Act”) and were offered in reliance upon the exemption from registration set forth in Section 4(2) and Regulation D, promulgated under the Act.  Such securities may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.  On December 8, 2009, the minimum for the offering was reduced to $1,000,000 and the offering period was extended to January 13, 2010.  During the first quarter of 2010, the offering period was extended from January 13, 2010 to February 28, 2010 and again until March 15, 2010.

During the first quarter of 2010, the Company completed three closings of the Private Offering with a total of 65 accredited investors (the “Purchasers”) for the issuance and sale of securities of the Company consisting of shares of Common Stock and common stock purchase warrants (the “Purchase Warrants”).  Pursuant to the Private Offering, the Company issued 15,150,000 shares of Common Stock and 15,150,000 Purchase Warrants.  Gross offering proceeds totaled $1,515,000.  Each of the Purchase Warrants entitles the holder thereof to purchase, at any time beginning from the final closing through five years thereafter, one share of Common Stock at a price of $0.25 per share.

In association with the Private Offering, the Company paid the placement agent commissions of $100,500 and a non-accountable expense allowance of $30,150.  In addition, the placement agent and its designees were issued an aggregate of 1,005,000 placement agent warrants (the “Placement Agent Warrants”) to purchase up to 1,005,000 warrant units (the “Warrant Units”) exercisable for five years at an exercise price of $0.10 per Warrant Unit with each Warrant Unit consisting of one share of Common Stock and one Purchase Warrant.

On November 2, 2009, November 12, 2009, and December 14, 2009, and in connection with a private debt offering (“Bridge Financing”), the Company raised $104,859 from five investors, including the Company’s Chief Executive Officer and Chief Operating Officer, from the issuance of six Convertible Promissory Notes (the “Notes”) in the principal amount of $104,859 due three months from issuance bearing interest at a 90-day rate of 10%.  In connection with such investments, 1,048,586 common stock purchase warrants were also granted to such investors.

On January 11, 2010, two investors converted two Notes into 661,000 shares of the Company’s common stock resulting from the outstanding principal amount of $60,000 and accrued interest of $6,100.  Similarly, on January 22, 2010, two additional investors, including the Company’s Chief Executive Officer and Chief Operating Officer, converted three Notes for a total of $22,172 in cash resulting from the outstanding principal amount of $19,859 and accrued interest of $2,314.  Finally on February 10, 2010, one investor converted one Note for a total of $27,667 in cash resulting from the principal amount of $25,000 and accrued interest of $2,667.

Capital Commitments

The Company currently has no material commitments for capital expenditures.

Contractual Obligations, Commitments and Off Balance Sheet Arrangements

The Company has various contractual obligations, which are recorded as liabilities in the consolidated financial statements. Other items, such as certain lease agreements are not recognized as liabilities in our consolidated financial statements but are required to be disclosed.

Any seasonal aspects

We have not experienced seasonal sales spikes in our sales as a result of our very limited retail distribution.

Off-Balance Sheet Arrangements

None

MANAGEMENT

Directors and Executive Officers

Set forth below are the present directors and executive officers of the Company.  Note that there are no other persons who have been nominated or chosen to become directors nor are there any other persons who have been chosen to become executive officers.  There are no arrangements or understandings between any of the directors, officers and other persons pursuant to which such person was selected as a director or an officer.  Directors are elected to serve until the next annual meeting of stockholders and until their successors have been elected and have qualified.  Officers are appointed to serve until the meeting of the Board of Directors following the next annual meeting of stockholders and until their successors have been elected and qualified.

		Present Position	Has Served As
Name	Age	and Offices	Director Since

James A. Banister	51	President, Chief Executive	2006
		Officer, Chairman of the Board,
		Secretary, Treasurer
		and Director

Rebecca D. Hershinger	36	Chief Financial Officer	—

Michael Dowling	42	Director	2008

James Moloshok	60	Director	2008

Jeffrey Nolan	43	Director	2009

Anthony Stonefield	47	Director	2008

None of the directors and officers is related to any other director or officer of the Company.

Set forth below are brief accounts of the business experience during the past five years of each director, executive officer and significant employees of the Company.

JAMES A. BANISTER has been the Chairman of the Board and a Director of SpectrumDNA, Inc. since its inception in May 2006 and President and Chief Executive Officer since October 2006.  Mr. Banister’s background includes more than 20 years of crossing content with technology and he has been an entrepreneur in computer animation and media.  From March 2004 to January 2006, Mr. Banister was Executive Creative Director of the Center for Applied Media, a non-profit center for digital media education and enterprise development and in addition, since 2004, Mr. Banister has been the Managing Director of Spectrum Mediaworks, Inc., a digital media company that he co-founded which focused on the crossover between television, games and network media.  From June 2002 to March 2004, Mr. Banister traveled, researched, and wrote a book on the past, present and future of digital networked media entitled “Word of Mouse: The New Age of Networked Media”, Agate Fine Print, published in August 2004.  Prior thereto, and from September 2001 to June 2002, he was a project director for the British Broadcasting Corporation in London, England, and led its Media Asset Exchange project, an internal revamping of the BBC’s digital media infrastructure.  From June 2000 to June 2001, he was Managing Director of Windsor Digital, LLC, and was responsible for finding and developing early stage investments/partnerships for companies in the web, games and wireless industries.  From May 1995 to March 2000, Mr. Banister worked for Warner Brothers Online initially as Vice President of Production and Technology and then as its Chief Development Officer.  At Warner Brothers Online, he led the digital media content, community and commerce programming and spearheaded its overall digital media strategy.  Mr. Banister was the Producer of award-winning one-hour dramatic television specials for the Walt Disney Company, and two short subject films, both of which premiered at the Cannes Film Festival.  Mr. Banister has a Bachelors of Science in Physics from San Diego State University and a Masters of Science in Electrical Engineering from University of Southern California.

REBECCA D. HERSHINGER has been Chief Financial Officer since April 2009 and previously served as Vice President of Finance and Corporate Development since July 2008.  From 2007 to 2008, she provided financial and strategy consulting services to Kurt Salmon Associates and SpectrumDNA, Inc.  Prior to that, from 1999 to 2005, Ms. Hershinger held various positions at Metro-Goldwyn-Mayer, Inc., serving most recently as Vice President of Finance and Corporate Development.  From 1995 to 1998, she worked at J.P. Morgan in the Investment Banking and Global Credit Risk Management divisions covering media/entertainment, hotels, gaming, and commercial real estate clients.  She holds a Bachelor of Science in Business Administration from Georgetown University and a Masters of Business Administration in Finance from The Wharton School, University of Pennsylvania.

MICHAEL DOWLING has been a Director of the Company since October 2008.  Since March, 2006, Mr. Dowling has been the Chief Executive Officer of Interpret, LLC, a consumer research company that helps companies to bridge the gap between traditional and new media.  Prior to founding Interpret, from January 2002 to March 2006, Mr. Dowling was SVP, Entertainment at the Nielsen Company, leading its growth into emerging industries, such as video games, wireless and broadband and overseeing strategic planning and the efforts to consolidate seven separate companies into one.  Prior to that, from March 1998 to December 2000, Mr. Dowling co-founded and served as President and COO of iFUSE, a youth-oriented media company that provided integrated marketing solutions to major advertisers.

JAMES MOLOSHOK has been a Director of the Company since September 2008.  Since December 2007, he has been the Executive Chairman of Betawave, formerly known as GoFish Corp.  Prior to joining Betawave, from 2005 to 2007, Mr. Moloshok was President of Digital Initiatives for HBO Network, where he was responsible for exploring new opportunities for the company, focusing on innovative content and fast-changing technology.  Prior to that, from 2001 to 2005, Mr. Moloshok served in various positions with Yahoo! Inc., serving most recently as Senior Vice President, Entertainment and Content Relationships, during which he helped build partnerships with movie studios, TV networks and producers.  Prior to that, Mr. Moloshok was a co-founder of Windsor Digital, an entertainment and investment company.  From 1999 to 2000, Mr. Moloshok served as president of Warner Bros. Online and president and CEO of Entertaindom.com, an original entertainment destination for Time Warner.  From 1989 to 1999, Mr. Moloshok served as Senior Vice President of Marketing at Warner Bros. and previously held the same position at Lorimar Telepictures, a television distribution company, which was formed when Lorimar merged with Telepictures in 1986 where he was also responsible for marketing to consumers, broadcasters and advertisers.

JEFFREY NOLAN has been has been a Director of the Company since June 2009.  From August 2007 until January 2009, Mr. Nolan was the VP Corporate Development at NewsGator Technologies where he oversaw the restructuring of NewsGator into enterprise software and media business units operating independently of each other.  He also worked to establish brand leadership for the company in the widget and content syndication market space.  Prior to that, and from September 2006 to May 2007, he was CEO of Teqlo, Inc. where he defined strategy, led fundraising, oversaw marketing and managed operations for the early stage company in the emerging mashup platform space.  From October 2005 through September 2006, Mr. Nolan was appointed Director of the Apollo Strategy Group for SAP Global Marketing, leading the Oracle Competitive Strategies Team which identified and implemented disruptive competitive strategies, including innovative social media tactics.  From 1998 through 2005, Mr. Nolan was a Venture Partner for SAP Ventures where he managed a portfolio of investments.

ANTHONY STONEFIELD has been has been a Director of the Company since October 2008.  Since January 2010, he has been a consulting executive and advisor to several innovative wireless and online ventures, including Yagatta, a Qualcomm venture that focuses on providing smart phone users with a next-generation in data augmented communication experience. and Zad Mobile, Inc., a provider of turn-key marketing and rich media applications to help wireless service providers boost brand engagement and content sales. From September 2006 through January 2010, Mr. Stonefield was the Co-founder, Chairman of the Board, and Chief Executive Officer of eMotive Communications, Inc., that pioneered  a Telco 2.0 solution that enables mobile subscribers to project programmable media files from phone to phone in real time.  In January 2010, Mr. Stonefield completed the merger of eMotive Communications’ assets and capabilities with Zad Mobile, Inc.  From October 1993 to January 2002, he founded and served as CEO of Moviso LLC until its sale to Vivendi Universal in 2002 and subsequently to InfoSpace in 2003, in both cases serving as Chief Strategy Officer of the business unit.  Since 1995, working in cooperation with companies such as AT&T/Bell Labs and Qualcomm Services Labs, he has conceived and productized applications for networked media distribution and marketing, including pioneering downloadable song distribution, developing and popularizing the worldwide ringtone market, and deploying the first commercial peer-to-peer media networking service for mobile phones.  He received a bachelor’s degree in Biology from the University of California, Santa Cruz.

KELLY A. McCRYSTAL, age 39, has been Managing Director of the Company’s Addictionary product line since May 1, 2010 and was the Company’s Chief Operating Officer from July 2007 through April 2010 and previously served as Vice President of Operations and Finance of the Company from November 2006 to July 2007.  From 1997 to 2006, Ms. McCrystal managed the development of large-scale software projects for Interactive Corp., EDS, BMC Software and Virgin Atlantic Airways.  Specific projects have included the Ticketmaster/CitySearch hotel reservation system, Leading Hotels of the World online reservation system, and Virgin Atlantic’s first online reservation system.  From 2001 through 2006, Ms. McCrystal delivered on these projects as President of Crystech Consulting, and from 1997 through 2001 as Senior Project Manager/Senior Web and Database Developer at Panther Software.  She holds a Bachelor of Arts in Economics from the University of Notre Dame and a Masters of Business Administration in Finance from The Wharton School of the University of Pennsylvania.

To the knowledge of the Company, none of the officers or directors has been personally involved in any bankruptcy or insolvency proceedings. To the knowledge of the Company, none of the directors or officers have been convicted in any criminal proceedings (excluding traffic violations and other minor offenses) or are the subject of a criminal proceeding which is presently pending, nor have such persons been the subject of any order, judgment, or decree of any court of competent jurisdiction, permanently or temporarily enjoining them from acting as an investment advisor, underwriter, broker or dealer in securities, or as an affiliated person, director or insurance company, or from engaging in or continuing in any conduct or practice in connection with any such activity or in connection with the purchase or sale of any security, nor were any of such persons the subject of a federal or state authority barring or suspending, for more than 60 days, the right of such person to be engaged in any such activity, which order has not been reversed or suspended.

Audit Committee Financial Expert

We do not have an audit committee financial expert, as such term is defined in Item 407(d)(5) of Regulation S-K, serving on our audit committee because we have no audit committee and are not required to have an audit committee because we are not a listed security.

Director Nominations

Due to the early stage nature of our business, our Board of Directors has not established formal procedures by which security holders may recommend nominees to the Company’s Board of Directors.

Board Committees

SpectrumDNA does not have a standing audit, nominating or compensation committee or any committee performing similar functions.  These functions are fulfilled by the entire Board of Directors which we believe is adequate based on the present size of SpectrumDNA and the relatively small size of the Board.

Code of Ethics for Chief Executive Officer and Senior Financial Officers

The Board of Directors has adopted a Code of Ethics applicable to its principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, which is designed to promote honest and ethical conduct; full, fair, accurate, timely and understandable disclosure; and compliance with applicable laws, rules and regulations.  A copy of the Code of Ethics will be provided to any person without charge upon written request to the Company at its executive offices, 1700 Park Avenue, Suite 2020, P.O. Box 682798, Park City, Utah 84068.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The following summary compensation table sets forth the aggregate compensation we paid or accrued during the fiscal years ended December 31, 2009 and December 31, 2008 to (i) our Chief Executive Officer (principal executive officer), (ii) our two most highly compensated executive officers other than the principal executive officer who were serving as executive officers on December 31, 2009 whose total compensation was in excess of $100,000, and (iii) up to two additional individuals who would have been within the two-other-most-highly compensated but were not serving as executive officers on December 31, 2009.

Summary Compensation Table

Name and Principal Position	Year	Salary	Bonus	Stock Awards (1)	Option Awards (1)	Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
James Banister,	2009	$88,129	$0	$0	$0	$0	$0	$0	$88,129
Chief Executive Officer	2008	$117,000	$0	$0	$0	$0	$0	$0	$117,000

Kelly McCrystal,	2009	$88,129	$0	$0	$497,243	$0	$0	$0	$585,372
Chief Operating Officer(2)	2008	$117,000	$0	$0	$497,108	$0	$0	$0	$614,108

Rebecca Hershinger,	2009	$74,651	$0	$0	$152,396	$0	$0	$0	$227,047
Chief Financial Officer	2008	$34,965	$0	$0	$43,750	$0	$0	$0	$78,715

(1)
Represents the dollar amount recognized for financial reporting purposes of stock awards and stock options awarded in 2008 and 2009 computed in accordance with FASB ASC 718.  Ms. McCrystal had 5,780,160 outstanding stock options at December 31, 2009; and Ms. Hershinger had 3,000,000 outstanding stock options at December 31, 2009.  The options are valued at $0.10 to $0.48, with exercise prices ranging from $0.037 to $0.56.  The options vest over periods from 36-48 months.

(2)	Kelly McCrystal presently serves as the Managing Director of the Company’s Addictionary product line, She resigned as Chief Operating Officer effective as of May 1, 2010.

Equity Awards

The following table provides certain information concerning equity awards held by the individuals named in the Summary Compensation Table as of December 31, 2009.

Outstanding Equity Awards at December 31, 2009

OPTION AWARDS					STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Equity Incentive Plan Awards: Number of Unearned Shares, Units Or Other Rights That Have Not Vested(#)
Kelly McCrystal	1,620,000	-0-	$0.037	11/1/2016	-0-	-0-
	915,000	165,000	$0.50	6/19/2017	-0-	-0-
	552,128	447,952	$0.50	10/15/2017	-0-	-0-
	433,350	1,646,730	$0.11	3/2/2019	-0-	-0-
Rebecca Hershinger	354,167	645,833	$0.56	7/31/2018	-0-	-0-
	208,333	791,667	$0.11	3/2/2019	-0-	-0-
	-0-	1,000,000	$0.17	4/13/2019	-0-	-0-

Benefit Plans

On June 30, 2008, our Board of Directors approved and adopted the 2008 Equity Incentive Plan (the “2008 Plan”).  Under the 2008 Plan, we will have the right to issue incentive stock options, nonstatutory stock options, restricted stock, restricted stock units, stock appreciation rights and performance shares.  The purposes of the 2008 Plan are: (i) to attract and retain the best available personnel for positions of substantial responsibility, (ii) to provide additional incentive to employees, directors and consultants, and (iii) to promote the success of the Company’s business.  The maximum aggregate number of shares of common stock that may be optioned and sold under the 2008 Plan is 10,000,000, plus an annual increase to be added on the first day of the Company’s fiscal year beginning with the Company’s 2009 fiscal year, equal to the lesser of (a) 5,000,000 shares, or (b) 5% of the outstanding shares on the last day of the immediately preceding Company fiscal year.  There are 15,074,345 shares currently available under the plan.

Compensation of Directors

The following table provides certain summary information concerning the compensation paid to directors, other than James A. Banister (our Chief Executive Officer), during the year ended December 31, 2009.  No cash compensation was paid to directors, other than James A. Banister in 2009.  All compensation paid to Mr. Banister is set forth in the Summary Compensation Table.  All directors are also entitled to be reimbursed for their reasonable out-of-pocket expenses incurred in connection with their duties to the Company.

Director Compensation

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($) (1)	All Other Compensation ($)	Total ($)
Jamed Ackerly (2)	$0	-0-	$9,750	-0-	$9,750
Michael Dowling	$0	-0-	$31,500	-0-	$31,500
James Moloshok	$0	-0-	$166,625	-0-	$166,625
Jeffrey Nolan (3)	$1,000	-0-	$50,938	-0-	$51,938
Anthony Stonefield	$0	-0-	$31,500	-0-	$31,500

(1)	Represents the dollar amount recognized for financial reporting purposes of stock options awarded in 2009 computed in accordance with FASB ASC 718.

(2)	Mr. Ackerly resigned from the Board of Directors on June 22, 2009

(3)	Mr. Nolan was appointed to the Board of Directors on June 23, 2009. Prior to his appointment, Mr. Nolan was paid $1,000 in consulting fees for advisory services.

Employment Agreements

We do not have any employment agreements with any of our executive officers.

CERTAIN RELATIONSHIPS AND TRANSACTIONS AND CORPORATE GOVERNANCE

See “Liquidity and Capital Resources” under Management’s Discussion and Analysis of Financial Condition and Results of Operations, for information on the  Bridge Financing effected by the Company during November and December 2009 which raised gross proceeds of $104,859 from the sale of Convertible Promissory Notes due three months from issuance bearing interest at a 90-day rate of 10%.  Of such amount, $14,859 was raised from James A. Banister, the Company’s Chief Executive Officer, and $5,000 was raised from Kelly A. McCrystal, the Company’s Chief Operating Officer.  In connection therewith, Mr. Banister was issued Convertible Promissory Notes in the aggregate principal amount of $14,859 and Ms. McCrystal was issued a Convertible Promissory Note in the principal amount of $5,000.  In addition, Mr. Banister and Ms. McCrystal received 148,586 and 50,000 common stock purchase warrants, respectively.  On January 22, 2010, these individuals were repaid the interest and principal due on their Notes for a total of $22,172 in cash resulting from the outstanding principal amount of $19,859 and accrued interest of $2,314.

Other than the foregoing, since January 1, 2009, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which we were or will be a party: (i) in which the amount involved exceeds the lesser of $120,000 or one percent of the average of our total assets at year-end for the last three completed fiscal years; and (ii) in which any director, executive officer, shareholder who beneficially owns 5% or more of our common stock or any member of their immediate family had or will have a direct or indirect material interest.

Director Independence

Our board of directors currently consists of five members.  They are James A. Banister, Michael Dowling, James Moloshok, Jeffrey Nolan, and Anthony Stonefield.  Mr. Banister is the Company’s Chief Executive Officer and President.  Messrs. Dowling, Moloshok, Nolan, and Stonefield are independent directors.  We have determined their independence using the general independence criteria set forth in the Nasdaq Marketplace Rules.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the date hereof, certain information with regard to the record and beneficial ownership of the Company’s Common Stock by (i) each person known to the Company to be the record or beneficial owner of 5% or more of the Company’s Common Stock, (ii) each director of the Company, (iii) the Company’s Chief Executive Officer and other individuals named in the Summary Compensation Table, and (iv) all executive officers and directors of the Company as a group:

	Amount and Nature		Percent
Name of Beneficial Owner(1)	of Beneficial Ownership(2)		of Class(2)

James A. Banister(3)	30,764,786	(4)	44.5%
Robin Rankin(3)	6,010,200		8.7%
Michael Dowling(3)	400,000	(5)	*
James Moloshok(3)	1,000,000	(6)	1.4%
Jeffrey Nolan(3)	540,625	(7)	*
Anthony Stonefield(3)	224,000	(8)	*
Kelly A. McCrystal	4,172,130	(9)	5.7%
Rebecca Hershinger	1,145,833	(10)	1.6%

All Officers and Directors as a Group (consisting of 7 persons)	38,247,375		50.0%

*	Less than 1%.

(1)	Except as otherwise indicated, the address of each beneficial owner is c/o SpectrumDNA, Inc., 1700 Park Avenue, Suite 2020, P.O. Box 682798, Park City, Utah 84068.

(2)
Applicable percentage ownership is based on 69,058,237 shares of common stock outstanding as of May 14, 2010, together with securities exercisable or convertible into shares of common stock within 60 days of May 14, 2010.  Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock that a person has the right to acquire beneficial ownership of upon the exercise or conversion of options, convertible stock, warrants or other securities that are currently exercisable or convertible or that will become exercisable or convertible within 60 days of May 14, 2010 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the number of shares beneficially owned and percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(3)	Each is a founder and/or director of the Company.

(4)	Consists of (a) 30,616,200 share of common stock and (b) 148,586 shares of common stock issuable upon exercise of warrants that have vested or will vest within the next 60 days.

(5)
Consists of (a) 100,000 shares of common stock, (b) 200,000 shares of common stock issuable upon exercise of options that have vested or will vest within the next 60 days, and (c) 100,000 shares of common stock issuable upon the exercise of warrants that have vested or will vest within the next 60 days.

(6)	Consists of 1,000,000 shares of common stock issuable upon the exercise of options that have vested or will vest within the next 60 days.

(7)
Consists of (a) 100,000 shares of common stock, (b) 340,625 shares of common stock issuable upon the exercise of options that have vested or will vest within the next 60 days, and (c) 100,000 shares of common stock issuable upon the exercise of warrants that have vested or will vest within the next 60 days.  Does not include 109,375 shares of common stock underlying options that are not exercisable within the next 60 days.

(8)	Consists of (a) 24,000 shares of common stock and (b) 200,000 shares of common stock issuable upon the exercise of options that have vested or will vest within the next 60 days.

(9)
Consists of: (a) 19,548 shares of common stock, (b) 4,102,582 shares of common stock issuable upon the exercise of options that have vested or will vest within the next 60 days, and (c) 50,000 shares of common stock issuable upon the exercise of warrants that have vested or will vest within the next 60 days.  Does not include 1,677,578 shares of common stock underlying options that are not exercisable within the next 60 days.

(10)
Consists of 1,145,833 shares of common stock issuable upon the exercise of options that either vested or will vest within the next 60 days.  Does not include 1,854,167 shares of common stock underlying options that are not exercisable within the next 60 days.

DESCRIPTION OF SECURITIES

Common Stock

We are currently authorized to issue 260,000,000 shares, 250,000,000 of which are shares of Common Stock, $0.001 par value (the “Common Stock”) and 10,000,000 of which are shares of Preferred Stock, $0.001 par value (the “Preferred Stock”).  There are currently outstanding 69,058,237 shares of Common Stock and no shares of Preferred Stock.

The holders of our  Common Stock are entitled to one vote for each share of record on all matters to be voted on by stockholders.  Stockholders are not entitled to cumulative voting, so the holders of Common Stock entitled to cast more than 50% of the votes cast at an election of directors can elect all of the directors.  Holders of Common Stock are entitled to receive ratably such dividends as may be declared by the Board of Directors out of funds legally available therefore, as well as any distributions to the shareholders and, in the event of liquidation, dissolution or winding up of SpectrumDNA, are entitled to share ratably in all assets of SpectrumDNA remaining after satisfaction of all liabilities.  Holders of the Common Stock have no conversion, redemption or preemptive rights or other rights to subscribe for additional shares.  The outstanding shares of Common Stock are, and the shares of Common Stock issuable hereunder, will be, validly issued, fully paid and non-assessable.

Preferred Stock

We are authorized to issue 10,000,000 shares of preferred stock, $.001 par value per share, none of which are issued and outstanding. The preferred stock will be entitled to preference over the common stock with respect to the distribution of assets of SpectrumDNA in the event of its liquidation, dissolution, or winding-up, whether voluntarily or involuntarily, or in the event of any other distribution of assets of the corporation among its stockholders for the purpose of winding-up its affairs. The authorized but unissued shares of preferred stock may be divided into and issued in designated series from time to time by one or more resolutions adopted by our Board of Directors. The Board in its sole discretion shall have the power to determine the relative powers, preferences, and rights of each series of preferred stock. The issuance of preferred shares with such voting or conversion rights may have the effect of delaying, deferring or preventing a change in control of SpectrumDNA.

There are no other provisions in our certificate of incorporation or our bylaws that may result in the delaying, deferring or preventing of a change in control of SpectrumDNA.

Stock Options, Warrants and Other Rights

There are currently outstanding options to purchase an aggregate of 15,764,551 shares of our common stock and outstanding common stock purchase warrants to purchase 16,198,586 shares of our common stock and placement agent warrants to purchase 2,010,000 shares of our common stock.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

The Company's Bylaws (the “Bylaws”) provide that the Company will indemnify its officers and directors to the fullest extent permitted by Delaware law.  The Bylaws also provide that the Company will indemnify and hold harmless its officers and directors for any liability including reasonable costs of defense arising out of any act or omission taken on behalf of the Company, to the fullest extent allowed by Delaware law, if the officer or director acted in good faith and in a manner the officer or director reasonably believed to be in, or not opposed to, the best interests of the corporation.  The Company has also entered into indemnification agreements with the officers and directors of the Company with indemnification obligation substantially similar to those in the Bylaws, provided that they provide for advancement of funds in certain circumstances where the indemnified officers and directors have presented claims for indemnification.

In so far as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”) may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification for such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SELLING STOCKHOLDERS

Selling Stockholder Table

This prospectus covers the offer and sale by the selling stockholders of up to 44,519,586 shares of common stock.  We are registering for resale 15,150,000 shares issued pursuant to our private placement offering of our securities consisting of Common Stock and common stock purchase warrants (the “Purchase Warrants”) which offering was completed in the first quarter of 2010 (the “Private Offering”); 15,150,000 shares issuable upon exercise of the Purchase Warrants issued in the Private Offering; 2,010,000 shares issuable upon exercise of placement agent warrants (the “Placement Agent Warrants”) issued to the placement agent and its designees in connection with the Private  Offering; 4,500,000 shares issued during the fourth quarter of 2009 and the first quarter of 2010 to two consultants or its designees as compensation for consulting services; 661,000 shares issued upon conversion of certain Convertible Promissory Notes that the Company sold in a private debt offering (“Bridge Financing”) during the fourth quarter of 2009; 1,048,586 shares issuable upon the exercise of the Purchase Warrants issued in the Bridge Financing; and 6,000,000 shares currently owned by the Company’s Chief Executive Officer which were issued to him in May 2006.

Each of the Purchase Warrants is exercisable for a term of five years and entitles the holder thereof to purchase one share of Common Stock at a price of $0.25 per share.

Each of the Placement Agent Warrants is exercisable for a term of five years and entitles the holder thereof to purchase warrant units (the “Warrant Units”) at an exercise price of $0.10 per Warrant Unit with each Warrant Unit consisting of one share of Common Stock and one Purchase Warrant.

All such shares issued or to be issued are and will be restricted securities as that term is defined in Rule 144 under the Securities Act, and will remain restricted unless and until such shares are sold pursuant to this prospectus or otherwise are sold in compliance with Rule 144.

The following table sets forth, to our best knowledge and belief, with respect to the selling stockholders:

•	The number of shares of common stock beneficially owned as of the date hereof,

•	The number of shares of common stock eligible for resale and to be offered by each selling stockholder pursuant to this prospectus,

•	The number of shares owned by each selling stockholder after the offering contemplated hereby, assuming all the shares eligible for resale pursuant to this prospectus actually are sold,

•	The percentage of shares of common stock beneficially owned by each selling stockholder after the offering contemplated hereby, and

•
In the notes to the table, additional information concerning the selling stockholders.  Except as indicated in the notes to the table, all of the shares being offered for resale pursuant to this prospectus were acquired pursuant to the Private Offering or the Bridge Financing.  In addition, except as indicated in the notes to the table, no selling stockholder which is not a natural person, is a broker-dealer or an affiliate of a broker-dealer.    In addition, except as indicated in the notes to the table, no selling stockholder has had a material relationship during the past three years with SpectrumDNA or any of its predecessors or affiliates.

We will not receive any proceeds from the resale of the common stock by the selling stockholders.  We will receive proceeds from the Purchase Warrants and Placement Agent Warrants, if exercised.

The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the information is not necessarily indicative of beneficial ownership for any other purpose. Under the rule, beneficial ownership includes any shares as to which the selling stockholder has or within 60 days has the right to acquire sole or shared voting power or investment power, and each selling stockholder’s percentage ownership is computed without regard to the amounts of shares that other selling stockholders have the right to acquire.

					Share Ownership
		Shares	Shares to be Sold in this	Share Ownership After Offering	After Offering
First Name	Last Name	Owned	Offering	No. of Shares	% of Class
Patricia	Avery (1)	500,000	500,000	-	0%
James A.	Banister (2) *	30,764,786	6,148,586	24,616,200	36%
John H.	Bargren (3)	500,000	400,000	100,000	0%
Lisa	Barron (4)	210,000	200,000	10,000	0%
Therese L.	Beemster (5)	210,000	200,000	10,000	0%
Jason	Brown (6)	20,000	20,000	-	0%
Kyle & Richard	Buchakjian (7)	500,000	500,000	-	0%
Deloree A.	Burd (8)	255,080	200,000	55,080	0%
Michelle	Byruch (9)	538,126	538,126	-	0%
Avram	Cahn (10)	250,000	250,000	-	0%
Nathan E.	Capps (11)	1,300,300	1,100,000	200,300	0%
Cal C.	Chandler (12)	200,000	200,000	-	0%
Peter	Christos (13)	1,001,000	1,001,000	-	0%
John J.	Corino (14)	330,000	250,000	80,000	0%
Jack	Cowles (15)	826,667	626,667	200,000	0%
Michael & Gia	Dowling (16)	400,000	200,000	200,000	0%
Robert E.	Duke (17)	500,000	500,000	-	0%
Robert	Dziedzic (18)	500,000	500,000	-	0%
Mike	Etemad (19)	30,000	30,000	-	0%
Bass	Fakih (20)	500,000	500,000	-	0%
Claudia	Faris (21)	500,000	500,000	-	0%
George N.	Faris (22)	788,126	788,126	-	0%
Danielle	Faris (23)	234,000	234,000	-	0%
Rose	Freda (24)	6,000	6,000	-	0%
Joseph	Gentile (25)	81,500	81,500	-	0%
Steve	Gerstenberger (26)	250,000	250,000	-	0%
Richard	Gherardi (27)	500,000	500,000	-	0%
Douglas A.	Gochanour (28)	1,070,000	1,000,000	70,000	0%

Keith	Goodman (29)	297,067	297,067	-	0%
L. David	Griffin (30)	200,000	200,000	-	0%
Robert N.	Haidinger (31)	500,000	500,000	-	0%
Edward L	Hardin Jr (32)	300,000	300,000	-	0%
Robert A.	Harris (33)	250,000	250,000	-	0%
Else	Hiemstra (34)	320,000	300,000	20,000	0%
Timothy A	Hill (35)	200,000	200,000	-	0%
John Thomas	Horner (36)	401,000	401,000	-	0%
James J. & Irene J.	Jonczyk (37)	246,950	200,000	46,950	0%
Philip R.	Jones (38)	1,849,333	934,333	915,000	1%
Robert E.	Kabacy (39)	250,000	250,000	-	0%
Tarek	Kudsi (40)	500,000	500,000	-	0%
Richard	Lauritzen (41)	1,360,000	1,000,000	360,000	1%
David	Leventhal (42)	500,000	500,000	-	0%
Nathan	Lowenbraum (43)	1,000,000	1,000,000	-	0%
Robert	Mangino (44)	500,000	500,000	-	0%
Randall	Marx (45)	500,000	500,000	-	0%
Colin	McCarthy (46)	69,500	69,500	-	0%
Kelly A.	McCrystal (47) *	4,172,131	50,000	4,122,131	6%
Hugh K. & Ann Marie	McCrystal (48)	200,000	200,000	-	0%
Thomas	Mikolasko (49)	1,000,998	1,000,998	-	0%
Charles R.	Miller (50)	232,500	200,000	32,500	0%
David	Monassebian (51)	250,000	250,000	-	0%
Lee D.	Musser (52)	200,000	200,000	-	0%
David E.	Nelson (53)	200,000	200,000	-	0%
Rob & Rebecca	Noblin (54)	500,000	500,000	-	0%
Jeffrey & Lisa	Nolan (55)	540,625	200,000	340,625	0%
McKay	Pearson (56)	225,000	200,000	25,000	0%
Theodoros & Dimitrios	Perides (57)	1,000,000	1,000,000	-	0%
Gary	Perrine (58)	505,410	500,000	5,410	0%
Sandra D.	Poor (59)	135,272	100,000	35,272	0%
Denise	Puma (60)	1,076,250	1,076,250	-	0%
Lawrence	Rodler (61)	500,000	500,000	-	0%
John	Roglieri (62)	200,000	200,000	-	0%
Donald G.	Rynne (63)	500,000	500,000	-	0%
Carmine & Barbara	Santandrea (64)	500,000	500,000	-	0%
Michael	Solomon (65)	597,433	597,433	-	0%
Samuel	Staggers (66)	1,000,000	1,000,000	-	0%
Henry	Steeneck (67)	1,000,000	1,000,000	-	0%
Hayat B.	Stein (68)	1,000,000	1,000,000	-	0%
Barry	Sussman (69)	500,000	500,000	-	0%
Alan	Talesnick (70)	250,000	250,000	-	0%
Tim	Tetarenko (71)	250,000	250,000	-	0%
Georgia	Todd (72)	200,000	200,000	-	0%
Edward & Roberta	Zale (73)	1,000,000	1,000,000	-	0%
Scott	Zimmer (74)	250,000	250,000	-	0%
	Anthony Crisci Sr. / Margaret J. Smith (75)	1,000,000	1,000,000	-	0%
	David Arron Profit Sharing Plan 001 (76)	500,000	500,000	-	0%
	Don Boggs Revocable Trust (77)	500,000	500,000	-	0%
	HFP Capital Markets LLC (78)	169,000	169,000	-	0%
	Irving J. Hall & Lois J. Hall Trust (79)	200,000	200,000	-	0%
	Martin Leibowitz Revocable Trust (80)	500,000	500,000	-	0%
	Scherlis Family LLC (81)	1,000,000	1,000,000	-	0%
	The Mountain View Trust (82) **	3,376,000	1,500,000	1,876,000	3%
	Vicky L. Miller / Carol A. Auping (83)	785,500	600,000	185,500	0%

*
The selling stockholder is subject to a lock-up agreement dated as of September 21, 2009 by and between the Company and each of the Company’s then eight executive officers and directors pursuant to which each of such executive officers agreed that until the one-year anniversary of the final closing of the Private Offering, that he or she will not sell, assign or transfer any securities of the Company, owned directly by such stockholder or with respect to which such stockholder has beneficial ownership, provided, however, that after the six-month anniversary of such final closing date, such persons will be permitted to sell collectively up to one quarter of one percent (1/4%) of the fully-diluted Common Stock upon completion of the Private Offering each month which sales can be made only if: (i) the average closing price of the Company’s Common Stock for 15 consecutive trading days immediately prior to such proposed date of sale equals or exceeds $0.50; and (ii) the average daily trading volume for 15 consecutive trading days immediately prior to such proposed date of sale equals or exceeds 250,000 shares.

**
The selling stockholder has agreed that until the six-month anniversary of the final closing of the Private Offering, it will not sell, assign or transfer more than 50% of any securities of the Company owned directly by such stockholder or with respect to which such stockholder has beneficial ownership.

(1)	The shares being offered for resale include 250,000 shares issuable upon exercise of Purchase Warrants acquired in the Private Offering.

(2)
The shares being offered for resale consist of 148,586 shares issuable upon exercise of Purchase Warrants acquired in the Bridge Financing and 6,000,000 shares currently held by the James A. Banister which were issued to him as founders shares in May 2006.  James A. Banister is our President, Chief Executive Officer, Secretary, Treasurer and a Director.

(3)	The shares being offered for resale include 200,000 shares issuable upon exercise of Purchase Warrants acquired in the Private Offering.

(4)	The shares being offered for resale include 100,000 shares issuable upon exercise of Purchase Warrants acquired in the Private Offering.

(5)	The shares being offered for resale include 100,000 shares issuable upon exercise of Purchase Warrants acquired in the Private Offering.

(6)
The shares being offered for resale consist of 20,000 shares issued to Jason Brown pursuant to a consulting agreement (the “HFP Consulting Agreement”) entered into on July 31, 2009 by the Company with HFP Capital Markets LLC (“HFP”) pursuant to which the Company agreed to issue to HFP or its designees 4,000,000 shares of the Company’s restricted common stock which shall vest and become issuable 120 days from the full execution of the agreement.  All of such shares were issued on January 11, 2010.  HFP is a FINRA member firm.  HFP also acted as placement agent for the Private Offering.  Mr. Brown is an employee of HFP.

(7)	The shares being offered for resale include 250,000 shares issuable upon exercise of Purchase Warrants acquired in the Private Offering.

(8)	The shares being offered for resale include 100,000 shares issuable upon exercise of Purchase Warrants acquired in the Private Offering.

(9)
The shares being offered for resale consist of 412,500 shares issued to Michelle Byruch pursuant to the HFP Consulting Agreement and 125,626 shares issuable upon exercise of the Placement Agent Warrants issued to Ms. Byruch.

(10)	The shares being offered for resale include 125,000 shares issuable upon exercise of Purchase Warrants acquired in the Private Offering.

(11)	The shares being offered for resale include 550,000 shares issuable upon exercise of Purchase Warrants acquired in the Private Offering.

(12)	The shares being offered for resale include 100,000 shares issuable upon exercise of Purchase Warrants acquired in the Private Offering.

(13)
The shares being offered for resale consist of 800,000 shares issued to Peter Christos pursuant to the HFP Consulting Agreement and 201,000 shares issuable upon exercise of the Placement Agent Warrants issued to Mr. Christos.  Peter Christos is an employee of HFP.

(14)	The shares being offered for resale include 250,000 shares issuable upon exercise of Purchase Warrants acquired in the Bridge Financing.

(15)
The shares being offered for resale consist of 326,667 shares issued pursuant to the conversion of the convertible promissory note and 300,000 shares issuable upon exercise of Purchase Warrants acquired in the Bridge Financing.

(16)	The shares being offered for resale include 100,000 shares issuable upon exercise of Purchase Warrants acquired in the Private Offering.

(17)	The shares being offered for resale include 250,000 shares issuable upon exercise of Purchase Warrants acquired in the Private Offering.

(18)	The shares being offered for resale include 250,000 shares issuable upon exercise of Purchase Warrants acquired in the Private Offering.

(19)	The shares being offered for resale consist of 30,000 shares issued to Mike Etemad pursuant to the HFP Consulting Agreement.

(20)	The shares being offered for resale include 250,000 shares issuable upon exercise of Purchase Warrants acquired in the Private Offering.

(21)	The shares being offered for resale include 250,000 shares issuable upon exercise of Purchase Warrants acquired in the Private Offering.

(22)
The shares being offered for resale include 150,000 shares issuable upon exercise of Purchase Warrants acquired in the Private Offering, 362,500 shares issued to George Faris pursuant to the HFP Consulting Agreement and 125,626 shares issuable upon exercise of the Placement Agent Warrants issued to Mr. Faris.  To the best of our knowledge, he purchased the registered shares acquired in the Private Offering in the ordinary course of business and at the time of purchase he had no agreements or understandings, directly or indirectly, with any person to distribute the registered shares.

(23)
The shares being offered for resale consist of 50,000 shares issued to Danielle Faris pursuant to the HFP Consulting Agreement and 184,000 shares issuable upon exercise of the Placement Agent Warrants issued to Ms. Faris.  Danielle Faris is an employee of HFP.

(24)	The shares being offered for resale consist of 6,000 shares issuable upon exercise of the Placement Agent Warrants issued to Rose Freda. Ms. Freda is an employee of HFP.

(25)	The shares being offered for resale consist of 81,500 shares issuable upon exercise of the Placement Agent Warrants issued to Joseph Gentile. Mr. Gentile is an employee of HFP.

(26)	The shares being offered for resale include 125,000 shares issuable upon exercise of Purchase Warrants acquired in the Private Offering.

(27)	The shares being offered for resale include 250,000 shares issuable upon exercise of Purchase Warrants acquired in the Private Offering.

(28)	The shares being offered for resale include 500,000 shares issuable upon exercise of Purchase Warrants acquired in the Private Offering.

(29)
The shares being offered for resale consist of 116,667 shares issued to Keith Goodman pursuant to the HFP Consulting Agreement and 180,400 shares issuable upon exercise of the Placement Agent Warrants issued to Mr. Goodman.  Keith Goodman is an employee of HFP.

(30)	The shares being offered for resale include 100,000 shares issuable upon exercise of Purchase Warrants acquired in the Private Offering.

(31)	The shares being offered for resale include 250,000 shares issuable upon exercise of Purchase Warrants acquired in the Private Offering.

(32)	The shares being offered for resale include 150,000 shares issuable upon exercise of Purchase Warrants acquired in the Private Offering.

(33)	The shares being offered for resale include 125,000 shares issuable upon exercise of Purchase Warrants acquired in the Private Offering.

(34)	The shares being offered for resale include 150,000 shares issuable upon exercise of Purchase Warrants acquired in the Private Offering.

(35)
The shares being offered for resale include 100,000 shares issuable upon exercise of Purchase Warrants acquired in the Private Offering.  Timothy Hill is an employee of Principal Financial Group, a FINRA member firm.  To the best of our knowledge, he purchased the registered shares in the ordinary course of business and at the time of purchase he had no agreements or understandings, directly or indirectly, with any person to distribute the registered shares.

(36)
The shares being offered for resale consist of 200,000 shares issued to John Thomas Horner pursuant to the HFP Consulting Agreement and 201,000 shares issuable upon exercise of the Placement Agent Warrants issued to Mr. Horner.  John Thomas Horner is an employee of HFP.

(37)	The shares being offered for resale include 100,000 shares issuable upon exercise of Purchase Warrants acquired in the Private Offering.

(38)
The shares being offered for resale consist of 334,333 shares issued pursuant to the conversion of the convertible promissory note, 300,000 shares issuable upon exercise of Purchase Warrants acquired in the Bridge Financing, and 150,000 shares issuable upon exercise of Purchase Warrants acquired in the Private Offering.

(39)	The shares being offered for resale include 125,000 shares issuable upon exercise of Purchase Warrants acquired in the Private Offering.

(40)	The shares being offered for resale include 250,000 shares issuable upon exercise of Purchase Warrants acquired in the Private Offering.

(41)	The shares being offered for resale include 500,000 shares issuable upon exercise of Purchase Warrants acquired in the Private Offering.

(42)	The shares being offered for resale include 250,000 shares issuable upon exercise of Purchase Warrants acquired in the Private Offering.

(43)	The shares being offered for resale include 500,000 shares issuable upon exercise of Purchase Warrants acquired in the Private Offering.

(44)	The shares being offered for resale include 250,000 shares issuable upon exercise of Purchase Warrants acquired in the Private Offering.

(45)	The shares being offered for resale include 250,000 shares issuable upon exercise of Purchase Warrants acquired in the Private Offering.

(46)	The shares being offered for resale consist of 69,500 shares issuable upon exercise of the Placement Agent Warrants issued to Colin McCarthy. Mr. McCarthy is an employee of HFP.

(47)
The shares being offered for resale consist of 50,000 shares issuable upon exercise of Purchase Warrants acquired in the Bridge Financing.  Kelly A. McCrystal is the Managing Director of our Addictionary product line.  Until May 1, 2010, she was the Company’s Chief Operating Officer.

(48)	The shares being offered for resale include 100,000 shares issuable upon exercise of Purchase Warrants acquired in the Private Offering.

(49)
The shares being offered for resale consist of 800,000 shares issued to Thomas Mikolasko pursuant to the HFP Consulting Agreement and 200,998 shares issuable upon exercise of the Placement Agent Warrants issued to Mr. Mikolasko.  Thomas Mikolasko is an employee of HFP.

(50)	The shares being offered for resale include 100,000 shares issuable upon exercise of Purchase Warrants acquired in the Private Offering.

(51)	The shares being offered for resale include 125,000 shares issuable upon exercise of Purchase Warrants acquired in the Private Offering.

(52)	The shares being offered for resale include 100,000 shares issuable upon exercise of Purchase Warrants acquired in the Private Offering.

(53)	The shares being offered for resale include 100,000 shares issuable upon exercise of Purchase Warrants acquired in the Private Offering.

(54)	The shares being offered for resale include 250,000 shares issuable upon exercise of Purchase Warrants acquired in the Private Offering.

(55)	The shares being offered for resale include 100,000 shares issuable upon exercise of Purchase Warrants acquired in the Private Offering.

(56)	The shares being offered for resale include 100,000 shares issuable upon exercise of Purchase Warrants acquired in the Private Offering.

(57)	The shares being offered for resale include 500,000 shares issuable upon exercise of Purchase Warrants acquired in the Private Offering.

(58)	The shares being offered for resale include 250,000 shares issuable upon exercise of Purchase Warrants acquired in the Private Offering.

(59)	The shares being offered for resale include 50,000 shares issuable upon exercise of Purchase Warrants acquired in the Private Offering.

(60)
The shares being offered for resale consist of 825,000 shares issued to Denise Puma pursuant to the HFP Consulting Agreement and 251,250 shares issuable upon exercise of the Placement Agent Warrants issued to Ms. Puma.

(61)	The shares being offered for resale include 250,000 shares issuable upon exercise of Purchase Warrants acquired in the Private Offering.

(62)	The shares being offered for resale include 100,000 shares issuable upon exercise of Purchase Warrants acquired in the Private Offering.

(63)	The shares being offered for resale include 250,000 shares issuable upon exercise of Purchase Warrants acquired in the Private Offering.

(64)	The shares being offered for resale include 250,000 shares issuable upon exercise of Purchase Warrants acquired in the Private Offering.

(65)
The shares being offered for resale consist of 233,333 shares issued to Michael Solomon pursuant to the HFP Consulting Agreement and 364,100 shares issuable upon exercise of the Placement Agent Warrants issued to Mr. Solomon.  Michael Solomon is an employee of HFP.

(66)	The shares being offered for resale include 500,000 shares issuable upon exercise of Purchase Warrants acquired in the Private Offering.

(67)	The shares being offered for resale include 500,000 shares issuable upon exercise of Purchase Warrants acquired in the Private Offering.

(68)	The shares being offered for resale include 500,000 shares issuable upon exercise of Purchase Warrants acquired in the Private Offering.

(69)	The shares being offered for resale include 250,000 shares issuable upon exercise of Purchase Warrants acquired in the Private Offering.

(70)	The shares being offered for resale include 125,000 shares issuable upon exercise of Purchase Warrants acquired in the Private Offering.

(71)	The shares being offered for resale include 125,000 shares issuable upon exercise of Purchase Warrants acquired in the Private Offering.

(72)	The shares being offered for resale include 100,000 shares issuable upon exercise of Purchase Warrants acquired in the Private Offering.

(73)	The shares being offered for resale include 500,000 shares issuable upon exercise of Purchase Warrants acquired in the Private Offering.

(74)	The shares being offered for resale include 125,000 shares issuable upon exercise of Purchase Warrants acquired in the Private Offering.

(75)	The shares being offered for resale include 500,000 shares issuable upon exercise of Purchase Warrants acquired in the Private Offering.

(76)
The shares being offered for resale include 250,000 shares issuable upon exercise of Purchase Warrants acquired in the Private Offering.  David Aaron exercises dispositive voting or investment control over the shares listed on behalf of such plan.

(77)
The shares being offered for resale include 250,000 shares issuable upon exercise of Purchase Warrants acquired in the Private Offering.  Don Boggs exercises dispositive voting or investment control over the shares listed on behalf of such entity.

(78)	The shares being offered for resale consist of 19,000 shares issuable upon exercise of the Placement Agent Warrants issued to HFP.

(79)
The shares being offered for resale include 100,000 shares issuable upon exercise of Purchase Warrants acquired in the Private Offering.  Irving J. Hall and Lois J. Hall exercise dispositive voting or investment control over the shares listed on behalf of such trust.

(80)
The shares being offered for resale include 250,000 shares issuable upon exercise of Purchase Warrants acquired in the Private Offering.  Martin Leibowitz exercises dispositive voting or investment control over the shares listed on behalf of such trust.

(81)
The shares being offered for resale include 500,000 shares issuable upon exercise of Purchase Warrants acquired in the Private Offering.   Morris Scherlis exercises dispositive voting or investment control over the shares listed on behalf of such trust.

(82)
The shares being offered for resale include 500,000 shares issuable upon exercise of Purchase Warrants acquired in the Private Offering and 500,000 shares issued pursuant to a consulting agreement entered into with The Mountain View Trust on January 15, 2010.  Steven Cloyes exercises dispositive voting or investment control over the shares listed on behalf of such entity.

(83)	The shares being offered for resale include 300,000 shares issuable upon exercise of Purchase Warrants acquired in the Private Offering.

PLAN OF DISTRIBUTION

We are registering the shares of common stock on behalf of the selling stockholders. Sales of shares may be made by the selling stockholders, including their respective donees, transferees, pledgees or other successors-in-interest directly to purchasers or to or through underwriters, broker-dealers or through agents. Sales may be made from time to time on the over-the-counter market, or on any other exchange upon which our shares may trade in the future, at market prices prevailing at the time of sale, at prices related to market prices, or at negotiated or fixed prices. The shares may be sold by one or more of, or a combination of, the following:

•
a block trade in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction (including crosses in which the same broker acts as agent for both sides of the transaction);

•	purchases by a broker-dealer as principal and resale by such broker-dealer, including resales for its account, pursuant to this prospectus;

•	ordinary brokerage transactions and transactions in which the broker solicits purchases;

•	through options, swaps or derivatives;

•	in privately negotiated transactions;

•	in making short sales or in transactions to cover short sales; and

•	put or call option transactions relating to the shares.

If the selling stockholders effect such transactions by selling their shares of common stock to or through underwriters, brokers, dealers or agents, such underwriters, brokers, dealers or agents may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of common stock for whom they may act as agent (which discounts, concessions or commissions as to particular underwriters, brokers, dealers or agents may be in excess of those customary in the types of transactions involved). Any brokers, dealers or agents that participate in the distribution of the common stock may be deemed to be underwriters, and any profit on the sale of common stock by them and any discounts, concessions or commissions received by any such underwriters, brokers, dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act.

The selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with those transactions, the broker-dealers or other financial institutions may engage in short positions or other derivative transactions relating to the shares of our common stock or of securities convertible into or exchangeable for the shares of our common stock in the course of hedging positions they assume with the selling stockholders and may deliver such securities to close out their short positions or otherwise settle short sales or other transactions. The selling stockholders may also loan or pledge shares to broker-dealers or other third parties. In connection with those transactions, the broker-dealers or other third parties may sell such loaned or pledged shares. The selling stockholders may also enter into options or other transactions with broker-dealers or other financial institutions which require the delivery of shares offered by this prospectus to those broker-dealers or other financial institutions. The broker-dealer or other financial institution may then resell the shares pursuant to this prospectus (as amended or supplemented, if required by applicable law, to reflect those transactions).

Under the securities laws of certain states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. The selling stockholders are advised to ensure that any underwriters, brokers, dealers or agents effecting transactions on behalf of the selling stockholders are registered to sell securities in all fifty states. In addition, in certain states the shares of common stock may not be sold unless the shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

Our common stock is deemed to be “penny stock” as that term is defined in Rule 3a51-1 promulgated under the Exchange Act.  Penny stocks are stock:  (i) with a price of less than $5.00 per share; (ii) that are not traded on a “recognized” national exchange; (iii) whose prices are not quoted on the Nasdaq automated quotation system (Nasdaq listed stock must still have a price of not less than $5.00 per share); or (iv) in issuers with net tangible assets less than $2.0 million (if the issuer has been in continuous operation for at least three years) or $5.0 million (if in continuous operation for less than three years), or with average revenues of less than $6.0 million for the last three years.

Broker/dealers dealing in penny stocks are required to provide potential investors with a document disclosing the risks of penny stocks. Moreover, broker/dealers are required to determine whether an investment in a penny stock is a suitable investment for a prospective investor. These requirements may reduce the potential market for our common stock by reducing the number of potential investors. This may make it more difficult for investors in our common stock to sell shares to third parties or to otherwise dispose of them. This could cause our stock price to decline.

The selling stockholders should be aware that the anti-manipulation provisions of Regulation M under the Exchange Act will apply to purchases and sales of shares of common stock by the selling stockholders, and that there are restrictions on market-making activities by persons engaged in the distribution of the shares. Under Registration M, the selling stockholders or their agents may not bid for, purchase, or attempt to induce any person to bid for or purchase, our shares of common stock while such selling stockholder is distributing shares covered by this prospectus. Accordingly, except as noted below, the selling stockholders are not permitted to cover short sales by purchasing shares while the distribution is taking place. The selling stockholders are advised that if a particular offer of common stock is to be made on terms constituting a material change from the information set forth above with respect to the Plan of Distribution, then, to the extent required, a post-effective amendment to the accompanying registration statement must be filed with the SEC.

The selling stockholders also may resell all or a portion of their shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided they meet the criteria and conform to the requirements of Rule 144.

We will pay all the expenses incident to the registration, offering and sale of the shares of common stock to the public hereunder other than commissions, fees and discounts of underwriters, brokers, dealers and agents.  We will not receive any proceeds from the sale of any of the shares of common stock by the selling stockholders.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
ON ACCOUNTING AND FINANCIAL DISCLOSURE

Our principal independent accountants for our two most recent fiscal years and any later interim period have not resigned, declined to stand for re-election or were dismissed.

LEGAL MATTERS

The validity of the shares of common stock being offered hereby will be passed upon for us by Kaye Cooper Fiore Kay & Rosenberg, LLP, 30A Vreeland Road, Florham Park, New Jersey 07932.

EXPERTS

Our consolidated financial statements appearing in this prospectus and registration statement as of and for the years ended December 31, 2008 and 2009 have been audited by Chisholm, Bierwolf, Nilson & Morrill LLC, independent accountants as set forth in its report appearing elsewhere herein, and is included in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

AVAILABLE INFORMATION

We have filed a registration statement on Form S-1 under the Securities Act, relating to the shares of common stock being offered by this prospectus, and reference is made to such registration statement. This prospectus constitutes the prospectus of SpectrumDNA, Inc. and its consolidated subsidiaries filed as part of the registration statement, and it does not contain all information in the registration statement, as certain portions have been omitted in accordance with the rules and regulations of the SEC.

We are subject to the informational requirements of the Exchange Act and file annual, quarterly and current reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information may be inspected at the public reference room of the SEC at 100 F Street, N.E., Washington D.C. 20549. Copies of such material can be obtained from the facility at prescribed rates. Please call the SEC toll free at 1-800-SEC-0330 for information about its public reference room. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC’s Internet website at http://www.sec.gov.

Statements contained in this prospectus as to the contents of any contract, agreement or any other document are summaries of the material terms of this contract, agreement or other document. With respect to each of these contracts, agreements or other documents filed as an exhibit to the registration statement, reference is made to the exhibits for a more complete description of the matter involved.

You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. The selling stockholders are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of the document.

SPECTRUMDNA, INC.

Consolidated Financial Statements

Years Ended December 31, 2009 and 2008

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders
SpectrumDNA, Inc.
Park City, Utah

We have audited the accompanying consolidated balance sheets of SpectrumDNA, Inc, as of December 31, 2009 and 2008, and the related consolidated statements of operations, stockholders' deficit and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatements. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's Internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and the significant estimates made by management, as well as evaluating the overall consolidated financial statements presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the aforementioned consolidated financial statements present fairly, in all material respects, the consolidated financial position of SpectrumDNA, Inc., as of December 3l, 2009 and 2008, and the results of its consolidated operations and cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 9 to the consolidated financial statements, the Company has suffered recurring losses from operations, has used significant cash flows in operating activities and has not established a positive working capital. These factors raise substantial doubt about the Company's ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Chisholm, Bierwolf, Nilson & Morrill LLC
Bountiful, Utah
April 5, 2010

PCAOB Registered, Members of AICPA, CPCAF and UACPA
533 West 2600 South, Suite 25 • Bountiful, Ulath 84010	12 South Main, Suite 208, Layton, Utah 84041

SpectrumDNA, Inc.
Consolidated Balance Sheets
	December 31,	December 31,
	2009	2008

ASSETS

CURRENT ASSETS

Cash	$10,303	$548,499
Accounts receivable, net	6,750	14,000
Prepaid expenses	18,272	59,204

Total Current Assets	35,325	621,703

PROPERTY AND EQUIPMENT, NET	6,643	11,629

OTHER ASSETS

Domain names, net	2,542	3,428
Product development, net	2,583	69,273
Security deposit	5,000	5,000

Total Other Assets	10,125	77,701

TOTAL ASSETS	$52,093	$711,033

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES

Accounts payable	$152,019	$34,386
Accounts payable - Related Parties	10,112	-
Accrued expenses	166,526	11,933
Interest payable	8,723	-
Debt conversion payable	43,834	-
Convertible promissory notes	49,611	-
Convertible promissory notes - Related Parties	8,017	-
Notes payable	19,150	-

Total Current Liabilities	457,992	46,319
Total Liabilities	457,992	46,319

COMMITMENTS	-	-
STOCKHOLDERS' EQUITY (DEFICIT)

Preferred stock, $0.001 par value, 10,000,000 shares authorized, -0- shares issued and outstanding	-	-
Common stock, $0.001 par value, 250,000,000 shares authorized, 52,747,237 and 48,739,658 shares issued and outstanding, respectively	52,748	48,740
Additional paid-in capital	7,212,527	5,309,232
Prepaid consulting services	(544,444)	-
Accumulated deficit	(7,126,730)	(4,693,258)

Total Stockholders' Equity (Deficit)	(405,899)	664,714
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$52,093	$711,033

The accompanying notes are an integral part of these consolidated financial statements.

SpectrumDNA, Inc.
Consolidated Statements of Operations

	For the	For the
	Year Ended	Year Ended
	December 31,	December 31,
	2009	2008

REVENUES, net	$149,800	$67,747

COST OF SALES, net	68,926	97,669

GROSS PROFIT (LOSS)	80,874	(29,922)

OPERATING EXPENSES

General and administrative	889,354	795,211
Salaries and wages	1,480,029	1,553,505
Product development expenses	80,578	209,496
Bad debt expense	-	90
Depreciation expense	8,496	7,389

Total Operating Expenses	2,458,457	2,565,691

OPERATING LOSS	(2,377,583)	(2,595,613)

OTHER INCOME (EXPENSES)
Interest income	1,984	36,982
Interest expense	(66,873)	-
Other income	9,000	-

Total Other Income (Expenses)	(55,889)	36,982

NET LOSS BEFORE INCOME TAXES	(2,433,472)	(2,558,631)
INCOME TAX EXPENSE	-	-

NET LOSS	$(2,433,472)	$(2,558,631)

BASIC AND FULLY DILUTED LOSS PER SHARE	$(0.05)	$(0.05)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING	49,108,860	48,658,823

The accompanying notes are an integral part of these consolidated financial statements.

SpectrumDNA, Inc.
Consolidated Statements of Stockholders' Equity (Deficit)
For the period January 1, 2008 through December 31, 2009

								Total
					Additional		Prepaid	Stockholders'
	Preferred Stock		Common Stock		Paid-In	Accumulated	Equity	Equity
	Shares	Amount	Shares	Amount	Capital	Deficit	Expenses	(Deficit)

Balance, January 1, 2008	-	$-	48,626,667	$48,627	$4,068,731	$(2,134,627)	$-	$1,982,731

Common shares issued for services at an average of $0.37 per share	-	-	112,991	113	42,095	-	-	42,208
Compensation expense associated with stock options and warrants	-	-	-	-	1,198,406	-	-	1,198,406
Net loss for the year ended December 31, 2008	-	-	-	-	-	(2,558,631)	-	(2,558,631)

Balance, December 31, 2008	-	-	48,739,658	48,740	5,309,232	(4,693,258)	-	664,714

Common shares issued for services at an average of $0.55 per share	-	-	7,579	8	4,159	-	-	4,167
Common shares issued for pre-paid services at an average of $0.14 per share	-	-	4,000,000	4,000	556,000	-	(560,000)	-
Compensation expense associated with stock options and warrants	-	-	-	-	1,282,111	-	-	1,282,111
Amortization of prepaid consulting services							15,556	15,556
Value attributable to beneficial conversion features and related warrant valuation	-	-	-	-	61,025	-	-	61,025
Net loss for the year ended December 31, 2009	-	-	-	-	-	(2,433,472)		(2,433,472)

Balance, December 31, 2009	$-	$-	52,747,237	$52,748	$7,212,527	$(7,126,730)	$(544,444)	$(405,899)

The accompanying notes are an integral part of these consolidated financial statements.

SpectrumDNA, Inc.
Consolidated Statements of Cash Flows

	For the	For the
	Year Ended	Year Ended
	December 31,	December 31,
	2009	2008

CASH FLOWS FROM OPERATING ACTIVITIES

Net loss	$(2,433,472)	$(2,558,631)
Adjustments to reconcile net loss to net used by operating activities:
Depreciation and amortization	77,423	99,613
Stock options and warrants granted for services rendered	1,282,111	1,198,406
Common stock issued for services rendered	4,167	42,208
Prepaid consulting services	15,556	-
Accretion of discount on convertible promissory notes	57,628	-
Changes in operating assets and liabilities
(Increase) decrease in accounts receivable	7,250	(14,000)
(Increase) decrease in employee advances	-	1,790
(Increase) decrease in prepaid expenses	64,782	(10,050)
Increase (decrease) in accounts payable and accrued expenses	291,060	(21,693)

Net Cash Used in Operating Activities	(633,495)	(1,262,357)

CASH FLOWS FROM INVESTING ACTIVITIES

Cash paid for fixed assets	(3,510)	(11,491)
Cash paid for product development	-	(8,110)
Cash paid for intangible assets	(1,350)	(3,095)

Net Cash Used in Investing Activities	(4,860)	(22,696)

CASH FLOWS FROM FINANCING ACTIVITIES

Payments made on notes payable	(4,700)	-
Proceeds from convertible promissory notes	104,859	-

Net Cash Provided by Financing Activities	100,159	-

NET DECREASE IN CASH	(538,196)	(1,285,053)

CASH AT BEGINNING OF YEAR	548,499	1,833,552

CASH AT END OF YEAR	$10,303	$548,499

The accompanying notes are an integral part of these consolidated financial statements.

SpectrumDNA, Inc.
Consolidated Statements of Cash Flows (Continued)

	For the	For the
	Year Ended	Year Ended
	December 31,	December 31,
	2009	2008

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:

CASH PAID FOR:

Interest	$-	$-
Income Taxes	$-	$-

NON-CASH FINANCING ACTIVITIES:

Common stock issued for services	$4,167	$42,208
Stock options and warrants granted for services rendered	$1,282,111	$1,198,406
Insurance financing through note payable	$23,850	$-
Common stock issued for prepaid consulting services	$560,000	$-

The accompanying notes are an integral part of these consolidated financial statements.

SPECTRUMDNA, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2009 and 2008

NOTE 1 -	ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

SpectrumDNA, Inc. was incorporated under the laws of the State of Delaware on January 16, 2008 under the name SpectrumDNA Holdings, Inc. to enable its now wholly-owned subsidiary, formerly known as SpectrumDNA, Inc. (now known as SpectrumDNA Studios, Inc.) to implement a holding company organizational structure.  Effective as of January 22, 2008, we reorganized into a holding company structure whereby SpectrumDNA, Inc. became a wholly-owned subsidiary of SpectrumDNA Holdings, Inc. pursuant to an Agreement and Plan of Merger dated as of January 18, 2008 whereby SpectrumDNA, Inc. changed its name to SpectrumDNA Studios, Inc. and SpectrumDNA Holdings, Inc. changed its name to SpectrumDNA, Inc.

SpectrumDNA Studios, Inc. (formerly SpectrumDNA, Inc.) is a Delaware corporation.  It was originally incorporated in the State of Utah in May 2006, and on September 11, 2006 was reorganized as a Delaware corporation as a result of a merger into a newly formed Delaware corporation incorporated on September 7, 2006 which took the Utah corporation’s name and became the surviving entity of the merger.  In management's opinion, the accompanying consolidated financial statements presented include all adjustments necessary for a fair presentation.  The consolidated financial statements include the accounts of SpectrumDNA, Inc. and its wholly-owned subsidiary, Cooshoo, Inc. which was created and capitalized by the Company (collectively, the Company).

SpectrumDNA, Inc. is a social media studio that creates digital networked applications that are engines of engagement (or “enginets”) for institutions—primarily media outlets and brand advertisers—seeking to cost-effectively capture specific audiences (“social nicheworks”) and audience behaviors, and develop advertiser-safe user-generated and user-marketed content.  Enginets are branded web and wireless-based network experiences—web apps and mobile apps— that empower users to take active roles in their community.

Financial Statement Reclassification

Certain account balances from prior periods have been reclassified in these consolidated financial statements so as to conform with current year classifications.

Development Stage Activities

Prior to the realization of significant revenues during 2009, the Company was classified as a development stage enterprise.

Cash and Cash Equivalents

Cash equivalents are highly liquid investments with maturities of three months or less when purchased.

Concentrations of Credit Risk

The Company’s financial instruments that are exposed to concentrations of credit risk consist primarily of temporary cash investments.

The Company maintains its cash balances at one financial institution.  At times, such investments may exceed the FDIC limit of $250,000 per depositor per insured institution.  The Company has not experienced any losses in such accounts, but it is exposed to limited credit risk on cash since its investments are deposited in only one financial institution.

Concentration of Revenue with Individual Customers

The Company is exposed to financial risk due to the concentration of revenue generated from certain individual customers.  During 2009, the Company had ten customers.  The top three customers represented 67% of total revenue, with the top customer representing 40% of revenue, the next customer representing 17% of the revenue and the third representing 10% of the revenue.

SPECTRUMDNA, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2009 and 2008

NOTE 1 -	ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Accounts Receivable

Accounts receivable are stated at the amount management expects to collect from outstanding balances.  The Company provides for probable uncollectible amounts through a charge to earnings and a credit to a valuation allowance based on its assessment of the current status of individual accounts.  Balances that are still outstanding after management has used reasonable collection efforts are written off through a charge to the valuation allowance and a credit to accounts receivable. A provision for bad debt of $1,668 and $-0-existed at December 31, 2009 and 2008, respectively.

Property and Equipment

Property and equipment are recorded at cost, less accumulated depreciation.  Depreciation of property and equipment is computed using the straight-line method over the estimated useful lives of the assets, generally three years.

Costs of renewals and improvements which substantially extend the useful life of the assets are capitalized.  Upon retirement, sale or other disposition, the cost and accumulated depreciation are eliminated from the respective accounts and any resulting gain or loss is included in operations.  Maintenance and repairs are expensed as incurred.

Intangible Assets

The Company’s intangible assets are amortized using the straight-line method over their estimated period of benefit of three years. The Company evaluates the recoverability of intangible assets periodically and takes into account events or circumstances that warrant revised estimates of useful lives or that indicate that impairment exists. All intangible assets are subject to amortization. No material impairments of intangible assets have been identified during the period presented.  Capitalized product development costs are amortized to Cost of Sales.

Product Development

Product development expenses include payroll, employee benefits, stock-based compensation, and other headcount-related costs associated with product development. The Company charges costs incurred internally in creating software products to product development until technological feasibility has been established.  Product development expense for the periods ended December 31, 2009 and 2008 were $80,578 and $209,496, respectively.  Thereafter, all product development costs are capitalized until the product is launched into the market.  Once the product is launched, all associated capitalized costs are amortized via the straight-line method over the estimated remaining economic life of the products.  The amortization of these costs will be included in cost of revenue over the estimated life of the products.  Amortization expense for the periods ended December 31, 2009 and 2008 were $68,926 and $88,650, respectively.

Fair Value of Financial Instruments

On January 1, 2008, the Company adopted FASB ASC 820-10-50, “ Fair Value Measurements. This guidance defines fair value, establishes a three-level valuation hierarchy for disclosures of fair value measurement and enhances disclosure requirements for fair value measures. The three levels are defined as follows:

•	Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.
•
Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

•	Level 3 inputs to valuation methodology are unobservable and significant to the fair measurement.
The carrying amounts reported in the balance sheets for the cash and cash equivalents, receivables and current liabilities each qualify as financial instruments and are a reasonable estimate of fair value because of the short period of time between the origination of such instruments and their expected realization and their current market rate of interest. The carrying value of convertible promissory notes approximates fair value because negotiated terms and conditions are consistent with current market rates as of December 31, 2009.  No convertible promissory notes were outstanding as of December 31, 2008.

SPECTRUMDNA, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2009 and 2008

NOTE 1 -	ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recently Issued Accounting Pronouncements

In January 2010, the FASB issued Accounting Standards Update 2010-02, Consolidation (Topic 810): Accounting and Reporting for Decreases in Ownership of a Subsidiary. This amendment to Topic 810 clarifies, but does not change, the scope of current US GAAP. It clarifies the decrease in ownership provisions of Subtopic 810-10 and removes the potential conflict between guidance in that Subtopic and asset derecognition and gain or loss recognition guidance that may exist in other US GAAP. An entity will be required to follow the amended guidance beginning in the period that it first adopts FAS 160 (now included in Subtopic 810-10). For those entities that have already adopted FAS 160, the amendments are effective at the beginning of the first interim or annual reporting period ending on or after December 15, 2009. The amendments should be applied retrospectively to the first period that an entity adopted FAS 160. The Company does not expect the provisions of ASU 2010-02 to have a material effect on the financial position, results of operations or cash flows of the Company.

In January 2010, the FASB issued Accounting Standards Update 2010-01, Equity (Topic 505): Accounting for Distributions to Shareholders with Components of Stock and Cash (A Consensus of the FASB Emerging Issues Task Force). This amendment to Topic 505 clarifies the stock portion of a distribution to shareholders that allows them to elect to receive cash or stock with a limit on the amount of cash that will be distributed is not a stock dividend for purposes of applying Topics 505 and 260. Effective for interim and annual periods ending on or after December 15, 2009, and would be applied on a retrospective basis. The Company does not expect the provisions of ASU 2010-01 to have a material effect on the financial position, results of operations or cash flows of the Company.

In December 2009, the FASB issued Accounting Standards Update 2009-17, Consolidations (Topic 810): Improvements to Financial Reporting by Enterprises Involved with Variable Interest Entities. This Accounting Standards Update amends the FASB Accounting Standards Codification for Statement 167. (See FAS 167 effective date below.)

In December 2009, the FASB issued Accounting Standards Update 2009-16, Transfers and Servicing (Topic 860): Accounting for Transfers of Financial Assets. This Accounting Standards Update amends the FASB Accounting Standards Codification for Statement 166. (See FAS 166 effective date below)

In October 2009, the FASB issued Accounting Standards Update 2009-15, Accounting for Own-Share Lending Arrangements in Contemplation of Convertible Debt Issuance or Other Financing. This Accounting Standards Update amends the FASB Accounting Standard Codification for EITF 09-1. (See EITF 09-1 effective date below.)

In October 2009, the FASB issued Accounting Standards Update 2009-14, Software (Topic 985): Certain Revenue Arrangements That Include Software Elements. This update changed the accounting model for revenue arrangements that include both tangible products and software elements. Effective prospectively for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15,2010. Early adoption is permitted. The Company does not expect the provisions of ASU 2009-14 to have a material effect on the financial position, results of operations or cash flows of the Company.

In October 2009, the FASB issued Accounting Standards Update 2009-13, Revenue Recognition (Topic 605): Multiple-Deliverable Revenue Arrangements. This update addressed the accounting for multiple-deliverable arrangements to enable vendors to account for products or services (deliverables) separately rather than a combined unit and will be separated in more circumstances that under existing US GAAP. This amendment has eliminated that residual method of allocation. Effective prospectively for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010. Early adoption is permitted. The Company does not expect the provisions of ASU 2009-13 to have a material effect on the financial position, results of operations or cash flows of the Company.

In September 2009, the FASB issued Accounting Standards Update 2009-12, Fair Value Measurements and Disclosures (Topic 820): Investments in Certain Entities That Calculate Net Asset Value per Share (or Its Equivalent). This update provides amendments to Topic 820 for the fair value measurement of investments in certain entities that calculate net asset value per share (or its equivalent). It is effective for interim and annual periods ending after December 15,2009. Early application is permitted in financial statements for earlier interim and annual periods that have not been issued. The Company does not expect the provisions of ASU 2009-12 to have a material effect on the financial position, results of operations or cash flows of the Company.

SPECTRUMDNA, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2009 and 2008

NOTE 1 -	ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recently Issued Accounting Pronouncements (Continued)

In July 2009, the FASB ratified the consensus reached by EITF (Emerging Issues Task Force) issued EITF No. 09-1, (ASC Topic 470) "Accounting for Own-Share Lending Arrangements in Contemplation of Convertible Debt Issuance" ("EITF 09-1"). The provisions of EITF 09-1, clarifies the accounting treatment and disclosure of share-lending arrangements that are classified as equity in the financial statements of the share lender. An example of a share-lending arrangement is an agreement between the Company (share lender) and an investment bank (share borrower) which allows the investment bank to use the loaned shares to enter into equity derivative contracts with investors. EITF 09-1 is effective for fiscal years that beginning on or after December 15,2009 and requires retrospective application for all arrangements outstanding as of the beginning of fiscal years beginning on or after December 15,2009. Share-lending arrangements that have been terminated as a result of counterparty default prior to December 15, 2009, but for which the entity has not reached a final settlement as of December 15, 2009 are within the scope. Effective for share-lending arrangements entered into on or after the beginning of the first reporting period that begins on or after June 15, 2009. The Company does not expect the provisions of EITF 09-1 to have a material effect on the financial position, results of operations or cash flows of the Company.

In June 2009, FASB issued ASC 105-10 (Prior authoritative literature:  SFAS No. 168, "The FASB Accounting Standards Codification TM and the Hierarchy of Generally Accepted Accounting Principles - a replacement of FASB Statement No. 162" ).FASB ASC 105-10 establishes the FASB Accounting Standards Codification TM (Codification) as the source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in conformity with GAAP. FASB ASC 105-10 is effective for financial statements issued for fiscal years and interim periods ending after September 15, 2009. As such, the Company is required to adopt these provisions at the beginning of the fiscal year ending December 31, 2009.  Adoption of FASB ASC 105-10 did not have a material effect on the Company’s financial statements.

In June 2009, the FASB issued FASB ASC 810-10-65 (Prior authoritative literature:  SFAS No. 167, “ Amendments to FASB Interpretation No. 46(R) ”) which amends the consolidation guidance applicable to a variable interest entity (“VIE”). This standard also amends the guidance governing the determination of whether an enterprise is the primary beneficiary of a VIE, and is therefore required to consolidate an entity, by requiring a qualitative analysis rather than a quantitative analysis. Previously, the standard required reconsideration of whether an enterprise was the primary beneficiary of a VIE only when specific events had occurred. This standard is effective for fiscal years beginning after November 15, 2009, and for interim periods within those fiscal years. Early adoption is prohibited.  Adoption of FASB ASC 810-10-65 did not have a material impact on the Company’s financial statements.

In June 2009, the FASB ASC 860-10 (Prior authoritative literature: issued SFAS No. 166, “ Accounting for Transfers of Financial Assets, an Amendment of FASB Statement No. 140 ”), which eliminates the concept of a qualifying special-purpose entity (“QSPE”), clarifies and amends the de-recognition criteria for a transfer to be accounted for as a sale, amends and clarifies the unit of account eligible for sale accounting and requires that a transferor initially measure at fair value and recognize all assets obtained and liabilities incurred as a result of a transfer of an entire financial asset or group of financial assets accounted for as a sale. This standard is effective for fiscal years beginning after November 15, 2009. Adoption of FASB ASC 860-10 did not have a material impact on the Company’s financial statements.

In May 2009, FASB issued FASB ASC 855-10 (Prior authoritative literature:  SFAS No. 165, "Subsequent Events"). FASB ASC 855-10 establishes principles and requirements for the reporting of events or transactions that occur after the balance sheet date, but before financial statements are issued or are available to be issued. FASB ASC 855-10 is effective for financial statements issued for fiscal years and interim periods ending after June 15, 2009. As such, the Company adopted these provisions at the beginning of the interim period ended June 30, 2009.

In April 2009, the FASB issued FASB ASC 810-10-65 (Prior authoritative literature: SFAS No. 164, “Not-for-Profit Entities: Mergers and Acquisitions”) which governs the information that a not-for-profit entity should provide in its financial reports about a combination with one or more other not-for-profit entities, businesses or nonprofit activities and sets out the principles and requirements for how a not-for-profit entity should determine whether a combination is in fact a merger or an acquisition. This standard is effective for mergers occurring on or after Dec. 15, 2009 and for acquisitions where the acquisition date is on or after the beginning of the first annual reporting period, beginning on or after Dec. 15, 2009. This standard does not apply to the Company since the Company is considered a for-profit entity

SPECTRUMDNA, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2009 and 2008

NOTE 1 -	ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recently Issued Accounting Pronouncements (Continued)

In May 2008, the FASB issued FASB ASC 944 (Prior authoritative literature: SFAS No. 163, "Accounting for Financial Guarantee Insurance Contracts - an interpretation of FASB Statement No. 60"). FASB ASC 944 interprets Statement 60 and amends existing accounting pronouncements to clarify their application to the financial guarantee insurance contracts included within the scope of that Statement.  This standard is effective for financial statements issued for fiscal years beginning after December 15, 2008, and all interim periods within those fiscal years.   As such, the Company is required to adopt these provisions at the beginning of the fiscal year ended December 31, 2009.  The Company does not believe this standard will have any impact on the financial statements.

In March 2008, the FASB issued FASB ASC 815-10 (Prior authoritative literature: SFAS No. 161, “ Disclosures about Derivative Instruments and Hedging Activities ”), which is effective January 1, 2009. FASB ASC 815-10 requires enhanced disclosures about derivative instruments and hedging activities to allow for a better understanding of their effects on an entity’s financial position, financial performance, and cash flows. Among other things, this standard requires disclosures of the fair values of derivative instruments and associated gains and losses in a tabular formant. This standard is not currently applicable to the Company since we do not have derivative instruments or engage in hedging activity.

In December, 2007, the FASB issued FASB ASC 810-10-65 (Prior authoritative literature: SFAS No. 160, “ Noncontrolling Interests in Consolidated Financial Statements”, an amendment of ARB No. 51). FASB ASC 810-10-65 will change the accounting and reporting for minority interests which will be characterized as noncontrolling interests and classified as a component of equity. This new consolidation method will significantly change the accounting for transactions with minority interest shareholders. This standard is effective for fiscal years and interim periods within those fiscal years beginning on or after December 15, 2008.  The Company adopted this standard beginning January 1, 2009 and does not believe it has a material impact in its financial statements.

In December, 2007, the FASB issued FASB ASC 805 (Prior authoritative literature: SFAS No. 141(R), “Business Combinations”) , which established the principles and requirements for how an acquirer recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, any non-controlling interest in the acquiree and the goodwill acquired. FASB ASC 805 also establishes disclosure requirements to enable the evaluation of the nature and financial effects of the business combination. FASB ASC 805 is effective the first annual reporting period beginning on or after December 15, 2008.  The Company adopted this standard beginning January 1, 2009 and does not believe it has a material impact in its financial statements.

In March 2007, FASB ASC 715-60 (Prior authoritative literature:  EITF Issue No. 06-10, "Accounting for Collateral Assignment Split-Dollar Life Insurance Agreements”) . FASB ASC 715-60 provides guidance for determining a liability for the postretirement benefit obligation as well as recognition and measurement of the associated asset on the basis of the terms of the collateral assignment agreement. FASB ASC 715-60 is effective for fiscal years beginning after December 15, 2007. The adoption of FASB ASC 715-60 did not have a material impact on the Company’s financial position, results of operations, or cash flows.

In February 2007, FASB ASC 825-10 (Prior authoritative literature:  Statement of Financial Accounting Standards No. 159, “ The Fair Value Option for Financial Assets and Financial Liabilities-Including an Amendment of FASB Statement No. 115   ,”) was issued. This standard allows a company to irrevocably elect fair value as the initial and subsequent measurement attribute for certain financial assets and financial liabilities on a contract-by-contract basis, with changes in fair value recognized in earnings. The provisions of this standard were effective as of the beginning of fiscal year 2008, with early adoption permitted. The adoption of FASB ASC 825-10 did not have a material impact on the Company’s financial position, results of operations, or cash flows.

SPECTRUMDNA, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2009 and 2008

NOTE 1 -	ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recently Issued Accounting Pronouncements (Continued)

In September 2006, the FASB issued FASB ASC 820-10 (Prior authoritative literature:  FASB Statement 157, “ Fair Value Measurements”) . FASB ASC 820-10 defines fair value, establishes a framework for measuring fair value under GAAP and expands disclosures about fair value measurements. FASB ASC 820-10 applies under other accounting pronouncements that require or permit fair value measurements. Accordingly, FASB ASC 820-10 does not require any new fair value measurements. However, for some entities, the application of FASB ASC 820-10 will change current practice. The changes to current practice resulting from the application of FASB ASC 820-10 relate to the definition of fair value, the methods used to measure fair value and the expanded disclosures about fair value measurements. The provisions of FASB ASC 820-10 are effective as of January 1, 2008, with the cumulative effect of the change in accounting principle recorded as an adjustment to opening retained earnings. However, delayed application of this statement is permitted for nonfinancial assets and nonfinancial liabilities, except for items that are recognized or disclosed at fair value in the financial statements on a recurring basis (at least annually), until fiscal years beginning after November 15, 2008, and interim periods within those fiscal years. The adoption of FASB ASC 820-10 did not have a material impact on the Company’s financial position, results of operations, or cash flows.

In June 2006, FASB issued FASB ASC 740-10 (Prior authoritative literature:   FASB Interpretation No. 48 “ Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement No. 109 ”).  This Interpretation clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with FASB No. 109, “ Accounting for Income Taxes ” .   FASB ASC 740-10 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. FASB ASC 740-10 is effective for fiscal years beginning after December 15, 2006. The adoption of FASB ASC 740-10 did not have a material impact on the Company’s financial position, results of operations, or cash flows.

Revenue Recognition

The Company intends to derive revenues from the sale and licensing of web based software applications.  In addition, the Company may at times earn revenues from the performance of certain hosting, marketing, and contract labor services.  Revenue will be recognized when earned and collection is reasonably assured. The Company’s revenue recognition policies are in compliance with FASB ASC 985-605, “Software Revenue Recognition” and FASB ASC 605-10 . Revenues will be recognized ratably over the license period, only if no significant company obligations remain, the fee is fixed or determinable, and collection is received or the resulting receivable is deemed probable. Revenue will be recognized, net of any discounts and allowances. Provisions will be recorded for returns, concessions, and bad debts. Revenues which include technical support, will be based on the relative fair value of each of the deliverables determined based on vendor-specific objective evidence (VSOE) when significant. The Company VSOE will be determined by the price charged when each element is sold separately. Revenue from non-recurring programming, consulting service, support arrangements and training programs will be recognized as the services are provided.

Advertising

Advertising costs are expensed as incurred.  The Company recorded $1,776 and $9,965  in advertising expense during the years ended December 31, 2009 and 2008, respectively.

Use of Estimates in the Preparation of Financial Statements

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting year.  Actual results could differ from those estimates.

SPECTRUMDNA, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2009 and 2008

NOTE 1 -	ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Share-Based Payment

The Company adopted ASC 718, Share-Based Payment , which requires the grant-date fair value of all share-based payment awards that are expected to vest, including employee share options, to be recognized as employee compensation expense over the requisite service period.

Net Loss Per Share of Common Stock

The Company computes net loss per share of common stock in accordance with ASC 260, Earnings per Share (“ASC 260”). Under the provisions of ASC 260, basic net income (loss) per share is computed using the weighted average number of common shares outstanding during the period. Diluted net loss per share is computed using the weighted average number of common shares and, if dilutive, potential common shares outstanding during the period. Potential common shares consist of the incremental common shares issuable upon the exercise of stock options and warrants and the conversion of convertible promissory notes. The dilutive effect of these instruments is reflected in diluted earnings per share by application of the treasury stock method.  As of December 31, 2009 and 2008, the number of shares underlying these instruments are as follows:

	2009	2008
Shares of common stock underlying stock options	14,262,075	10,015,100
Shares of common stock underlying warrants	1,048,586	-0-
Shares of common stock issuable upon conversion of convertible promissory notes	1,135,815	-0-
Total shares	16,446,476	10,015,100

For the fiscal years ended December 31, 2009 and 2008, potential common shares of 16,446,476 and 10,015,100 resulting from the aforementioned instruments, respectively, were considered but not included in the calculation of diluted income (loss) per share as their effect would be anti-dilutive.

	2009	2008
Basic and Fully Diluted earnings per share:
Loss (numerator)	$(2,433,472)	$(2,558,631)

Weighted average number of shares outstanding – basic (denominator)	49,108,860	48,658,823

Per share amount	$(0.05)	$(0.05)

NOTE 2 -	PROPERTY AND EQUIPMENT

Property and equipment as of December 31, 2009 and 2008 are as follows:

Cost:
Computer equipment	$18,284	$14,709
Software	7,744	7,808
Office furniture	650	650
Less: accumulated depreciation	(20,035)	(11,538)

Net book value	$6,643	$11,629

Depreciation expense for the years ended December 31, 2009 and 2008 was $8,496 and $7,389, respectively

SPECTRUMDNA, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2009 and 2008

NOTE 3 -	INTANGIBLE ASSETS

Intangible assets as of December 31, 2009 and 2008 are as follows:

Cost:
Patents and trademarks	$100	$100
Domain names	7,083	5,734
Product development costs	194,322	194,322
Total Intangible Assets	201,505	200,156

Less: accumulated amortization	(196,380)	(127,455)

Net book value	$5,125	$72,701

Amortization expense for the years ended December 31, 2009 and 2008 was $68,926 and $88,650, respectively, and have been included in cost of sales for the periods ended December 31, 2009 and 2008.

NOTE 4 -	INCOME TAXES

The Financial Accounting Standards Board (FASB) has issued FASB ASC 740-10 (Prior authoritative literature: Financial Interpretation No. 48, "Accounting for Uncertainty in Income Taxes - An Interpretation of FASB Statement No. 109 (FIN 48)).  FASB ASC 740-10 clarifies the accounting for uncertainty in income taxes recognized in an enterprise's financial statements in accordance with prior literature FASB Statement No. 109, Accounting for Income Taxes.  This standard requires a company to determine whether it is more likely than not that a tax position will be sustained will be sustained upon examination based upon the technical merits of the position.  If the more-likely-than- not threshold is met, a company must measure the tax position to determine the amount to recognize in the financial statements.  As a result of the implementation of this standard, the Company performed a review of its material tax positions in accordance with recognition and measurement standards established by FASB ASC 740-10.

Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences.  Temporary differences are the differences between the reported amounts of assets and liabilities and their tax basis.  Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.  Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

The components of current income tax expense as of December 31, 2009 and 2008 consist of the following:

	2009	2008

Current federal tax expense	$-	$-
Current state tax expense	-	-
Change in NOL benefits	(525,700)	(508,700)
Change in depreciation differences	-	-
Change in contribution benefits	-	-
Change in valuation allowance	525,700	508,700

	$-	$-

SPECTRUMDNA, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2009 and 2008

NOTE 4 -	INCOME TAXES (CONTINUED)

The net deferred income taxes in the accompanying balance sheet include the following amounts of deferred income tax assets:

	2009	2008
Net income tax assets:
Net operating loss carryforward	$972,000	$953,800
Contribution carryforward	-	400

Less: Deferred income tax liabilities:
Depreciation differences	-	9,600

Less: Valuation allowance	(972,000)	(963,800)

Net deferred income tax asset	$-	$-

The following is a reconciliation of the provision for income taxes at the United States of America federal income tax rate to the income taxes reflected in the statements of operations:

Tax expense (credit) at statutory rate – federal	-35%
State tax expense net of federal tax	-6%
Change in valuation allowance	-41%
Tax expense at actual rate	0%

As of December 31, 2009, the Company’s net deferred tax assets are offset by a valuation allowance of $1,442,000. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the year in which those temporary differences become deductible. Management considers projected future taxable income and tax planning strategies in making this assessment.

As of December 31, 2009 and 2008, the Company has approximately $3,517,000 and $2,432,000, respectively, of net operating loss carryforwards available to reduce future taxable income. These carryforwards will begin to expire in 2027.

A reconciliation of the beginning and ending amount of unrecognized tax benefits is as follows:

Year ended December 31,
	2009	2008
Beginning balance	$-	$-
Additions based on tax positions related to current year	-	-
Additions for tax positions of prior years	-	-
Reductions for tax positions of prior years	-	-
Reductions in benefit due to income tax expense	-	-
Ending balance	$-	$-

At December 31, 2009, the Company had no unrecognized tax benefits that, if recognized, would affect the effective tax rate.

The Company did not have any tax positions for which it is reasonably possible that the total amount of unrecognized tax benefits will significantly increase or decrease within the next 12 months.

SPECTRUMDNA, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2009 and 2008

NOTE 4 -	INCOME TAXES (CONTINUED)

The Company includes interest and penalties arising from the underpayment of income taxes in the consolidated statements of operations in the provision for income taxes.  As of December 31, 2009 and 2008, the Company had no accrued interest or penalties related to uncertain tax positions.

The tax years that remain subject to examination by major taxing jurisdictions are those for the years ended December 31, 2009, 2008 and 2007.

NOTE 5 -	CAPITAL STRUCTURE

The Company is authorized to issue up to 10,000,000 shares of preferred stock with a par value of $0.001. As of December 31, 2009 and 2008, no preferred shares have been issued.  The preferred stock will be entitled to preference over the Company’s common stock with respect to the distribution of assets in the event of a Company liquidation, dissolution, or winding-up, or any other distribution of assets of the corporation among its stockholders for the purpose of winding-up its affairs. The authorized but unissued shares of preferred stock may be divided into and issued in designated series from time to time by one or more resolutions adopted by our Board of Directors. The Board holds power to determine the relative powers, preferences, and rights of each series of preferred stock.

The Company is authorized to issue 250,000,000 shares of Common Stock with a par value of $0.001.  As of December 31, 2009 and 2008, 52,747,237 and 48,739,658 shares of Common Stock are issued and outstanding, respectively.  The holders of our Common Stock are entitled to one vote for each share of record on all matters to be voted on by stockholders.  Stockholders are not entitled to cumulative voting, so the holders of Common Stock entitled to cast more than 50% of the votes cast at an election of directors can elect all of the directors.  Holders of Common Stock are entitled to receive ratably such dividends as may be declared by the Board of Directors out of funds legally available therefore, as well as any distributions to the shareholders and, in the event of liquidation, dissolution or winding up of SpectrumDNA, are entitled to share ratably in all assets of SpectrumDNA remaining after satisfaction of all liabilities.  Holders of the Common Stock have no conversion, redemption or preemptive rights or other rights to subscribe for additional shares.

On February 16, 2010, pursuant to a Certificate of Amendment to the Company’s Certificate of Incorporation filed with the State of Delaware, the Company increased the number of authorized shares of Common Stock, par value $0.001 per share, from 100,000,000 to 250,000,000.

NOTE 6 -	STOCKHOLDERS EQUITY

During the year ended December 31, 2008, the Company issued 112,991 shares of its common stock at an average of $0.37 per share for services rendered in the amount of $42,208.

During the year ended December 31, 2009, the Company issued 7,579 shares of its common stock at an average of $0.55 per share for services rendered in the amount of $4,167.

On November 28, 2009, the Company executed a three year consulting agreement.  As payment of the services the Company issued 4,000,000 shares of common stock to be recognized as consulting fees over the three year term.  Accordingly, the Company recorded $560,000 as prepaid equity expenses.  At December 31, 2009, $15,556 had been amortized in the statement of operations with $544,444 remaining as prepaid consulting services.

SPECTRUMDNA, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2009 and 2008

NOTE 7-	SHARE BASED PAYMENT

The Company follows the provisions of ASC 718, which requires the grant-date fair value of all share-based payment awards that are expected to vest, including employee share options, to be recognized as employee compensation expense over the requisite service period.

During 2009 and 2008, the Company recorded $1,282,111 and $1,198,406, respectively, in compensation expense related to share-based payment awards. The Company recognizes compensation expense for share-based payment awards on the straight-line basis over the requisite service period of the entire award, unless the awards are subject to market conditions, in which case the Company recognizes compensation expense over the requisite service period of each separate vesting installment. Compensation expense related to share-based payment awards is recorded in general and administrative expense for non-employees and in salaries and wages for employees.  During 2009 and 2008, the Company recorded $852,970 and $842,392, respectively, in compensation expense related to shared-based payments awards for employees. The fair value of each option or warrant award is estimated on the date of the grant using the Black-Scholes pricing model that uses the assumptions noted in the following table. The expected term of the options or warrants granted represents the period of time that options or warrants granted are expected to be outstanding. Expected volatilities are based on historical volatility of the stock of similar companies and other factors. The risk-free interest rate for the period matching the expected term of the option or warrant is based on the U.S. Treasury yield curve in effect at the time of the grant.

Common Stock Options

The following table sets forth information about the weighted-average fair value of options granted during the years ended December 31, 2009 and 2008 and the assumptions used for such grants:

	2009	2008
Dividend yields	0.0%	0.0%
Expected volatility	175.0% - 188.7%	68.5%
Risk-free interest rate	2.88% - 3.84%	3.57% - 4.06%
Option terms	1– 4 years	1– 4 years

Changes in stock options issued to employees, advisors, and board members for the period ended December 31, 2009 and 2008 are as follows:

		Weighted
	Number	Average
	Of	Exercise
	Options	Price

Outstanding, December 31, 2007	8,410,180	$0.35
Granted	5,260,000	0.54
Exercised	-	-
Cancelled	(3,655,080)	0.50
Outstanding, December 31, 2008	10,015,100	$0.45
Exercisable, December 31, 2008	4,094,614	$0.38

Outstanding, December 31, 2008	10,015,100	$0.45
Granted	7,550,100	0.13
Exercised	-	-
Cancelled	(3,303,125)	0.35
Outstanding, December 31, 2009	14,262,075	$0.30
Exercisable, December 31, 2009	8,066,743	$0.35

SPECTRUMDNA, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2009 and 2008

NOTE 7-	SHARE BASED PAYMENT(CONTINUED)

Common Stock Options (Continued)

The following table summarizes information about stock options granted to employees, advisors, and board members at December 31, 2009:

Options Outstanding				Options Exercisable
Range of Exercise Prices	Number Outstanding	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (in years)	Number of Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (in years)

$0.04	1,620,000	$0.04	6.84	1,620,000	$0.04	6.84

0.50	3,235,100	0.50	7.67	2,510,159	0.50	7.65

0.55	1,870,000	0.55	8.49	1,624,167	0.55	8.50

0.56	1,020,000	0.56	8.59	374,167	0.56	8.59

0.46	400,000	0.46	8.76	400,000	0.46	8.76

0.21	20,000	0.21	8.29	20,000	0.21	8.29

0.11	4,396,975	0.11	9.17	1,151,063	0.11	9.17

0.17	1,000,000	0.17	9.29	177,083	0.17	9.29

0.34	250,000	0.34	9.43	72,917	0.34	9.43

0.33	200,000	0.33	9.48	104,167	0.33	9.48

0.19	250,000	0.19	9.79	13,021	0.19	9.79

	14,262,075	$0.30	8.45	8,066,743	$0.35	8.05

On June 30, 2008, the Board of Directors of the Company approved and adopted the 2008 Equity Incentive Plan, under which 10,000,000 stock options were available in 2008.  Pursuant to the Plan, an additional 2,436,983 were made available on January 1, 2009.  Of the 14,262,075 options outstanding, 9,406,975 were issued under the Plan.  As of December 31, 2009, the aggregate intrinsic value of the options outstanding and exercisable was $358,939 and $229,103, respectively.  As of December 31, 2008, the aggregate intrinsic value of the options outstanding and exercisable was $183,060 and $132,210.  The weighted-average grant-date fair value of options granted for the periods ended December 31, 2009 and 2008 was $0.12 and $0.41, respectively.  The total fair value of shares vested during 2009 and 2008 was $636,538 and $432,825, respectively.

SPECTRUMDNA, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2009 and 2008

NOTE 7-	SHARE BASED PAYMENT(CONTINUED)

Warrants

In connection with the Bridge Financing convertible promissory notes discussed in Note 11 below, the holders of the notes were granted warrants to purchase the Company’s common stock.  The exercise price of the warrants is $0.25, vest upon grant and are exercisable for a period of five years.

The following table sets forth information about the weighted-average fair value of warrants issued during the year ended December 31, 2009 and the assumptions used for such grants.  No warrants were issued in 2008:

2009
Dividend yields	0.0%
Expected volatility	178.0% - 183.0%
Risk-free interest rate	2.28% - 2.33%
Warrant term	5 years

Changes in warrants issued to investors for the period ended December 31, 2009 are as follows:

		Weighted
	Number	Average
	Of	Exercise
	Warrants	Price

Outstanding, December 31, 2008	-	$0.00
Granted	1,048,586	0.25
Exercised	-	-
Cancelled	-	-
Outstanding, December 31, 2009	1,048,586	$0.25
Exercisable, December 31, 2009	1,048,586	$0.25

The following table summarizes information about stock warrants granted to employees, advisors, and board members at December 31, 2009:

Warrants Outstanding				Warrants Exercisable
Range of Exercise Prices	Number Outstanding	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (in years)	Number of Warrants	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (in years)

$0.25	1,048,586	$0.25	4.87	1,048,586	$0.25	4.87

	1,048,586	$0.25	4.87	1,048,586	$0.25	4.87

As of December 31, 2009, the aggregate intrinsic value of the warrants outstanding and exercisable was $0 and $0, respectively.  The weighted-average grant-date fair value of options granted for the periods ended December 31, 2009 was $0.14.  The total fair value of shares vested during 2009 was $157,288.

SPECTRUMDNA, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2009 and 2008

NOTE 8-	OPERATING LEASES

The Company leases approximately 2,326 square feet of space in Park City, Utah.  Such lease, which commenced on September 1, 2007, has a term of three years, subject to an option to extend for an additional three years.  Pursuant to the terms thereof, base rent is $4,264 per month for the first year and $4,563 per month for the second and third years of the lease.  In November 2009, the parties entered into an amendment to the lease agreement, pursuant to which the parties agreed that the option shall be terminated and the third and final year of the lease shall be paid for by a cash payment of $45,000 plus the Company creating  a website and providing ongoing maintenance, training, and hosting services associated with said website for its landlord.  Through December 31, 2009, the Company performed services in association with the website development of $9,000, which reduced the Company’s lease liability and increased other income on the statements of operations.  Subsequent to the end of the year, the Company made a cash payment of $45,000 in order to fulfill the lease amendment.

Rent expense for operating leases for the years end December 31, 2009 and 2008 was $49,876 and $52,366, respectively.

NOTE 9-	GOING CONCERN

The Company’s financial statements have been prepared using accounting principles generally accepted in the United States of America generally applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business.  Accordingly, the consolidated financial statements do not include any adjustments related to the recoverability of assets or classification of liabilities that might be necessary should we be unable to continue as a going concern.  At December 31, 2009, the Company’s current liabilities exceeded it current assets.  Additionally, it has incurred substantial losses in this and prior fiscal years and has recorded negative cash flows from operations in this and prior fiscal years.  At December 31, 2009, the Company’s cash balance was $10,303.  The preceding circumstances combine to raise substantial doubt about the Company’s ability to continue as a going concern.

Management’s plan to continue as a going concern includes significant cost cutting measures implemented in November of 2008 to improve earnings potential as well as continuing to focus on increasing revenues from the sales of its products.  In addition, throughout the third and fourth quarters of 2009, the Company actively sought additional sources of financing to fund its operations for the foreseeable future.  Subsequent to the close of the year ended December 31, 2009, the Company closed a private offering of equity securities.  See Notes 11 and 12 below.

NOTE 10 –	CONSULTING AGREEMENT

On July 31, 2009, the Company entered into a Consulting Agreement (the “Agreement”) with HFP Capital Markets LLC (“HFP”) pursuant to which HFP will provide certain consulting services to the Company including but not limited to assistance in securing future investment in the Company, assistance with certain corporate finance and investment banking activities, assistance with new business development, sales and marketing opportunities, and such other services as set forth therein.  The term of the Agreement is three years, although the Company may terminate upon thirty days written notice for any reason or no reason at all, but no sooner than six months from the full execution of the Agreement.  As compensation for these consulting services, the Company  issued to HFP or its designees 4,000,000 shares of the Company’s restricted common stock which vested and became issuable to HFP or its designees 120 days from the full execution of the Agreement, or November 28, 2009.  As such, the shares issued were recorded as prepaid equity expenses since it is a three year agreement.  The shares were valued at $0.14 per share for a total prepayment for these fees of $560,000.  At December 31, 2009, $15,556 had been amortized to consulting expense, with the remaining as prepaid equity expense, to be amortized over the remaining life of the agreement.

SPECTRUMDNA, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2009 and 2008

NOTE 11 –	PRIVATE FINANCING TRANSACTIONS

During September 2009, the Company commenced a private offering (“Private Offering”) of equity securities consisting of shares of common stock and common stock purchase warrants on a best efforts $1,500,000 minimum and $2,000,000 maximum basis.  The securities were offered to accredited investors only. The securities have not been registered under the Securities Act of 1933, as amended (the “Act”) and were offered in reliance upon the exemption from registration set forth in Section 4(2) and Regulation D, promulgated under the Act.  Such securities may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.  On December 8, 2009, the minimum for the offering was reduced to $1,000,000 and the offering period was extended to January 13, 2010.  Subsequent to the end of the fiscal year, the offering period was extended from January 13, 2010 to February 28, 2010 and again until March 15, 2010.

On November 2, 2009, November 12, 2009, and December 14, 2009, and in connection with a private debt offering (“Bridge Financing”), the Company raised $62,859 from four investors, including the Company’s Chief Executive Officer and Chief Operating Officer, from the issuance of Convertible Promissory Notes in the principal amount of $62,859 due three months from issuance bearing interest at a 90-day rate of 10%.  In connection with such investments, 628,586 common stock purchase warrants were also granted to such investors (See Note 7).  Similarly, on November 12, 2009, and in connection with the Bridge Financing, the Company issued Convertible Promissory Notes to its Chief Executive Officer and another stockholder in the principal amount of $42,000 due three months from issuance bearing interest at a 90-day rate of 10%, resulting from the funds advanced by such two stockholders during the third quarter of 2009.  In connection with such issuance, 420,000 common stock purchase warrants were also granted to the two stockholders.

In accordance with FASB ASC 470-20-30, the Company used the effective conversion price based on the proceeds received to compute the intrinsic value of the embedded conversion option.  The Company allocated the proceeds received from the Bridge Financing to the convertible instrument and the detachable warrants included in the exchange on a relative fair value basis.  The Company then calculated an effective conversion price and used that price to measure the intrinsic value of the embedded conversion option.  The convertible notes may be converted into shares of the Company’s common stock or cash at any time at the option of the holder.  The conversion price of the convertible notes is equal to $0.10 per share of the company’s common stock.  The number of shares issuable upon conversion of the notes shall be determined by dividing the outstanding principal amount, together with accrued but unpaid interest, to be converted by the conversion price in effect on the conversion date.

Since the holder has the option to convert the note to cash, the Company recorded a liability for the portion of the note that contained the conversion option.  Therefore, the six notes resulted in a debt discount of $104,859, with $43,834 recorded as a debt conversion liability and $61,025 as the equity component associated with the value of the warrants.  The debt discount will be accreted over the life of the respective note or 90 days.  Accretion  of the debt discount at December 31, 2009 was $57,629, which was charged to the statements of operations.

The following table outlines the gross amounts owed under these arrangements:

	Principal Balance as of December 31, 2009	Interest Accrued as of December 31, 2009
Convertible promissory note, interest at 10% per 90 days, no monthly payments due, unsecured, matures January 2010	$30,000	$2,300
Convertible promissory note, interest at 10% per 90 days no monthly payments due, unsecured, matures February 2010	25,000	1,528
Convertible promissory note, interest at 10% per 90 days no monthly payments due, unsecured, matures February 2010	30,000	3,067
Convertible promissory note, interest at 10% per 90 days no monthly payments due, unsecured, matures February 2010	12,000	1,680
Convertible promissory note, interest at 10% per 90 days no monthly payments due, unsecured, matures March 2010	2,859	54
Convertible promissory note, interest at 10% per 90 days no monthly payments due, unsecured, matures March 2010	5,000	94
Total	$104,859	$8,723
At December 31, 2009, the Company’s convertible instruments’ if-converted value exceeded its principal value in the amount of $52,430.

SPECTRUMDNA, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2009 and 2008

NOTE 12 –	RELATED PARTY TRANSACTIONS

The following table outlines the  convertible promissory notes held by officers and directors of the Company as referenced in Note 11 above:

	Principal Balance as of December 31, 2009	Interest Accrued as of December 31, 2009
Convertible promissory note, interest at 10% per 90 days no monthly payments due, unsecured, matures February 2010	$12,000	$1,680
Convertible promissory note, interest at 10% per 90 days no monthly payments due, unsecured, matures March 2010	2,859	54
Convertible promissory note, interest at 10% per 90 days no monthly payments due, unsecured, matures March 2010	5,000	94
Total	$19,859	$1,828

No payments had been made and no notes had been converted at December 31, 2009.

NOTE 13 –	SUBSEQUENT EVENTS

Subsequent to the end of the fiscal year, the Company completed three closings of the Private Offering with a total of 65 accredited investors (the “Purchasers”) for the issuance and sale of securities of the Company consisting of shares of Common Stock and common stock purchase warrants (the “Purchase Warrants”).  Pursuant to the Private Offering, the Company issued 15,150,000 shares of Common Stock and 15,150,000 Purchase Warrants.  Gross offering proceeds totaled $1,515,000.  Each of the Purchase Warrants entitles the holder thereof to purchase, at any time beginning from the final closing through five years thereafter, one share of Common Stock at a price of $0.25 per share.

In association with the Private Offering, the Company paid the placement agent commissions of $100,500 and a non-accountable expense allowance of $30,150.  In addition, the placement agent and its designees were issued an aggregate of 1,005,000 placement agent warrants (the “Placement Agent Warrants”) to purchase up to 1,005,000 warrant units (the “Warrant Units”) exercisable for five years at an exercise price of $0.10 per Warrant Unit with each Warrant Unit consisting of one share of Common Stock and one Purchase Warrant.

During the first quarter of 2010, two of the investors in the Bridge Financing converted all of the principal and interest due on their Convertible Promissory Notes into a total of 661,000 shares of Common Stock.  On January 22, 2010 and February 10, 2010, the balance of the principal and interest due on the Convertible Promissory Notes issued in connection with the Bridge Financing, was repaid to the other three of the investors, including the Chief Executive Officer and Chief Operating Officer,  in the principal amount of $44,859 plus accrued interest of $4,981.  See Note 11 and 12 above.

During the first quarter of 2010, the Company issued a total of 500,000 shares of Common Stock and options to acquire an additional 500,000 shares at $.20 per share and paid $50,000 to a consultant for services rendered and in full consideration for a one-year consulting agreement entered into on January 15, 2010.

The Company has evaluated subsequent events from the balance sheet date through the issuance of these financial statements and has determined that no events had a material impact on its financial statements other than those disclosed above.

SPECTRUMDNA, INC.

Consolidated Financial Statements

March 31, 2010 and December 31, 2009

SpectrumDNA, Inc.
Consolidated Balance Sheets
	March 31,	December 31,
	2010	2009
	(unaudited)
ASSETS
CURRENT ASSETS

Cash	$856,282	$10,303
Accounts receivable, net	1,000	6,750
Prepaid expenses	29,599	18,272

Total Current Assets	886,881	35,325

PROPERTY AND EQUIPMENT, NET	9,659	6,643

OTHER ASSETS

Domain names, net	2,152	2,542
Product development, net	1,570	2,583
Security deposit	5,000	5,000

Total Other Assets	8,722	10,125

TOTAL ASSETS	$905,262	$52,093

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES

Accounts payable	$70,399	$152,019
Accounts payable - related parties	2,136	10,112
Accrued expenses	79,533	166,526
Interest payable	-	8,723
Debt conversion payable	-	43,834
Convertible promissory notes, net	-	49,611
Convertible promissory notes - related parties, net	-	8,017
Notes payable	12,035	19,150

Total Current Liabilities	164,103	457,992

Total Liabilities	164,103	457,992

COMMITMENTS	-	-
STOCKHOLDERS' EQUITY (DEFICIT)

Preferred stock, $0.001 par value, 10,000,000 shares authorized, -0- shares issued and outstanding	-	-
Common stock, $0.001 par value, 250,000,000 shares authorized, 69,058,237 and 52,747,237 shares issued and outstanding, respectively	69,059	52,748
Prepaid consulting services	(558,777)	(544,444)
Additional paid-in capital	11,820,914	7,212,527
Accumulated deficit	(10,590,037)	(7,126,730)

Total Stockholders' Equity (Deficit)	741,159	(405,899)
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$905,262	$52,093

The accompanying notes are an integral part of these consolidated financial statements.

SpectrumDNA, Inc.
Consolidated Statements of Operations
(unaudited)

	For the Three Months Ended	For the Three Months Ended
	March 31,	March 31,
	2010	2009

REVENUES, net	$26,000	$22,030

COST OF SALES, net	1,402	23,026

GROSS PROFIT (LOSS)	24,598	(996)

OPERATING EXPENSES

General and administrative	207,871	102,526
Salaries and wages	389,547	492,707
Product development expenses	11,498	22,608
Depreciation expense	1,410	1,905
Financing costs	2,876,803	-

Total Operating Expenses	3,487,129	619,746

OPERATING (LOSS)	(3,462,531)	(620,742)

OTHER INCOME (EXPENSES)
Interest income	360	1,669
Interest expense	(2,839)	-
Interest expense - beneficial conversion feature	(28,397)	-
Gain on conversion of convertible promissory notes	25,000	-
Other income	5,100	-

Total Other Income (Expenses)	(776)	1,669

NET INCOME / (LOSS) BEFORE INCOME TAXES	(3,463,307)	(619,073)
INCOME TAX EXPENSE	-	-

NET INCOME / (LOSS)	$(3,463,307)	$(619,073)

BASIC AND FULLY DILUTED INCOME / (LOSS) PER SHARE	$(0.05)	$(0.01)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING	63,963,670	48,747,153

The accompanying notes are an integral part of these consolidated financial statements.

 SpectrumDNA, Inc.
Consolidated Statements of Stockholders' Equity (Deficit)
For the period January 1, 2008 through March 31, 2010

	Preferred Stock		Common Stock		Additional Paid-In	Accumulated	Prepaid Equity	Total Stockholders' Equity
	Shares	Amount	Shares	Amount	Capital	Deficit	Expenses	(Deficit)

Balance, January 1, 2008	-	$-	48,626,667	$48,627	$4,068,731	$(2,134,627)	$-	$1,982,731

Common shares issued for services at an average of $0.37 per share	-	-	112,991	113	42,095	-	-	42,208
Compensation expense associated with stock options and warrants	-	-	-	-	1,198,406	-	-	1,198,406
Net income / (loss) for the year ended December 31, 2008	-	-	-	-	-	(2,558,631)	-	(2,558,631)

Balance, December 31, 2008	-	-	48,739,658	48,740	5,309,232	(4,693,258)	-	664,714

Common shares issued for services at an average of $0.55 per share	-	-	7,579	8	4,159	-	-	4,167
Common shares issued for pre-paid services at an average of $0.14 per share	-	-	4,000,000	4,000	556,000	-	(560,000)	-
Compensation expense associated with stock options and warrants	-	-	-	-	1,282,111	-	-	1,282,111
Amortization of prepaid consulting services							15,556	15,556
Value attributable to beneficial conversion features and related warrant valuation	-	-	-	-	61,025	-	-	61,025
Net income / (loss) for the year ended December 31, 2009	-	-	-	-	-	(2,433,472)	-	(2,433,472)

Balance, December 31, 2009	$-	$-	52,747,237	$52,748	$7,212,527	$(7,126,730)	$(544,444)	$(405,899)

Common shares issued for cash at $0.10 per share, net of issuance costs	-	-	15,150,000	15,150	1,365,701	-	-	1,380,851
Financing costs associated with stock warrants granted	-	-	-	-	2,876,803	-	-	2,876,803
Common shares issued for conversion of convertible promissory notes at $0.10 per share	-	-	661,000	661	65,439	-	-	66,100
Common shares issued for pre-paid services at an average of $0.14 per share	-	-	500,000	500	68,500	-	(69,000)	-
Compensation expense associated with stock options and warrants	-	-	-	-	231,944	-	-	231,944
Amortization of prepaid consulting services	-	-	-	-	-	-	54,667	54,667
Net income / (loss) for the quarter ended March 31, 2010 (unaudited)	-	-	-	-	-	(3,463,307)	-	(3,463,307)

Balance, March 31, 2010 (unaudited)	$-	$-	69,058,237	$69,059	$11,820,914	$(10,590,037)	$(558,777)	$741,159

The accompanying notes are an integral part of these consolidated financial statements.

SpectrumDNA, Inc.
Consolidated Statements of Cash Flows
(unaudited)

	For the Three Months Ended	For the Three Months Ended
	March 31,	March 31,
	2010	2009
CASH FLOWS FROM OPERATING ACTIVITIES

Net income / (loss)	$(3,463,307)	$(619,073)
Adjustments to reconcile net loss to net used by operating activities:
Depreciation and amortization	2,811	24,932
Stock options and warrants granted for services rendered	231,944	335,594
Financing costs associated with stock warrants granted	2,876,803	-
Common stock issued for services rendered	-	4,166
Prepaid consulting services	54,667	-
Accretion of remaining discount on convertible promissory notes	28,397	-
Gain on conversion of convertible promissory notes	(25,000)	-
Changes in operating assets and liabilities
Decrease in accounts receivable	5,750	2,970
(Increase) / decrease in prepaid expenses	(11,327)	24,455
Increase / (decrease) in accounts payable and accrued expenses	(179,210)	8,759

Net Cash (Used) in Operating Activities	(478,472)	(218,197)

CASH FLOWS FROM INVESTING ACTIVITIES

Cash paid for fixed assets	(4,425)	(3,510)

Net Cash (Used) in Investing Activities	(4,425)	(3,510)

CASH FLOWS FROM FINANCING ACTIVITIES

Cash received from issuance of common stock	1,380,850	-
Payments made on notes payable	(7,115)	-
Cash paid for repayment of convertible promissory note	(44,859)	-

Net Cash Provided by Financing Activities	1,328,876	-

NET INCREASE / (DECREASE) IN CASH	845,979	(221,707)

CASH AT BEGINNING OF PERIOD	10,303	548,499

CASH AT END OF PERIOD	$856,282	$326,792

The accompanying notes are an integral part of these consolidated financial statements.

SpectrumDNA, Inc.
Consolidated Statements of Cash Flows (Continued)
(unaudited)

	For the Three Months Ended	For the Three Months Ended
	March 31,	March 31,
	2010	2009
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:

CASH PAID FOR:

Interest	$4,981	$-
Income Taxes	$-	$-

NON-CASH FINANCING ACTIVITIES:

Common stock issued for services	$-	$4,167
Stock options and warrants granted for services rendered	$231,944	$335,594
Common stock issued for prepaid consulting services	$69,000	$-
Stock warrants granted for transaction costs	$2,876,803	$-
Common stock issued for payment of convertible promissory note & interest	$66,100	$-

The accompanying notes are an integral part of these consolidated financial statements.

SPECTRUMDNA, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - BASIS OF PRESENTATION AND USE OF ESTIMATES

The interim financial statements of SpectrumDNA, Inc. (“we,” “us,” “our,” “Spectrum” or the “Company”) are unaudited and contain all adjustments (consisting primarily of normal recurring accruals) necessary for a fair statement of the results for the interim periods presented. Results for interim periods are not necessarily indicative of results to be expected for a full year or for previously reported periods due in part, but not limited to, the timing of acquisitions, product demand, market competition, and our ability to obtain additional capital. You should read these condensed consolidated unaudited interim financial statements in conjunction with the audited consolidated financial statements and notes thereto included in Spectrum’s Annual Report on Form 10-K for the year ended December 31, 2009.

NOTE 2- NET INCOME (LOSS) PER SHARE OF COMMON STOCK

The Company computes net income (loss) per share of common stock in accordance with FASB ASC 260, “ Earnings per Share ” (“ASC 260”). Under the provisions of ASC 260, basic net income (loss) per share is computed using the weighted average number of common shares outstanding during the period.  Diluted net income (loss) per share is computed using the weighted average number of common shares and, if dilutive, potential common shares outstanding during the period.  Potential common shares consist of the incremental common shares issuable upon the exercise of stock options and warrants.  The dilutive effect of these instruments is reflected in diluted earnings per share by application of the treasury stock method.  As of March 31, 2010 and 2009, the number of shares underlying these instruments are as follows:

	2010	2009
Shares of common stock underlying stock options	15,264,551	14,852,179
Shares of common stock underlying warrants	18,208,586	-
Total shares	33,473,137	14,852,179

For the interim periods ended March 31, 2010 and 2009, potential common shares of 33,473,137 and 14,852,179 resulting from the aforementioned instruments, respectively, were considered but not included in the calculation of diluted income (loss) per share as their effect would be anti-dilutive.

	2010	2009
Basic and Fully Diluted earnings per share:
Loss (numerator)	$(3,463,307)	$(619,073)

Weighted average number of shares outstanding-basic and diluted (denominator)	63,963,670	48,747,153

Per share amount	$(0.05)	$(0.01)

SPECTRUMDNA, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3- SHARE BASED PAYMENT

The Company follows the provisions of FASB ASC 718, “ Stock Compensation ” (“ASC 718”) which requires the grant-date fair value of all share-based payment awards that are expected to vest, including employee share options, to be recognized as employee compensation expense over the requisite service period.

During the three month periods ended March 31, 2010 and 2009, the Company recorded $231,944 and $335,594, respectively, in compensation expense related to share-based payment awards. The Company recognizes compensation expense for share-based payment awards on the straight-line basis over the requisite service period of the entire award, unless the awards are subject to market conditions, in which case the Company recognizes compensation expense over the requisite service period of each separate vesting installment. Compensation expense related to share-based payment awards  has been recorded in general and administrative expense for non-employees and in salaries and wages for employees.  During the three month periods ended March 31, 2010 and 2009, the Company recorded $136,027 and $212,063, respectively, in compensation expense related to shared-based payments awards for employees. The fair value of each option or warrant award is estimated on the date of the grant using the Black-Scholes pricing model that uses the assumptions noted in the following table. The expected term of the options or warrants granted represents the period of time that options or warrants granted are expected to be outstanding. Expected volatilities are based on historical volatility of the stock of the Company and other factors. The risk-free interest rate for the period matching the expected term of the option or warrant is based on the U.S. Treasury yield curve in effect at the time of the grant.

Common Stock Options

The following table sets forth information about the weighted-average fair value of options granted during the quarters ended March 31, 2010 and 2009 and the assumptions used for such grants:

	2010	2009
Dividend yields	0.0%	0.0%
Expected volatility	173.0% - 176.0%	188.7%
Risk-free interest rate	3.68% - 3.85%	2.91%
Option terms	1 - 4 years	4 years

SPECTRUMDNA, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3- SHARE BASED PAYMENT (CONTINUED)

Common Stock Options  (Continued)

Changes in stock options issued to employees, advisors, and board members for the periods ended March 31, 2010, December 31, 2009, and December 31, 2008 are as follows:

	Number Of Options	Weighted Average Exercise Price

Outstanding, January 1, 2008	8,410,180	$0.35
Granted	5,260,000	0.54
Exercised	-	-
Cancelled	(3,655,080)	0.50
Outstanding, December 31, 2008	10,015,100	$0.45
Exercisable, December 31, 2008	4,094,614	$0.38

Outstanding, December 31, 2008	10,015,100	$0.45
Granted	7,550,100	0.13
Exercised	-	-
Cancelled	(3,303,125)	0.35
Outstanding, December 31, 2009	14,262,075	$0.30
Exercisable, December 31, 2009	8,066,743	$0.35

Outstanding, December 31, 2009	14,262,075	$0.30
Granted	2,750,000	0.16
Exercised	-	-
Cancelled	(1,747,524)	0.19
Outstanding, March 31, 2010 (unaudited)	15,264,551	$0.29
Exercisable, March 31, 2010 (unaudited)	8,141,284	$0.35

SPECTRUMDNA, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3- SHARE BASED PAYMENT (CONTINUED)

Common Stock Options  (Continued)

The following table summarizes information about stock options granted to employees, advisors, and board members at March 31, 2010:

Options Outstanding				Options Exercisable
Range of Exercise Prices	Number of Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (in years)	Number of Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (in years)
$0.04	1,620,000	$0.04	6.59	1,620,000	$0.04	6.59
0.50	2,690,716	0.50	7.39	2,230.269	0.50	7.37
0.55	1,870,000	0.55	8.25	1,755,417	0.55	8.25
0.56	1,020,000	0.56	8.34	436,667	0.56	8.34
0.46	400,000	0.46	8.51	400,000	0.46	8.51
0.21	20,000	0.21	8.05	20,000	0.21	8.05
0.11	3,193,834	0.11	8.93	947,843	0.11	8.93
0.17	1,000,000	0.17	9.04	239,583	0.17	9.04
0.34	250,000	0.34	9.19	104,167	0.34	9.19
0.33	200,000	0.33	9.24	154,167	0.33	9.24
0.19	250,000	0.19	9.54	28,646	0.19	9.54
0.15	750,000	0.15	9.78	42,969	0.15	9.78
0.16	1,000,000	0.16	9.80	52,083	0.16	9.80
0.20	500,000	0.20	9.80	104,167	0.20	9.80
0.14	500,000	0.14	9.97	5,208	0.14	9.97
	15,264,551	$0.29	8.46	8,141,284	$0.35	7.87

As of March 31, 2010, the aggregate intrinsic value of the options outstanding and exercisable was $102,060 and $102,060, respectively.  As of March 31, 2009, the aggregate intrinsic value of the options outstanding and exercisable was $715,868 and $209,415.  The weighted-average grant-date fair value of options granted for the periods ended March 31, 2010 and 2009 was $0.17 and $0.10, respectively.  The total fair value of shares vested during the three months ended March 31, 2010 and 2009 was $91,058 and $176,721, respectively.

SPECTRUMDNA, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 – SHARE BASED PAYMENT (CONTINUED)

Warrants

In connection with the Bridge Financing and Private Offering discussed in Note 6 below, the Company granted warrants to purchase the Company’s common stock to the investors in each offering.  The warrants have an exercise price of $0.25, vest upon grant, and are exercisable for a period of five years.

The following table sets forth information about the weighted-average fair value of warrants issued during the three months ended March 31, 2010 and the assumptions used for such grants.  No warrants were issued in the comparable period of 2009:

2010
Dividend yields	0.0%
Expected volatility	173.0% - 175.0%
Risk-free interest rate	2.26% - 2.44%
Warrant term	5 years

Changes in warrants issued to investors for the periods ended March 31, 2010, and December 31, 2009 are as follows:

	Number Of Warrants	Weighted Average Exercise Price
Outstanding, January1, 2009	-	$0
Granted	1,048,586	0.25
Exercised	-	-
Cancelled	-	-
Outstanding, December 31, 2009	1,048,586	$0.25
Exercisable, December 31, 2009	1,048,586	$0.25

Outstanding, December 31, 2009	1,048,586	$0.25
Granted	17,160,000	0.24
Exercised	-	-
Cancelled	-	-
Outstanding, March 31, 2010	18,208,586	$0.24
Exercisable, March 31, 2010	18,208,586	$0.24

The following table summarizes information about stock warrants granted to employees, investors, and board members  as of March 31, 2010 (unaudited):

Warrants Outstanding				Warrants Exercisable
Range of Exercise Prices	Number of Warrants	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (in years)	Number of Warrants	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (in years)
$0.25	1,048,586	$0.25	4.62	1,048,586	$0.25	4.62
$0.25	16,155,000	$0.25	4.83	16,155,000	$0.25	4.83
$0.10	1,005,000	$0.10	4.80	1,005,000	$0.10	4.80
	18,208,586	$0.24	4.82	18,208,586	$0.24	4.82

SPECTRUMDNA, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 – SHARE BASED PAYMENT (CONTINUED)

Warrants (Continued)

As of March 31, 2010, the aggregate intrinsic value of the warrants outstanding and exercisable was $0 and $0, respectively.  The weighted-average grant-date fair value of options granted for the periods ended March 31, 2010 was $0.17.  The total fair value of shares vested during 2010 was $1,716,000.

NOTE 4 – GOING CONCERN

The Company’s financial statements have been prepared using accounting principles generally accepted in the United States of America  applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business.  Accordingly, the consolidated financial statements do not include any adjustments related to the recoverability of assets or classification of liabilities that might be necessary should we be unable to continue as a going concern.  At March 31, 2010, while the Company’s current assets exceeded its current liabilities, it has recorded negative cash flows from operations and net losses in this period and prior fiscal years.  At March 31, 2010, the Company’s cash balance was $856,282.  The preceding circumstances combine to raise substantial doubt about the Company’s ability to continue as a going concern.

NOTE 5 – CONSULTING AGREEMENT

On July 31, 2009, the Company entered into a Consulting Agreement (the “Agreement”) with HFP Capital Markets LLC (“HFP”) pursuant to which HFP will provide certain consulting services to the Company including but not limited to assistance in securing future investment in the Company, assistance with certain corporate finance and investment banking activities, assistance with new business development, sales and marketing opportunities, and such other services as set forth therein.  The term of the Agreement is three years, although the Company may terminate upon thirty days written notice for any reason or no reason at all, but no sooner than six months from the full execution of the Agreement.  As compensation for these consulting services, the Company issued to HFP or its designees 4,000,000 shares of the Company’s restricted common stock which vested and became issuable to HFP or its designees 120 days from the full execution of the Agreement, or November 28, 2009.  As such, the shares issued were recorded as prepaid equity expenses since it is a three year agreement.  The shares were valued at $0.14 per share for a total prepayment for these fees of $560,000.  At March 31, 2010, a total amount of $62,223 had been amortized to consulting expense, with the remaining as prepaid equity expense, to be amortized over the remaining life of the agreement.

On January 15, 2010, the Company entered into a one-year consulting agreement for services rendered.  In full consideration for this agreement, the Company paid $50,000 to the consultant and issued a total of 500,000 shares of Common Stock and options to acquire an additional 500,000 shares at $0.20 per share.  The shares were valued at an average of $0.14 per share for a total prepayment for these fees of $69,000.  At March 31, 2010, $8,000 had been amortized to consulting expense, with the remaining as prepaid equity expense, to be amortized over the remaining life of the agreement.

SPECTRUMDNA, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 6 – PRIVATE FINANCING TRANSACTIONS

During September 2009, the Company commenced a private offering (“Private Offering”) of equity securities consisting of shares of common stock and common stock purchase warrants on a best efforts $1,500,000 minimum and $2,000,000 maximum basis.  The securities were offered to accredited investors only. The securities have not been registered under the Securities Act of 1933, as amended (the “Act”) and were offered in reliance upon the exemption from registration set forth in Section 4(2) and Regulation D, promulgated under the Act.  Such securities may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.  On December 8, 2009, the minimum for the offering was reduced to $1,000,000 and the offering period was extended to January 13, 2010.  During the first quarter of 2010, the offering period was extended from January 13, 2010 to February 28, 2010 and again until March 15, 2010.

During the first quarter of 2010, the Company completed three closings of the Private Offering with a total of 65 accredited investors (the “Purchasers”) for the issuance and sale of securities of the Company consisting of shares of Common Stock and common stock purchase warrants (the “Purchase Warrants”).  Pursuant to the Private Offering, the Company issued 15,150,000 shares of Common Stock and 15,150,000 Purchase Warrants.  Gross offering proceeds totaled $1,515,000.  Each of the Purchase Warrants entitles the holder thereof to purchase, at any time beginning from the final closing through five years thereafter, one share of Common Stock at a price of $0.25 per share (See Note 3).

In association with the Private Offering, the Company paid the placement agent commissions of $100,500 and a non-accountable expense allowance of $30,150.  In addition, the placement agent and its designees were issued an aggregate of 1,005,000 placement agent warrants (the “Placement Agent Warrants”) to purchase up to 1,005,000 warrant units (the “Warrant Units”) exercisable for five years at an exercise price of $0.10 per Warrant Unit with each Warrant Unit consisting of one share of Common Stock and one Purchase Warrant to acquire an additional share of Common Stock (See Note 3).  The aggregate warrants considered outstanding and exercisable from the warrant units granted is 2,010,000.

On November 2, 2009, November 12, 2009, and December 14, 2009, and in connection with a private debt offering (“Bridge Financing”), the Company raised $104,859 from five investors, including the Company’s Chief Executive Officer and Chief Operating Officer, from the issuance of six Convertible Promissory Notes (the “Notes”) in the principal amount of $104,859 due three months from issuance bearing interest at a 90-day rate of 10%.  In connection with such investments, 1,048,586 common stock purchase warrants were also granted to such investors (See Note 3).

In accordance with FASB ASC 470-20-30, the Company used the effective conversion price based on the proceeds received to compute the intrinsic value of the embedded conversion option.  The Company allocated the proceeds received from the Bridge Financing to the convertible instrument and the detachable warrants included in the exchange on a relative fair value basis.  The Company then calculated an effective conversion price and used that price to measure the intrinsic value of the embedded conversion option.  The Notes may be converted into shares of the Company’s common stock or cash at any time at the option of the holder.  The conversion price of the Notes is equal to $0.10 per share of the Company’s common stock (the “Conversion Price”).  The number of shares issuable upon conversion of the Notes shall be determined by dividing the outstanding principal amount, together with accrued but unpaid interest, to be converted by the Conversion Price in effect on the conversion date.

Since the holder has the option to convert the note to cash, as of December 31, 2009, the Company recorded a liability for the portion of the note that contained the conversion option.  Therefore, the six notes resulted in a debt discount of $104,859, with $43,834 recorded as a debt conversion liability and $61,025 as the equity component associated with the value of the warrants.  The debt discount will be accreted over the life of the respective note or 90 days.  Accretion of the debt discount at December 31, 2009 was $57,628, which was charged to the Statements of Operations.

SPECTRUMDNA, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 6 – PRIVATE FINANCING TRANSACTIONS (CONTINUED)

On January 11, 2010, two investors converted two Notes into 661,000 shares of the Company’s common stock resulting from the outstanding principal amount of $60,000 and accrued interest of $6,100.  On January 22, 2010, two additional investors, including the Company’s Chief Executive Officer and Chief Operating Officer, were repaid the interest and principal due on three Notes for a total of $22,172 in cash resulting from the outstanding principal amount of $19,859 and accrued interest of $2,314.  Finally on February 10, 2010, one investor was repaid the interest and principal due on one Note for a total of $27,667 in cash resulting from the principal amount of $25,000 and accrued interest of $2,667.  Upon conversion of the Notes, the debt conversion liability of $43,834 was deemed to be relieved by $18,834 in cash and the remaining $25,000 being deemed a gain on the conversion of convertible promissory notes. Total accretion for the period was $28,397 and was charged to the Company’s Statements of Operations.

NOTE 7 – RELATED PARTY TRANSACTIONS

During the fourth quarter of 2009, the Chief Executive Officer and the Chief Operating Officer invested a total of $19,859 in connection with the Bridge Financing as referenced in Note 6 above.  On January 22, 2010, these individuals were repaid the interest and principle due on  their three Notes for a total of $22,172 in cash resulting from the outstanding principal amount of $19,859 and accrued interest of $2,314.

NOTE 8 – SUBSEQUENT EVENTS

We have evaluated all activity of the Company and concluded that no subsequent events have occurred that would require recognition in the consolidated financial statements or disclosure in the notes to the consolidated financial statements, except as disclosed below:

Effective May 1, 2010, Kelly. A. McCrystal resigned as Chief Operating Officer of the Company and was immediately appointed to the position of Managing Director of the Company’s Addictionary product line.

WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR OTHER PERSON TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT. YOU MUST NOT RELY ON ANY UNAUTHORIZED INFORMATION. NEITHER THIS PROSPECTUS NOR ANY PROSPECTUS SUPPLEMENT IS AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THESE SECURITIES IN ANY JURISDICTION WHERE AN OFFER OR SOLICITATION IS NOT PERMITTED. NO SALE MADE PURSUANT TO THIS PROSPECTUS SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS NOT BEEN ANY CHANGE IN THE AFFAIRS OF SPECTRUMDNA, INC. SINCE THE DATE OF THIS PROSPECTUS.

UNTIL 90 DAYS AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT, ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS.  THIS IS IN ADDITION TO THE DEALERS’ OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

SPECTRUMDNA, INC.

44,519,586 SHARES OF COMMON STOCK
____________________________________

PROSPECTUS
_______________________________________

_________________, 2010

PART II

 INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.             INDEMNIFICATION OF DIRECTORS, OFFICERS AND EMPLOYEES

The Company's Bylaws (the “Bylaws”) provide that the Company will indemnify its officers and directors to the fullest extent permitted by Delaware law.  The Bylaws also provide that the Company will indemnify and hold harmless its officers and directors for any liability including reasonable costs of defense arising out of any act or omission taken on behalf of the Company, to the fullest extent allowed by Delaware law, if the officer or director acted in good faith and in a manner the officer or director reasonably believed to be in, or not opposed to, the best interests of the corporation.  The Company has also entered into indemnification agreements with the officers and directors of the Company with indemnification obligation substantially similar to those in the Bylaws, provided that they provide for advancement of funds in certain circumstances where the indemnified officers and directors have presented claims for indemnification.

In so far as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”) may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification for such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 25.             OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Expenses of the Registrant in connection with the issuance and distribution of the securities being registered are estimated as follows:

SEC Registration Fee	$253.95
Printing and Engraving Expenses	$2,500.00
Legal Fees and Expenses	$30,000.00
Accountants’ Fees and Expenses	$10,000.00
Miscellaneous Costs	$5,000.00

Total	$47,753.95

All of these expenses, except for the SEC registration fee, represent estimates only.  The Registrant will pay all of the expenses of this offering.

ITEM 26.             RECENT SALES OF UNREGISTERED SECURITIES

During the year ended December 31, 2007, the Company issued 3,975,000 shares of its common stock at $0.50 per share to various investors for cash totaling $1,987,500.

During the year ended December 31, 2007 the Company issued 26,667 shares of its common stock at $0.50 per share for services rendered in the amount of $13,336. Additionally, the Company granted 6,890,180 stock options to purchase shares of its common stock at a weighted average exercise price of $0.50.  During the year, the Company cancelled 1,450,000 stock options with a weighted average exercise price of $0.07.  No options were exercised during the year ended December 31, 2007.  As of December 31, 2007, the Company had 8,410,180 stock options outstanding.

During the year ended December 31, 2008 the Company issued 112,991 shares of its common stock at an average of $0.37 per share for services rendered in the amount of $42,208.    Additionally, the Company granted 5,260,000 stock options to purchase shares of its common stock at a weighted average exercise price of $0.54.  During the year, the Company cancelled 3,655,080 stock options with a weighted average exercise price of $0.50.  No options were exercised during the year ended December 31, 2008.  As of December 31, 2008, the Company had 10,015,100 stock options outstanding.

During the year ended December 31, 2009, the Company issued 7,579 shares of its common stock at an average of $0.55 per share for services rendered in the amount of $4,167.  Additionally, the Company granted 7,550,100 stock options to purchase shares of its common stock at a weighted average exercise price of $0.13.  During the year, the Company cancelled 3,303,125 stock options with a weighted average exercise price of $0.35.  No options were exercised during the year ended December 31, 2009.  As of December 31, 2009, the Company had 14,262,075 stock options outstanding.

On July 31, 2009, the Company entered into a three year consulting agreement with a consultant pursuant to which the consultant agreed to provide certain consulting services to the Company including but not limited to assistance in securing future investment in the Company, assistance with certain corporate finance and investment banking activities, assistance with new business development, sales and marketing opportunities, and such other services as set forth therein.  Pursuant thereto, the Company agreed to issue to consultant and its designee 4,000,000 shares of the Company’s common stock which shall vest and become issuable 120 days from the full execution of the agreement.  All of such shares were issued on January 11, 2010.

During the first quarter of 2010, the Company completed three closings of a private offering  with a total of 65 accredited investors (the “Purchasers”) for the issuance and sale of securities of the Company consisting of shares of Common Stock and common stock purchase warrants (the “Purchase Warrants”).  Pursuant to the Private Offering, the Company issued 15,150,000 shares of Common Stock and 15,150,000 Purchase Warrants.  Gross offering proceeds totaled $1,515,000.  Each of the Purchase Warrants entitles the holder thereof to purchase, at any time beginning from the final closing through five years thereafter, one share of Common Stock at a price of $0.25 per share.  In addition, in association with the private offering, the placement agent and its designees were issued an aggregate of 1,005,000 placement agent warrants (the “Placement Agent Warrants”) to purchase up to 1,005,000 warrant units (the “Warrant Units”) exercisable for five years at an exercise price of $0.10 per Warrant Unit with each Warrant Unit consisting of one share of Common Stock and one Purchase Warrant.

On November 2, 2009, November 12, 2009, and December 14, 2009, and in connection with a private debt offering (“Bridge Financing”), the Company raised $104,859 from five investors, including the Company’s Chief Executive Officer and Chief Operating Officer, from the issuance of six Convertible Promissory Notes (the “Notes”) in the principal amount of $104,859 due three months from issuance bearing interest at a 90-day rate of 10%.  In connection with such investments, 1,048,586 common stock purchase warrants were also granted to such investors.  On January 11. 2010, two investors converted two Notes into 661,000 shares of the Company’s common stock resulting from the outstanding principal amount of $60,000 and accrued interest of $6,100.

During the first quarter of 2010, the Company issued a total of 500,000 shares of Common Stock and stock options to acquire an additional 500,000 shares of its common stock at $0.20 per share and paid $50,000 to a consultant for services rendered and in full consideration for a one-year consulting agreement entered into on January 15, 2010.

In addition to the stock options granted pursuant to the consulting agreement described above, during the quarter ended March 31, 2010, the Company granted an additional 2,250,000 stock options to purchase shares of its common stock at a weighted average exercise price of $0.15.  During the quarter, the Company cancelled 1,747,524 stock options to purchase shares of its common stock at a weighted average exercise price of $0.19.  No options were exercised during the quarter ended March 31, 2010.  As of March 31, 2010, the Company had 15,264,551 stock options outstanding.

All of the foregoing securities were issued in reliance upon the exemption from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended, and/or Rule 506 thereunder.

ITEM 27.             EXHIBITS.

The following exhibits are included as part of this Form S-1.

Incorporated by
Exhibit Number	Name of Exhibit	Reference to

2.1	Agreement and Plan of Merger dated January 18, 2008 among SpectrumDNA, Inc., SpectrumDNA Holdings, Inc. and SpectrumDNA Merger Sub, Inc.	Exhibit 2.1 (1)

3.1	Certificate of Incorporation of SpectrumDNA Holdings, Inc. filed January 16, 2008 (Delaware)	Exhibit 3.1 (1)

3.2	Certificate of Amendment of Certificate of Incorporation of SpectrumDNA Holdings, Inc. filed January 23, 2008 (Delaware)	Exhibit 3.2 (1)

3.3	Certificate of Amendment of Certificate of Incorporation filed February 16, 2010 (Delaware)	Exhibit 3.1 (4)

3.4	Bylaws	Exhibit 3.3 (1)

5.1	Opinion of Kaye Cooper Fiore Kay & Rosenberg, LLP	*

10.1	Assignment of Property dated June 1, 2006 between James Banister and SpectrumDNA, Inc.	Exhibit 10.1 (1)

10.2	Assignment of Property dated June 1, 2006 between Robin Rankin and SpectrumDNA, Inc.	Exhibit 10.2 (1)

10.3	Assignment of Property dated August 30, 2006 between James Banister and Cooshoo, Inc.	Exhibit 10.3 (1)

10.4	Trademark License Agreement dated September 6, 2006 between James Banister and SpectrumDNA, Inc.	Exhibit 10.4 (1)

10.5	Lease Agreement dated July 17, 2007 between SpectrumDNA, Inc. and East West Center, LLC	Exhibit 10.5 (1)

10.6	2008 Equity Incentive Plan	Exhibit 10.1 (2)

10.7	Form of Private Offering Subscription Agreement	Exhibit 10.1 (3)

10.8	Form of Common stock Purchase Warrant	Exhibit 10.2 (3)

10.9	Form of Placement Agent Warrant	Exhibit 10.3 (3)

10.10	Registration Rights Agreement	Exhibit 10.4 (3)

21.1	Subsidiaries of the Registrant	Exhibit 21.1 (1)

23.1	Consent of Kaye Cooper Fiore Kay & Rosenberg, LLP (included in Exhibit 5.1)	*

23.2	Consent of Chisholm, Bierwolf, Nilson & Morrill LLC	*

24	Power of Attorney (included in the signature page of this Registration Statement)	*

________________

(1)	Filed as an exhibit to the Company’s Registration Statement on Form SB-2 filed on January 28, 2008, File No. 333-148883, and incorporated by reference herein.

(2)	Filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2008 filed on August 14, 2008, and incorporated by reference herein.

(3)	Filed as an exhibit to the Company’s Current Report on Form 8-K filed on January 19, 2010, and incorporated by reference herein.

(4)	Filed as an exhibit to the Company’s Current Report on Form 8-K filed on February 22, 2010, and incorporated by reference herein.

*	Filed herewith.

ITEM 28.              UNDERTAKINGS.

The undersigned Registrant hereby undertakes to:

File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

1. Include any prospectus required by Section 10(a)(3) of the Securities Act;

2. Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration  statement, and

3. Include any additional or changed material information on the plan of distribution.

For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.For the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Park City, Utah, on this 27th day of May, 2010.

SPECTRUMDNA, INC.

By:	/s/ James A. Banister
James A. Banister,
President and Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned officers and directors of SpectrumDNA, Inc, hereby severally constitute and appoint James A. Banister our true and lawful attorney-in-fact and agent, with full power of substitution, for us and in our stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this Registration Statement and all documents relating thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting to said attorney-in-fact and agent full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all the said attorney-in-fact and agent, or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ James A. Banister	President and Chief Executive	May 27, 2010
James A. Banister	Officer, Chairman of the Board
and Director
(Principal Executive Officer)

/s/ Rebecca D. Hershinger	Chief Financial Officer	May 27, 2010
Rebecca D. Hershinger	(Principal Financial Officer and
Principal Accounting Officer)

/s/ Michael Dowling	Director	May 27, 2010
Michael Dowling

/s/ James Moloshok	Director	May 26, 2010
James Moloshok

/s/ Jeffrey Nolan	Director	May 25, 2010
Jeffrey Nolan

/s/ Anthony Stonefield	Director	May 24, 2010
Anthony Stonefield

EXHIBIT INDEX

Incorporated by
Exhibit Number	Name of Exhibit	Reference to

2.1	Agreement and Plan of Merger dated January 18, 2008 among SpectrumDNA, Inc., SpectrumDNA Holdings, Inc. and SpectrumDNA Merger Sub, Inc.	Exhibit 2.1 (1)

3.1	Certificate of Incorporation of SpectrumDNA Holdings, Inc. filed January 16, 2008 (Delaware)	Exhibit 3.1 (1)

3.2	Certificate of Amendment of Certificate of Incorporation of SpectrumDNA Holdings, Inc. filed January 23, 2008 (Delaware)	Exhibit 3.2 (1)

3.3	Certificate of Amendment of Certificate of Incorporation filed February 16, 2010 (Delaware)	Exhibit 3.1 (4)

3.4	Bylaws	Exhibit 3.3 (1)

5.1	Opinion of Kaye Cooper Fiore Kay & Rosenberg, LLP	*

10.1	Assignment of Property dated June 1, 2006 between James Banister and SpectrumDNA, Inc.	Exhibit 10.1 (1)

10.2	Assignment of Property dated June 1, 2006 between Robin Rankin and SpectrumDNA, Inc.	Exhibit 10.2 (1)

10.3	Assignment of Property dated August 30, 2006 between James Banister and Cooshoo, Inc.	Exhibit 10.3 (1)

10.4	Trademark License Agreement dated September 6, 2006 between James Banister and SpectrumDNA, Inc.	Exhibit 10.4 (1)

10.5	Lease Agreement dated July 17, 2007 between SpectrumDNA, Inc. and East West Center, LLC	Exhibit 10.5 (1)

10.6	2008 Equity Incentive Plan	Exhibit 10.1 (2)

10.7	Form of Private Offering Subscription Agreement	Exhibit 10.1 (3)

10.8	Form of Common stock Purchase Warrant	Exhibit 10.2 (3)

10.9	Form of Placement Agent Warrant	Exhibit 10.3 (3)

10.10	Registration Rights Agreement	Exhibit 10.4 (3)

21.1	Subsidiaries of the Registrant	Exhibit 21.1 (1)

23.1	Consent of Kaye Cooper Fiore Kay & Rosenberg, LLP (included in Exhibit 5.1)	*

23.2	Consent of Chisholm, Bierwolf, Nilson & Morrill LLC	*

24	Power of Attorney (included in the signature page of this Registration Statement)	*
________________

(1)	Filed as an exhibit to the Company’s Registration Statement on Form SB-2 filed on January 28, 2008, File No. 333-148883, and incorporated by reference herein.

(2)	Filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2008 filed on August 14, 2008, and incorporated by reference herein.

(3)	Filed as an exhibit to the Company’s Current Report on Form 8-K filed on January 19, 2010, and incorporated by reference herein.

(4)	Filed as an exhibit to the Company’s Current Report on Form 8-K filed on February 22, 2010, and incorporated by reference herein.

*	Filed herewith.